                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                     PARTNERSHIP INTEREST PURCHASE AGREEMENT

                                  BY AND AMONG

            POINT LOMA GENPAR, INC. AND POINT LOMA ACQUISITION, INC.,
                                 AS THE BUYERS;

                            SURGICAL VENTURES, INC.,
                                 AS THE SELLER;

                                       AND

                              DAVID M. KUPFER, M.D.


                     PARTNERSHIP INTEREST PURCHASE AGREEMENT

                                TABLE OF CONTENTS
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ARTICLE I      PURCHASE AND SALE...........................................................................   2

   1.1      Purchase and Sale of the Purchased Interests...................................................   2
   1.2      Closing Date...................................................................................   2
   1.3      Consideration..................................................................................   2
   1.4      Closing Deliveries.............................................................................   3
   1.5      Further Assurances.............................................................................   4

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE SELLER AND KUPFER.....................................   4

   2.1      Organization...................................................................................   4
   2.2      Authority......................................................................................   5
   2.3      Formation Documents............................................................................   5
   2.4      Capitalization.................................................................................   5
   2.5      Title to Securities............................................................................   6
   2.6      No Subsidiaries................................................................................   6
   2.7      Title to Assets................................................................................   6
   2.8      Condition and Sufficiency of Assets............................................................   7
   2.9      Accounts Receivable............................................................................   7
   2.10     No Violation...................................................................................   7
   2.11     Governmental Authorizations....................................................................   8
   2.12     Financial Statements...........................................................................   8
   2.13     Absence of Undisclosed Liabilities.............................................................   8
   2.14     Absence of Certain Changes.....................................................................   9
   2.15     Taxes..........................................................................................  11
   2.16     Litigation.....................................................................................  12
   2.17     Compliance with Laws...........................................................................  12
   2.18     Licenses.......................................................................................  12
   2.19     Payors.........................................................................................  12
   2.20     Medical Staff Matters..........................................................................  12
   2.21     Health Care Legal Matters......................................................................  13
   2.22     Environmental Matters..........................................................................  15
   2.23     Employee Matters...............................................................................  16
   2.24     Employee Benefit Plans.........................................................................  16
   2.25     Partnership Contracts..........................................................................  18
   2.26     Intellectual Property..........................................................................  19
   2.27     Competing Interests............................................................................  19
   2.28     No Conflict of Interest........................................................................  19
   2.29     Illegal Payments...............................................................................  19
   2.30     Insurance......................................................................................  20
   2.31     Accredited Investor; Disclosure Materials......................................................  20
   2.32     Investment Intent..............................................................................  20
   2.33     Restricted Securities..........................................................................  21
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   2.34     Full Disclosure................................................................................  21

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE BUYERS................................................  21

   3.1      Organization...................................................................................  21
   3.2      Authority......................................................................................  21
   3.3      No Violation...................................................................................  22
   3.4      Governmental Authorizations....................................................................  22
   3.5      Litigation.....................................................................................  22
   3.6      No Brokers.....................................................................................  22
   3.7      Accredited Investor............................................................................  22
   3.8      Investment Intent..............................................................................  22
   3.9      Restricted Securities..........................................................................  22
   3.10     Full Disclosure................................................................................  23

ARTICLE IV     COVENANTS AND AGREEMENTS....................................................................  23

   4.1      Conduct of Business............................................................................  23
   4.2      Access and Information.........................................................................  25
   4.3      Supplemental Disclosure........................................................................  25
   4.4      Assistance with Licenses and Filings...........................................................  25
   4.5      Substitution Guarantor.........................................................................  25
   4.6      Fulfillment of Conditions by the Sellers.......................................................  25
   4.7      Fulfillment of Conditions by the Buyers........................................................  25
   4.8      Distributions in Excess of Required Capital....................................................  26
   4.9      Consent to Transfers...........................................................................  26
   4.10     Publicity......................................................................................  26
   4.11     Audit..........................................................................................  26
   4.12     Transaction Costs..............................................................................  26
   4.13     No-Shop Provisions.............................................................................  27
   4.14     Nondisclosure..................................................................................  27
   4.15     Certain Tax Matters............................................................................  27
   4.16     Employees and Employee Benefits................................................................  28
   4.17     Treatment of Partnership Assets After Closing..................................................  28
   4.18     Mutual Walk-Away...............................................................................  28

ARTICLE V      CLOSING CONDITIONS..........................................................................  29

   5.1      Conditions to Obligations of the Buyers........................................................  29
   5.2      Conditions to Obligations of the Seller and Kupfer.............................................  30

ARTICLE VI     INDEMNIFICATION.............................................................................  31

   6.1      Indemnification of the Buyers..................................................................  31
   6.2      Indemnification of the Sellers.................................................................  33
   6.3      Survival.......................................................................................  33
   6.4      Notice.........................................................................................  34
   6.5      Defense of Claims..............................................................................  34
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   6.6      Determination of Losses........................................................................  35

ARTICLE VII    MISCELLANEOUS...............................................................................  36

   7.1      Termination....................................................................................  36
   7.2      Notices........................................................................................  37
   7.3      Attorneys' Fees and Costs......................................................................  37
   7.4      Brokers........................................................................................  37
   7.5      Severability...................................................................................  38
   7.6      Counterparts...................................................................................  38
   7.7      Interpretation.................................................................................  38
   7.8      Assignment.....................................................................................  38
   7.9      Entire Agreement, Amendment....................................................................  38
   7.10     Specific Performance, Remedies Not Exclusive...................................................  38
   7.11     GOVERNING LAW..................................................................................  39
   7.12     Drafting.......................................................................................  39
   7.13     Usage..........................................................................................  39
   7.14     Certain Definitions............................................................................  39

                                                                  EXECUTION COPY

                     PARTNERSHIP INTEREST PURCHASE AGREEMENT

      This Partnership Interest Purchase Agreement (this "Agreement") is made and entered into as of December 2, 2005 (the "Effective Date"), by and among Point Loma GenPar, Inc., a Nevada corporation ("GenPar"); Point Loma Acquisition, Inc., a Nevada corporation ("Newco" and, together with GenPar, each individually a "Buyer" and collectively the "Buyers"); Surgical Ventures, Inc., a California corporation (the "Seller"); and David M. Kupfer, M.D., an individual residing in and licensed to practice medicine in the State of California ("Kupfer").

                                    RECITALS

      WHEREAS, the Seller is the legal and beneficial owner and holder of record of a general partnership interest in Point Loma Surgical Center, L.P., a California limited partnership (the "Partnership"), having a Percentage Interest (as defined in the Partnership Agreement (as defined in Section 5.1(j))) of 1% (the "GP Interest"), and is the sole general partner named in the Partnership Agreement;

      WHEREAS, the Seller is also the legal and beneficial owner and holder of record of a limited partnership interest having a Percentage Interest of 77%;

      WHEREAS, the remaining limited partnership interest in the Partnership, having an aggregate Percentage Interest of 22%, is legally and beneficially owned and held of record by the Persons (as defined in Section 2.16) identified as "Non-Selling Limited Partners" in Schedule 2.4 to this Agreement;

      WHEREAS, the Partnership engages in the business of operating the Point Loma Surgical Center located at 3434 Midway Drive, Suite 1006, San Diego, California 92110 (the "Business");

      WHEREAS, the Seller desires to sell to GenPar, and GenPar desires to purchase from the Seller, the GP Interest, on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the Seller also desires to sell to Newco, and Newco desires to purchase from the Seller, a limited partnership interest having a Percentage Interest of 50% (the "LP Interest" and, together with the GP Interest, the "Purchased Interests"), on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, Kupfer owns 100% of the issued and outstanding stock of the Seller and will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement, and the Buyers have required that Kupfer enter into this Agreement as a condition to the Buyers' execution hereof; and

      WHEREAS, Kupfer owns 100% of the issued and outstanding stock of Elite Surgical Management, Inc., a California corporation ("Elite"), which provides certain services to the

Partnership, and desires to cause Elite to sell to Surgical Center Management, Inc., a Nevada corporation and an Affiliate of the Buyers ("SCMI"), and SCMI desires to purchase from Elite, the Elite Assets (as defined in Section 1.4(g));

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

      1.1 Purchase and Sale of the Purchased Interests.

            (a) Pursuant to the terms and subject to the conditions set forth herein, GenPar hereby agrees to purchase from the Seller, and the Seller hereby agrees to sell to GenPar, the GP Interest, for the consideration set forth in Section 1.3(a).

            (b) Pursuant to the terms and subject to the conditions set forth herein, Newco hereby agrees to purchase from the Seller, and the Seller hereby agrees to sell to Newco, the LP Interest, for the consideration set forth in Section 1.3(b).

      1.2 Closing Date. The consummation of the sale and purchase of the Purchased Interests (the "Closing") will take place at the offices of Vsource, Inc., a Delaware corporation and indirect parent of the Buyers ("VSCE"), located at 7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92037, at 11:00 a.m. local time on January 31, 2006, or at such other date, time and place as is mutually agreed among the parties or, if all of the conditions to the obligations of the parties set forth in Article V have not been satisfied or waived by January 31, 2006, and there is no agreement among the parties as to another day, on the day that is two business days following the date on which all such conditions (other than those conditions to be satisfied at the time of the Closing) have been satisfied or waived (such date being herein called the "Closing Date"). The Closing will be effective as of 12:01 a.m. on the Closing Date.

      1.3 Consideration.

            (a) As consideration in full for the sale and purchase of the GP Interest, GenPar will pay to the Seller an aggregate of $25,000 (the "GP Purchase Price"). The GP Purchase Price will be payable at the Closing by the transfer by GenPar to the Seller of the Series A GP Shares (as defined below).

            (b) As consideration in full for the sale and purchase of the LP Interest, Newco will pay to the Seller an aggregate of $1,250,000 (the "LP Purchase Price"). The LP Purchase Price will be payable at the Closing by the issuance by Newco to the Seller of the Series A LP Shares and the Series B Shares (each as defined below).

            (c) "Series A Preferred Stock" means the Series A Exchangeable Preferred Stock, par value $0.01 per share, of Newco, the Certificate of Designation of which will be substantially in the form of Exhibit A attached hereto;

            (d) "Series A GP Shares" means the 2,500 shares of Series A Preferred Stock that will be issued to GenPar by Newco prior to the Closing, and which will be transferred to the Seller by GenPar at the Closing as full consideration for the sale and purchase of the GP Interest;

            (e) "Series A LP Shares" means the 29,375 shares of Series A Preferred Stock that will be issued to the Seller by Newco at the Closing as partial consideration for the sale and purchase of the LP Interest;

            (f) "Series B Preferred Stock" means the Series B Exchangeable Redeemable Preferred Stock, par value $0.01 per share, of Newco, the Certificate of Designation of which will be substantially in the form of Exhibit B attached hereto (the "Series B Certificate of Designation");

            (g) "Series B Shares" means the 19,125 shares of Series B Preferred Stock that will be issued to the Seller by Newco at the Closing as partial consideration for the sale and purchase of the LP Interest;

      1.4 Closing Deliveries. At the Closing:

            (a) GenPar will transfer to the Seller the Series A GP Shares, and will deliver to the Seller certificates representing the Series A GP Shares, duly endorsed for transfer or accompanied by a stock power duly executed in blank, and any other documents that are necessary to transfer to the Seller good title to the Series A GP Shares;

            (b) Newco will issue to the Seller the Series A LP Shares and the Series B Shares, and will deliver to the Seller certificates representing the Series A LP Shares and the Series B Shares and any other documents that are necessary to transfer to the Seller good title to the Series A LP Shares and the Series B Shares;

            (c) the Seller will execute and deliver to the Buyers any documents that are necessary to transfer to GenPar and Newco good title to the GP Interest and the LP Interest, respectively, including, without limitation, the Assignment of GP Interest and the Assignment of LP Interest (as defined in Sections 5.1(m) and (n), respectively);

            (d) GenPar will be admitted to the Partnership as successor general partner in accordance with Section 12.19 of the Partnership Agreement;

            (e) Newco will be admitted to the Partnership as a limited partner in accordance with Section 12.8 of the Partnership Agreement;

            (f) the Seller will transfer and deliver to GenPar the originals or copies of all of the books, records, ledgers, electronic media, proprietary information and other data and all other written or electronic depositories of information of and relating to the Partnership;

            (g) Kupfer will cause Elite to execute and deliver to SCMI any documents that are necessary to transfer to SCMI good title to, a valid leasehold interest in or a valid and enforceable right to use, as applicable, any and all assets owned, leased or otherwise used by Elite, in connection with its provision of services to the Partnership or otherwise (collectively, the "Elite Assets"), including, without limitation, a Bill of Sale, substantially in the form of Exhibit C attached hereto (the "Bill of Sale"), which Bill of Sale will include a complete and accurate listing of all of the Elite Assets; and

            (h) the Buyers and the Seller will execute and deliver the documents required to be delivered by each of them pursuant to Article V.

      1.5 Further Assurances. At or after the Closing, and without further consideration, the Seller will execute and deliver to Newco or GenPar such further instruments of conveyance and transfer as either of them may reasonably request in order more effectively to convey and transfer the GP Interest to GenPar or the LP Interest to Newco, respectively, or for aiding, assisting, collecting and reducing to possession any of the Purchased Interests and exercising rights with respect thereto. The parties agree to cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement before and after the Closing, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby, including, without limitation, providing any information necessary to complete as well as execute one or more Federal Health Care Provider/Supplier Enrollment Application CMS Form 855B.

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE SELLER AND KUPFER

      As a material inducement to the Buyers to enter into this Agreement and consummate the transactions contemplated hereby, the Seller and Kupfer, jointly and severally, represent and warrant to the Buyers that the statements contained in this Article II (subject to the disclosures contained in the Schedules referenced herein) are true and correct as of the Effective Date. The disclosures in any particular Schedule referenced herein shall qualify as disclosures with respect to all other Schedules referenced herein only where specifically cross-referenced or, in the absence of a specific cross-reference, only where the disclosure made in any particular Schedule referenced herein is sufficient on its face, without reference to attachments or underlying documentation (excluding appendices to the Schedules, which shall be deemed part of the Schedules), to alert the Buyers to the relevance of the disclosure to such other Schedules referenced herein.

      2.1 Organization. The Partnership is a limited partnership and the Seller is a corporation, each duly organized, validly existing and in good standing under the laws of the State of California, and each has full power to own its properties and to conduct its business as presently conducted. The Partnership is not qualified to do business in any foreign jurisdiction, and no such qualification is now required or will be required prior to the Closing. Set forth in Schedule 2.1 is a list of all fictitious business names under which the Partnership operates, all of which are registered in the County of San Diego.

      2.2 Authority. Each of the Seller and Kupfer has all requisite power, authority and capacity, corporate, individual or otherwise, to execute, deliver and perform under this Agreement and the other agreements, certificates and instruments to be executed by the Seller or Kupfer in connection with or pursuant to this Agreement (collectively, the "Seller Documents"). The execution, delivery and performance by the Seller of each Seller Document to which it is a party has been duly authorized by all necessary action, corporate or otherwise, on the part of the Seller. This Agreement has been, and at the Closing the other Seller Documents will be, duly executed and delivered by the Seller and Kupfer (to the extent each is a party thereto). This Agreement is, and, upon execution and delivery by the Seller and Kupfer at the Closing, each of the other Seller Documents will be, a legal, valid and binding agreement of the Seller and Kupfer (to the extent each is a party thereto), enforceable against the Seller and Kupfer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      2.3 Formation Documents. The Seller or Kupfer has delivered to the Buyers true, correct and complete copies of the Partnership's certificate of limited partnership, all partnership agreements in effect during the last five years, minute books and equity record books, as applicable. Such records include minutes or consents reflecting all actions taken by the general partner or the limited partners of the Partnership from the date of organization of the Partnership through the Effective Date.

      2.4 Capitalization.

            (a) Set forth in Schedule 2.4 is a complete and accurate list of all of the ownership interests in the Partnership and the capital account balances associated therewith. The Purchased Interests have been duly authorized and validly issued in compliance with all applicable Laws (as defined in Section 2.17) and the provisions of the Partnership Agreement or any applicable predecessor operating agreement of the Partnership, and are fully paid and nonassessable and free of preemptive rights. The Partnership does not have any equity interests reserved for issuance.

            (b) There are no outstanding options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments obligating the Seller or the Partnership, directly or indirectly, to issue, sell, purchase, acquire or otherwise transfer or deliver any equity interest in the Partnership, or any agreement, document, instrument or obligation convertible or exchangeable therefor. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Partnership. There are no voting trusts, proxies or other agreements or understandings to which the Seller or the Partnership is a party or by which the Seller or the Partnership is bound with respect to the voting of any equity interest in the Partnership. Neither the GP Interest nor the LP Interest was issued in violation of the

      Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities Laws.

      2.5 Title to Securities. The Seller owns of record and beneficially the Purchased Interests, free and clear of any obligation, lien, claim, pledge, security interest, liability, charge, contingency or other encumbrance or claim of any nature (a "Lien") other than as provided in the Partnership Agreement. Upon sale of the Purchased Interests and delivery of certificates (or other transfer documents included in the Seller Documents) therefor to the Buyers hereunder, GenPar will acquire the entire legal and beneficial interests in the GP Interest and Newco will acquire the entire legal and beneficial interests in the LP Interest, each free and clear of any Lien and subject to no legal or equitable restrictions of any kind other than as provided in the Partnership Agreement.

      2.6 No Subsidiaries. The Partnership does not have any subsidiaries or own any equity or debt interest or any form of proprietary interest in any Person, or any obligation, right or option to acquire any such interest.

      2.7 Title to Assets.

            (a) Set forth in Schedule 2.7(a) is a complete and accurate list (including the street address, where applicable) of: (i) all real property owned by the Partnership; (ii) all real property leased by the Partnership; (iii) each vehicle owned or leased by the Partnership; and
      (iv) each other tangible asset owned or leased by the Partnership and having a book value in excess of $5,000. No tangible or intangible asset used in or associated with the Business is owned or leased by the Seller, Kupfer or any Affiliate (as defined in Section 7.14(a)) of the Seller or Kupfer (other than the Partnership).

            (b) The Partnership has good and marketable title to all of the assets it purports to own and used in connection with the Business, and owns all of such assets free and clear of any Liens, other than Liens set forth in Schedule 2.7(b), all of which will be released at or prior to the Closing, and Permitted Liens (as defined in Section 7.14(e)). The Partnership holds a valid leasehold interest in or otherwise has a valid and enforceable right to use all of the assets used in connection with the Business that it does not own.

            (c) The real property owned or leased by the Partnership (the "Real Property") is zoned for a classification that permits the continued use of the Real Property in the manner currently used by the Partnership. Improvements included in the assets of the Partnership were constructed, and remain, in compliance with all applicable covenants, conditions, restrictions and material Laws affecting the Real Property. Final certificates of occupancy have been issued for the improvements on the Real Property permitting the existing use of such improvements. There are no actions pending or, to the Knowledge of the Seller or Kupfer, threatened that would alter the current zoning classification of the Real Property or alter any applicable covenants, conditions, restrictions or material Laws that would adversely affect the use of the Real Property in the Business. Neither the Partnership nor the Seller or Kupfer has received notice from any insurance company or Governmental Entity (as defined in Section 2.11) of any defects or inadequacies in the Real Property or the improvements thereon that would adversely affect the insurability or usability of the Real Property or such improvements or prevent the issuance of new insurance policies thereon at rates not materially higher than present rates. To the Knowledge of the Seller or Kupfer, no fact or condition exists that would result in the discontinuation of necessary utilities or services to the Real Property or the termination of current access to and from the Real Property. The Seller is not a "foreign person" as that term is defined in Sections. 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations.

      2.8 Condition and Sufficiency of Assets. The assets of the Partnership, including any assets held under leases or licenses: (i) include all assets used in the Business; (ii) are in good condition and repair, ordinary wear and tear excepted; (iii) have been properly and regularly maintained in all material respects; (iv) conform in all material respects to all applicable Laws relating to their construction, use, operation and maintenance; and (v) constitute all assets used by the Partnership in the conduct of the Business.

      2.9 Accounts Receivable. Set forth in Schedule 2.9 is a complete and accurate schedule of the accounts receivable of the Partnership as of the Effective Date, for dates of service commencing on or after __________ ___, 2005 (collectively and together with all accounts receivable of the Partnership created after the Effective Date, the "Accounts Receivable"). The Accounts Receivable represent or will represent valid obligations arising from sales actually made or services actually performed by the Partnership in the ordinary course of business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Latest Balance Sheet (which reserves are adequate, commercially reasonable and calculated consistent with past practices and will not represent a Material Adverse Effect in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of such Accounts Receivable either has been or, to the Knowledge of the Seller or Kupfer will be, collected in full, without any setoff, within 60 days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff under any agreement with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable, other than returns in the ordinary course of business and consistent with past practices of the Partnership or normal reductions pursuant to contracts with the Payors (as defined in Section 2.19) which set forth lower reimbursement rates than the gross amount of receivable invoiced.

      2.10 No Violation. Except as set forth in Schedule 2.10, neither the execution or delivery of the Seller Documents nor the consummation of the transactions contemplated thereby, including without limitation the sale of the Purchased Interests to the Buyers, will, to the Knowledge of the Seller or Kupfer, conflict with or result in the breach of any term or provision of, require any consent, approval, ratification, waiver, notification, license, permit, order or other authorization (including any Governmental Authorization (as defined in Section 2.11)) (collectively, "Consents") or violate or constitute a default under (or an event that with notice or the lapse of time or both would constitute a breach or default), or result in the creation of any Lien on the Purchased Interests or the assets of the Partnership pursuant to, or relieve any third party of any obligation to the Partnership or give any third party the right to terminate or accelerate any obligation under, any charter provision, bylaw, provision of the Partnership Agreement, Partnership Contract (as defined in Section 2.25(a)), License (as defined in Section 2.18) or Law to which the Seller or the Partnership is a party or by which any assets of the Partnership or otherwise used in the Business is in any way bound or obligated.

      2.11 Governmental Authorizations. Except as set forth in Schedule 2.11, to the Knowledge of the Seller or Kupfer, no Consent, franchise, grant, identification or registration number, easement, variance, exemption or certificate issued, granted, given or otherwise made available by or under the authority of, or registration, qualification, designation, declaration or filing with, any nation, state, county, city, town, village, district or other jurisdiction of any nature; federal, state, local, municipal, foreign or other government; governmental or quasi-governmental agency, authority, commission, board or other body of any nature (including any governmental branch, department, official or entity and any court or other tribunal); multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (collectively, each a "Governmental Entity"), or required pursuant to any applicable Laws (collectively, each a "Governmental Authorization"), is required on the part of the Seller or the Partnership in connection with the sale and purchase of the Purchased Interests or any of the other transactions contemplated by this Agreement.

      2.12 Financial Statements. Attached as Schedule 2.12 are true and complete copies of (a) the unaudited balance sheet of the Partnership (collectively, the "Latest Balance Sheet") as of November 30, 2005 (the "Latest Balance Sheet Date") and the related unaudited statements of operations and cash flow of the Partnership for the nine months then ended; and (b) the audited balance sheets of the Partnership as of December 31, 2003 and 2004 and the related audited statements of operations and cash flow for the periods then ended (collectively, the "Financial Statements"). The Financial Statements present fairly the financial condition of the Partnership at the dates specified and the results of its operations for the periods specified and have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") except, with respect to the unaudited Financial Statements, for the absence of footnote disclosure and for changes resulting from normal year-end adjustments for recurring accruals (which will not be material individually or in the aggregate). The Financial Statements do not contain any items of a special or nonrecurring nature, except as expressly stated therein. The Financial Statements have been prepared from the books and records of the Partnership, which accurately and fairly reflect the transactions of, acquisitions and dispositions of assets by, and incurrence of Liabilities (as defined in Section 2.13(a)) by the Partnership.

      2.13 Absence of Undisclosed Liabilities.

            (a) The Partnership has no direct or indirect debts, obligations or liabilities of any nature, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted (collectively, "Liabilities") except for: (i) Liabilities reflected on the Latest Balance Sheet, including any reserves (and, for this purpose, a Liability shall be deemed to be included in a reserve if it is the type of Liability for which such reserve was established, regardless of whether such Liability is actually included in the reserve, provided that the aggregate amount of all Liabilities actually included or deemed to be included in the reserve do not exceed the aggregate amount of the reserve reflected on the Latest Balance Sheet, and provided further that if the aggregate amount of all such Liabilities actually included or deemed to be included in the reserve exceeds the aggregate amount of such reserve, this representation and warranty will be deemed breached only to the extent of such excess); (ii) current Liabilities incurred in the ordinary course of business and consistent with past practices after the Latest Balance Sheet

      Date; (iii) Liabilities incurred in the ordinary course of business and consistent with past practices under the Partnership Contracts and under other agreements entered into by the Partnership in the ordinary course of business that are not included within the definition of Partnership Contracts set forth in Section 2.25, which Liabilities are not required by GAAP to be reflected in the Latest Balance Sheet; and (iv) Liabilities disclosed in the Schedules to this Agreement.

            (b) Set forth in Schedule 2.13(b) is a complete and accurate list of the principal balance of all long-term and short-term Liabilities of the Partnership (other than trade accounts payable incurred in the ordinary course of business and consistent with past practices) as of the Latest Balance Sheet Date, as well as the name of the lender or creditor with respect to each such Liability.

            (c) For purposes of this Agreement, "ordinary course" Liabilities include only liabilities and obligations incurred in the normal course of business of the Partnership, consistent with past practices and amounts, and do not include, without limitation, any Liabilities under an agreement or otherwise that result from any breach or default (or event that with notice or lapse of time would constitute a breach or default), tort, infringement or violation of Law by the Partnership, the Seller or Kupfer.

      2.14 Absence of Certain Changes. Since the Latest Balance Sheet Date, except as set forth in Schedule 2.14, there has not been:

            (a) any Material Adverse Effect with respect to the Partnership, or with respect to the manner in which the Partnership conducts the Business;

            (b) any declaration, setting aside or payment of any dividends or distributions in respect of any equity interests in the Partnership or any redemption, purchase or other acquisition by the Partnership of any of its equity interests, except as contemplated by this Agreement;

            (c) any payment or transfer of assets (including without limitation any distribution or any repayment of indebtedness) to or for the benefit of any equityholder of the Partnership, other than compensation and expense reimbursements paid in the ordinary course of business and consistent with past practice;

            (d) any revaluation by the Partnership of any of its assets, including the writing down or off of notes or Accounts Receivable and the writing down of the value of inventory, other than in the ordinary course of business and consistent with past practice;

            (e) any entry by the Partnership into any commitment or transaction material to the Partnership including, without limitation, incurring or agreeing to incur capital expenditures or to make payments to customers (other than pursuant to agreements listed in Schedule 2.25(a)) in excess of $5,000, individually or in the aggregate;

            (f) any increase in indebtedness for borrowed money, or any issuance or sale of any debt securities, or any assumption, guarantee or endorsement of any Liability of any other Person, or any loan or advance to any other Person;

            (g) any breach or default (or event that with notice or lapse of time would constitute a breach or default), termination or threatened termination under any Partnership Contract binding on the Partnership or to which any asset of the Partnership is subject;

            (h) any change by the Partnership in its accounting methods, principles or practices;

            (i) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other employee benefit plan, or any increase in the compensation payable or to become payable to the Seller or any officers or employees of the Partnership, except for annual merit increases in salaries or wages in the ordinary course of business and consistent with past practice;

            (j) the termination of employment (whether voluntary or involuntary) of any officer or key employee of the Partnership or the termination of employment (whether voluntary of involuntary) of employees of the Partnership in excess of historical attrition in personnel;

            (k) any theft, condemnation or eminent domain proceeding or any damage, destruction or casualty loss affecting any asset used in the Business, whether or not covered by insurance;

            (l) any sale, assignment or transfer of any asset used in the Business, except sales of inventory or obsolete equipment in the ordinary course of business and consistent with past practice;

            (m) any waiver by the Partnership or any equityholder of the Partnership of any rights related to the Business;

            (n) any action other than in the ordinary course of business and consistent with past practice, to pay, discharge, settle or satisfy any claim or Liability;

            (o) any settlement or compromise of any pending or threatened suit, action, or claim relevant to the transactions contemplated by this Agreement;

            (p) any issuance, sale or disposition, or agreement to issue, sell or dispose, of any equity interest in the Partnership, or any instrument or other agreement convertible or exchangeable for any equity interest in the Partnership;

            (q) any authorization, recommendation, proposal or announcement of an intention to adopt a plan of complete or partial liquidation or dissolution of the Partnership;

            (r) any acquisition, or investment in the equity or debt securities of any Person (including in any joint venture or similar arrangement) by the Partnership;

            (s) any other transaction, agreement or commitment entered into or affecting the Business or the Partnership, except in the ordinary course of business and consistent with past practice; or

            (t) any agreement or understanding to do or resulting in any of the foregoing.

      2.15 Taxes.

            (a) The Partnership has filed or caused to be filed on a timely basis all Tax returns that are or were required to be filed by it. The Partnership has timely paid all Taxes that have become due and payable as Taxes imposed on it, pursuant to such Tax returns or otherwise, or pursuant to any assessment received by it, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the Latest Balance Sheet.

            (b) The Partnership has not requested or been granted an extension of time for filing any Tax return that has not yet been filed.

            (c) The charges, accruals and reserves with respect to Taxes on the books of the Partnership are accurate. To the Knowledge of the Seller or Kupfer, there exists no proposed tax assessment against the Partnership except as disclosed in the Latest Balance Sheet. All Taxes that the Partnership is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (d) All Tax returns filed by the Partnership are true, correct, and complete in all material respects.

            (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Partnership for any taxable period.

            (f) No audit, examination or similar proceeding is pending or, to the Knowledge of the Seller or Kupfer, threatened with respect to the Partnership or any Tax return filed by the Partnership.

            (g) The Partnership has never made an election to be taxed as an association taxable as a corporation for federal income tax purposes.

            (h) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation: (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes; (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind; and (iii) interest, penalties and additions to tax imposed with respect thereto.

      2.16 Litigation. Except as set forth on Schedule 2.16, there are currently no pending or, to the Knowledge of the Seller or Kupfer, threatened lawsuits, administrative proceedings, reviews or formal or informal complaints or investigations (collectively "Litigation"), in each case by any individual, corporation, partnership, Governmental Entity or other entity (collectively, a "Person") against or relating to the Partnership or any equityholder, officer, employee or agent (in their capacities as such) of the Partnership or to which any of the assets of the Partnership is subject. The Partnership is not subject to or bound by any currently existing judgment, order, writ, injunction, decree, ruling or charge. Neither the Seller nor Kupfer has any reason to believe that any such Litigation may be brought or threatened against the Partnership. The Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree, ruling or charge of any court or Governmental Entity prohibiting the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. There are no malpractice claims or Liabilities against the Partnership or the Seller and, to the Knowledge of the Seller or Kupfer, no facts exist that might be the basis for a malpractice claim or Liability against the Partnership or the Seller.

      2.17 Compliance with Laws. The Partnership is currently complying with and has at all times complied with each applicable federal, state, local or foreign constitution, statute, law, code, ordinance, decree, order, rule or regulation of any Governmental Entity and all orders and decrees of courts, tribunals and arbitrators (collectively, "Laws"), in all material respects.

      2.18 Licenses. The Partnership owns, possesses or holds from each appropriate Governmental Entity all licenses, permits, authorizations, approvals, quality certifications, franchises or rights (collectively, "Licenses") issued by any Governmental Entity necessary to conduct the Business. Set forth in Schedule 2.18 is a complete and accurate list of each such License. No loss or expiration of any such License is pending or, to the Knowledge of the Seller or Kupfer, threatened or reasonably foreseeable, other than expiration in accordance with the terms thereof of Licenses that may be renewed in the ordinary course of business without lapsing. Each such License is now and as of the Closing will be in good standing and not subject to meritorious challenge.

      2.19 Payors. Set forth in Schedule 2.19 is a complete and accurate list of each third-party payor or provider that is doing or has done business with the Partnership and accounted for 10% or more of the revenues of the Partnership for the year ended December 31, 2004 or for the interim period ending on the Latest Balance Sheet Date (collectively, the "Payors"). None of the Payors has threatened, or notified the Seller or Kupfer of any intention, to terminate or materially alter its relationship with the Partnership, or materially alter the amount of the business that such Payor is presently doing with the Partnership, and none of the Seller, Kupfer or the Partnership has any information, or is aware of any facts, indicating that any Payor intends to do any of the foregoing, either as a result of the transactions contemplated by this Agreement or otherwise. Except as set forth in Schedule 2.19, there has been no change in pricing or pricing structure (other than ordinary course changes consistent with past practices) with any Payor and there has been no dispute with a Payor, in each case since January 1, 2005.

      2.20 Medical Staff Matters. Set forth in Schedule 2.20 is a list of all providers in good standing on the medical staff of the Partnership. There are no pending or, to the Knowledge of the Seller or Kupfer, threatened disputes with applicants, staff members or health professional affiliates and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

      2.21 Health Care Legal Matters.

            (a) The Partnership has complied, and is in compliance, with all applicable Laws regulating the financing, reimbursement, payment, acquisition, construction, operation, maintenance or management of a health care practice, facility, provider or payor, including, without limitation: (i) 42 U.S.C. Sections 1320a-7, 7a and 7b, which are commonly referred to as the "Federal Anti-Kickback Statute"; (ii) 42 U.S.C.
      Section 1395nn, which is commonly referred to as the "Stark Statute";
      (iii) 31 U.S.C Sections 3729-3733, which is commonly referred to as the "Federal False Claims Act"; (iv) Titles XVIII and XIX of the Social Security Act, implementing regulations and program manuals; and (v) 42 U.S.C. Sections 1320d-1320d-8 and 42 C.F.R. Sections 160, 162 and 164, which is commonly referred to as "HIPAA" (the foregoing hereinafter collectively referred to as "Health Care Laws"), applicable to the Business. The Partnership has maintained all records required to be maintained in connection with the Medicare and Medicaid programs established under Titles XVIII and XIX of the Social Security Act, and such other similar federal, state or local reimbursement or governmental programs, managed care plans and any other private health care insurance programs and employee assistance programs, as well as any future similar programs, for which the Partnership is eligible (the foregoing hereinafter referred to collectively as the "Payor Source Programs") as required by applicable Health Care Laws.

            (b) Without limiting the foregoing, the Partnership has not, and neither the Seller nor Kupfer has (with respect to the Partnership or the Business), and to the Knowledge of the Seller or Kupfer none of the Non-Selling Limited Partners has (with respect to the Partnership or the Business), engaged in any activities that are prohibited under any Health Care Laws or any other federal or state statutes related to false or fraudulent claims, the regulations promulgated pursuant to such statutes, or any related state or local statutes or regulations, including, without limitation, the following:

                  (i) knowingly and willfully making or causing to be made any false statement or representation of material fact in any application for any benefit or payment;

                  (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  (iii) failing to disclose knowledge by a claimant of the
            occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or

                  (iv) knowingly and willfully soliciting or receiving any
            remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration in return for (A) referring an individual for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Payor Source Programs; or (B) purchasing, leasing, or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by a Payor Source Program.

            (c) The Partnership has no financial relationships (whether or not memorialized in writing) with any physician or any immediate family member of any physician in connection with the Business. For purposes of this
      Section 2.21(c), the term "financial relationship" has the meaning set forth in the Stark Statute.

            (d) The Partnership is certified for participation and reimbursement and qualified as a participating provider under the Payor Source Programs set forth in Schedule 2.21(d). The Partnership has current provider numbers and provider agreements for such Payor Source Programs as are set forth in Schedule 2.21(d). There are no pending appeals, overpayment determinations, challenges, audits, litigation, or notices of intent to open Payor Source Programs' claim determinations or other reports required to be filed by the Partnership, except for such appeals of individual claim denials that occur in the ordinary course of business. None of the Seller, Kupfer or the Partnership has received any notice indicating that the Partnership's qualification as a participating provider may be terminated or withdrawn nor do any of them have any reason to believe that such qualification may be terminated or withdrawn. The Partnership has timely filed all claims or other reports required to be filed with respect to the purchase of products or services by third-party payors (including Payor Source Programs), and all such claims or reports are complete and accurate in all respects. The Partnership has no Liability to any third-party payor with respect thereto, except for Liabilities incurred in the ordinary course of business.

            (e) With respect to the Business, neither the Seller nor Kupfer, nor, to the Knowledge of the Seller or Kupfer, any officer or employee of the Partnership or any other party to any contract with the Partnership:

                  (i) has been convicted of or charged with any violations of law related to Medicare, Medicaid, any other Federal Health Care Program (as defined in 42 U.S.C. Section 1320a-7b(f)), or any other Payor Source Program;

                  (ii) has been convicted of, charged with or investigated for any violation of law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances;

                  (iii) is excluded, suspended or debarred from participation, or is otherwise ineligible to participate, in any Payor Source Program or has committed any violation of law which is reasonably expected to serve as the basis for any such exclusion, suspension, debarment or other ineligibility; or

                  (iv) has violated or is presently in violation of any Health
            Care Laws.

      2.22 Environmental Matters.

            (a) Except as described in Schedule 2.22: (i) the properties, operations and activities of the Partnership are and at all times have been in compliance with all applicable Environmental Laws in all respects; including without limitation by having all Licenses required to be obtained or filed by the Partnership under any Environmental Law in connection with any aspect of the operation of the Business, and the Partnership is in compliance with the terms and conditions of all such Licenses; (ii) none of the Real Property contains any Hazardous Material in amounts exceeding the levels permitted by applicable Environmental Laws as a result of the Partnership's operations or activities or, to the Knowledge of the Seller or Kupfer, for any other reason; (iii) during the past five years, the Partnership has not received any notices, demand letters or requests for information from any Governmental Entity or other Person indicating that the Partnership may be in violation of, or liable under, any Environmental Law, or relating to any of its current or former assets; (iv) except with respect to matters that have been fully resolved with no continuing Liability to the Partnership, no reports have been filed, or are required to be filed, by (or relating to) the Partnership concerning any release of any Hazardous Material or the threatened or actual violation of any Environmental Law; (v) no Person or property has been exposed to Hazardous Material, and no Hazardous Material has been disposed of, released or transported, in violation of any applicable Environmental Law to or from any Real Property or as a result of any activity of the Partnership; (vi) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any Environmental Law conducted by or on behalf of, or which are in the possession of, the Partnership or the Seller relating to the Business or the activities of the Partnership or any of the Real Property that have not been delivered to the Buyers prior to the Effective Date; (vii) there are no underground storage tanks on, in or under any of the Real Property, and no underground storage tanks have been closed or removed from any of the Real Property; (viii) there is no asbestos present in any of the Real Property in violation of any Environmental Law, (ix) neither the Partnership nor any of its assets is subject to any Liabilities relating to any suit, settlement, Law, judgment or claim asserted or arising under any Environmental Law; (x) the Partnership has satisfied and is currently in compliance with all financial responsibility requirements applicable to its operations and imposed by any Governmental Entity under any Environmental Laws; and (xi) there are no environmental conditions either (A) existing on the Partnership's property or (B) resulting from the Partnership's operations or activities, whether past or present, that would give rise to any on-site or off-site remediation obligations under any Environmental Laws.

            (b) As used herein, "Environmental Law" means any applicable Laws, License or agreement with any Governmental Entity relating in any manner to Hazardous Materials, pollution, contamination, or the protection of the environment enacted or in effect in any and all jurisdictions in which the Partnership owns property or conducts the Business.

            (c) As used herein, "Hazardous Material" means any substance whether solid, liquid or gaseous that: (i) is listed, defined, classified or regulated as a "Hazardous Material," "hazardous material," hazardous waste," extremely hazardous waste," toxic substance," "sludge," "pollutant," "contaminant," or is otherwise listed, defined classified or regulated in similar fashion, such as dangerous, hazardous, or toxic, in or pursuant to any Environmental Law; or (ii) is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, crude oil or any fraction thereof, or motor fuel or other refined or process petroleum hydrocarbons.

      2.23 Employee Matters. Set forth in Schedule 2.23 is a complete and accurate list of all current employees of the Partnership, including date of employment, current title and compensation, and date and amount of last increase in compensation. There are no written or oral employment agreements between the Partnership and any of its employees. All of the Partnership's employees are employees at will and may be terminated by the Partnership, without prior notice, for any reason or for no reason. In relation to its employees, both present and former, the Partnership has: (a) complied with all obligations imposed on it by all Laws relevant to the relations between it and its employees or any disclosed trade union; (b) maintained adequate and suitable records regarding the service of each of its employees; and (c) withheld all income tax required by the Code or by applicable state and local Laws, and payments due for social security contributions (including the employer's contributions) and any other amount required to be withheld under any federal, state or local Laws, from salaries, wages and bonuses paid by the Partnership, complied with all withholding requirements and maintained proper records in respect of the foregoing. The Partnership has no collective bargaining, union or labor agreements, contracts or other arrangements with any group of employees, labor union or employee representative and there is no organization effort currently being made or, to the Knowledge of the Seller or Kupfer, threatened by or on behalf of any labor union with respect to employees of the Partnership. The Partnership has not experienced, and, to the Knowledge of the Seller or Kupfer, there is no basis for, any strike, labor trouble, work stoppage, slow down or other interference with or impairment of the Business.

      2.24 Employee Benefit Plans.

            (a) The Partnership has no "Employee Benefit Plans." The term "Employee Benefit Plans" means (a) any "employee benefit plan" or "plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (b) all plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discounts, educational benefits or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, performance share, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) is, or has been within the past five years, established, maintained or contributed to by the Partnership or any other corporation or trade or business under common control with the Partnership (an "ERISA Affiliate") as determined under Section 414(b),
      (c), (m) or (o) of the Code, or with respect to which the

      Partnership has or may have any Liability; or (ii) provides benefits, or describes policies or procedures of the Partnership or any of its Affiliates applicable, to any present or former officer, employee or dependent thereof of the Partnership, regardless of whether funded. The term "Employee Benefit Plans" also includes any written or oral representations made to any present or former officer or employee of the Partnership by the Partnership or its Affiliates promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code
      Section 4980B) or a similar provision of state law.

            (b) Neither the Seller nor the Partnership is party to any "multiple employer plan" or "multi-employer plan" (as described or defined in ERISA or the Code).

            (c) Neither the Partnership, the Seller nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any Employee Benefit Plan that would affect any present or former officer or employee of the Partnership, or any dependent or beneficiary thereof.

            (d) There is no Employee Benefit Plan that is maintained or contributed to by the Partnership, the Seller or any ERISA Affiliate with respect to which the Partnership has or may have any Liability that is or was subject to Part 3 of Title I of ERISA or Title IV of ERISA.

            (e) The Buyers will not assume any Employee Benefit Plans of the Partnership or take on any Liability relating to any Employee Benefit Plans of the Partnership.

            (f) The Partnership does not provide, nor is it obligated to provide, benefits, including without limitation death, health, medical, or hospitalization benefits (whether or not insured), with respect to current or former officers or employees of the Partnership, or their dependents or beneficiaries, beyond their retirement or other termination of employment other than (i) coverage mandated by applicable Law; (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA; or (iii) deferred compensation benefits accrued as liabilities on the books of the Partnership.

            (g) No Liability under Title IV of ERISA or Section 412 of the Code has been incurred (directly or indirectly) by the Partnership or any ERISA Affiliate that has not been satisfied in full.

            (h) Neither the Partnership nor any ERISA Affiliate maintains or has ever participated in a multiple employer welfare arrangement as described in Section 3(40)(A) of ERISA for which the Partnership may become liable under ERISA.

            (i) No Lien has been filed by any Person and no Lien exists by operation of Law or otherwise on the assets of the Partnership relating to, or as a result of, the operation or maintenance of any Employee Benefit Plan, and neither the Seller nor

      Kupfer has any Knowledge of the existence of facts or circumstances that would result in the imposition of such Lien.

            (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any officer or employee of the Partnership; or
      (ii) result, separately or in the aggregate, in an "excess parachute payment" within the meaning of Section 280G of the Code.

      2.25 Partnership Contracts.

            (a) Schedule 2.25(a) sets forth a complete and accurate list of each agreement (whether written or oral and including all amendments thereto) relating to the Business or to which the Partnership is a party or a beneficiary or by which the Partnership or any of its assets is bound (collectively, the "Partnership Contracts"), including without limitation the following: (i) all payor and provider contracts with any of the Payors; (ii) management or similar or related agreements; (iii) agreements pursuant to which the Partnership sells or distributes any services or products; (iv) real property leases; (v) capital or operating leases or conditional sales agreements relating to vehicles, equipment or other assets of the Partnership; (vi) agreements evidencing, securing or otherwise relating to any indebtedness for borrowed money for which the Partnership is liable; (vii) agreements pursuant to which the Partnership is entitled or obligated to acquire any assets from a third Person; (viii) insurance policies; (ix) employment, consulting, noncompetition, separation, collective bargaining, union or labor agreements or arrangements; and (x) agreements with or for the benefit of any equityholder, manager, director, officer or employee of the Partnership or any Affiliate or immediate family member thereof.

            (b) The Seller has delivered to the Buyers a copy of each written Partnership Contract and a detailed written summary of each oral Partnership Contract. Except as described in Schedule 2.25(b), (i) each Partnership Contract is valid, binding and in full force and effect and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (ii) the Partnership has performed all of its obligations that have become due under any Partnership Contract to which it is a party, and there exists no breach or default (or event that with notice or lapse of time would constitute a breach or default) on the part of the Partnership or any other Person under any Partnership Contract; (iii) there has been no termination or notice of default or, to the Knowledge of the Seller or Kupfer, any threatened termination under any Partnership Contract; and
      (iv) to the Knowledge of the Seller or Kupfer, no party to a Partnership Contract intends to alter its relationship with the Partnership as a result of or in connection with the acquisition contemplated by this Agreement.

            (c) Except as set forth in Schedule 2.25(c), none of the Partnership Contracts will require Consent from the Partnership's counterparty or will result in a breach, termination, termination right or change in any right or obligation thereunder as a result of the consummation of the transactions contemplated by this Agreement. With respect to the Partnership Contracts identified in Schedule 2.25(c), the Buyers will have the right to participate in any communication with such counterparties in connection with obtaining the required approval.

            (d) Neither any of the Partnership Contracts nor any other agreements, understandings or proposed transactions to which the Seller, Kupfer or the Partnership is a party will cause a Material Adverse Effect on the Partnership's business or on the Seller's or Kupfer's ability to perform their obligations under this Agreement.

      2.26 Intellectual Property. The Partnership does not own, or have any license or use rights with respect to, any registered and unregistered trademarks, service marks or trade names (except to the extent any of the fictitious business names listed in Schedule 2.1 may be considered to be trade names), or registered copyrights or patents, or applications for or licenses (to or from the Partnership) with respect to any of the foregoing, or any computer software or software licenses (other than commercial "shrink-wrap" software and software licenses), in each case that are used in connection with the Business.

      2.27 Competing Interests. Except as set forth in Schedule 2.27, neither the Seller nor the Partnership, nor, to the Knowledge of the Seller or Kupfer, any equityholder, director, general partner, officer, employee or agent of the Partnership, any Affiliate of the Seller or the Partnership or any immediate family member of Kupfer: (a) owns, directly or indirectly, an interest in any Person that is a competitor, customer or supplier of the Partnership or that otherwise has business dealings with the Partnership; or (b) is a party to, or otherwise has any direct or indirect interest opposed to the Partnership under, any Partnership Contract or other business relationship or arrangement (other than investments in publicly traded equity securities constituting less than 1% of the outstanding securities of that class).

      2.28 No Conflict of Interest. The Partnership is not indebted, directly or indirectly, to the Seller, Kupfer, any family member of Kupfer, any Affiliate of any of the foregoing or any of the Partnership's equityholders, officers or employees, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business and consistent with past practices. None of the Seller, Kupfer, any family member of Kupfer, any Affiliate of any of the foregoing or any of the Partnership's equityholders, officers or employees is indebted, directly or indirectly, to the Partnership, nor does any of the foregoing have any direct or indirect ownership interest in any entity with which the Partnership has a business relationship. The Partnership is not a guarantor or indemnitor of any indebtedness of any other Person.

      2.29 Illegal Payments. Neither the Partnership nor any equityholders, general partners, officers, employees or agents, or any Affiliate or immediate family member of any of the foregoing, has: (a) used any funds of the Partnership for contributions, gifts or entertainment in violation of applicable Law, or for other purposes, including relating to political activity, in violation of applicable Law; or (b) made any payment for the account or benefit, or using funds, of the Partnership in violation of applicable Law to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

      2.30 Insurance. The Partnership has maintained and now maintains insurance on the Business and all of its assets of a type customarily insured, covering property damage and loss of income by fire or other casualty, as well as adequate insurance protection against all Liabilities, claims and risks against which it is customary to insure, including, without limitation, professional liability insurance. Set forth in Schedule 2.30 is a complete and accurate list of all policies, bonds and other forms of insurance currently owned or held by or on behalf of or providing insurance coverage to the Partnership, the Business or the assets of the Partnership, and its officers, employees or agents, along with a description of all claims and their current status made under any such policy. All such policies are issued by insurers of recognized responsibility and insure the Partnership, the Business and the assets of the Partnership against such losses and risks, and in such amounts, as are customary in the case of companies of established reputation engaged in the same or similar businesses and similarly situated. All such policies are in full force and effect, and the Partnership has not done or omitted to do or suffered anything to be done which has or might render such policies void or voidable or that would cause or allow any claims under any such policies to be denied. The Partnership has not received a notice of default under any such policy or received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy. To the Knowledge of the Seller or Kupfer, there are no circumstances likely to give rise to any claim under any such policies. Neither the Seller nor Kupfer has received any communications that would cause the Seller or Kupfer to believe that the Partnership will not be able to continue to maintain such insurance policies with the same coverage for substantially the same premium amount.

      2.31 Accredited Investor; Disclosure Materials. The Seller is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the 1933 Act, who by reason of its business and financial experience has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of, and could be reasonably assumed to have the capacity to protect its own interests in connection with, an investment in the Series A GP Shares, the Series A LP Shares and the Series B Shares (collectively, the "Newco Shares") and, having had access to or having been furnished with all such information as it has considered necessary, has concluded that it is able to bear those risks. The Seller acknowledges that (a) it has not received, and will not receive, any prospectus, placement memorandum or any similar disclosure materials with respect to the Newco Shares; (b) it has had access to or been furnished with copies of the most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q and Current Report on Form 8-K, in each case filed by VSCE with the Securities and Exchange Commission; (c) such information is the only disclosure information that is available or that has been or will be provided by the Buyers in connection with the transactions contemplated by this Agreement; (d) such information is sufficient for the Seller to be capable of evaluating the merits and risks of an investment in the Newco Shares; and (e) the Seller has reviewed such information and has concluded that it is able to bear those risks.

      2.32 Investment Intent. The Seller is acquiring the Newco Shares for its own account and not with a view to or for sale in connection with any distribution of any of the Newco Shares within the meaning of Section 2(11) of the 1933 Act.

      2.33 Restricted Securities. The Seller understands that the Newco Shares constitute "restricted securities" within the meaning of Rule 144 promulgated under the 1933 Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state securities laws or unless an exemption from registration is available. The Seller understands that the Newco Shares, and any securities issued in respect thereof or exchange therefor, may bear one or more of the following restrictive legends substantially in the form provided below:

            (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933"; and

            (b) any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

      2.34 Full Disclosure. No representation or warranty of the Seller contained in this Agreement, and nothing set forth herein or in the exhibits attached hereto, or in any document furnished or to be furnished to the Buyers at the Closing, or in any other information or materials delivered by the Seller or the Partnership to the Buyers (when read together), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Seller and Kupfer have disclosed to the Buyers all facts and information material to the proposed purchase of the Purchased Interests that are known to such parties.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

      The Buyers, jointly and severally, represent and warrant to the Seller that the statements contained in this Article III (as supplemented by the Schedules referenced herein, if any) are true and correct as of the Effective Date.

      3.1 Organization. Each of the Buyers is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

      3.2 Authority. Each of the Buyers has all requisite power and authority, corporate or otherwise, to execute, deliver and perform under this Agreement and the other agreements, certificates and instruments to be executed by the Buyers in connection with or pursuant to this Agreement (collectively, the "Buyer Documents"). The execution, delivery and performance by each Buyer of each Buyer Document to which it is a party has been duly authorized by all necessary action, corporate or otherwise, on the part of such Buyer. This Agreement has been, and at the Closing the other Buyer Documents will be, duly executed and delivered by each Buyer (to the extent each is a party thereto). This Agreement is, and, upon execution and delivery by the Buyers at the Closing, each of the other Buyer Documents will be, a legal, valid and binding agreement of each Buyer (to the extent each is a party thereto), enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      3.3 No Violation. The execution, delivery and performance of the Buyer Documents by the Buyers will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under any charter provision or bylaw or under any material agreement, order or Law to which any Buyer is a party or by which any Buyer is in any way bound or obligated.

      3.4 Governmental Authorizations. Except to the extent required in connection with any of the Governmental Authorizations required on the part of the Seller or the Partnership as described in Schedule 2.11, or as required by any applicable securities Laws, no Governmental Authorization is required on the part of any Buyer in connection with the transactions contemplated by this Agreement.

      3.5 Litigation. There are no pending or, to the Knowledge of the Buyers, threatened, lawsuits, administrative proceedings, arbitrations, reviews or formal or informal complaints or investigations by any Person that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

      3.6 No Brokers. No Buyer has dealt with any broker or consultant with respect to the purchase and sale of the Purchased Interests, or with any other Person who may claim a commission or finder's fee arising out of this Agreement or any of the transactions contemplated hereby, except that the Buyers have paid a consulting fee of $25,000 to Donald Cook.

      3.7 Accredited Investor. Each of the Buyers is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the 1933 Act, who by reason of its business and financial experience has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of, and could be reasonably assumed to have the capacity to protect its own interests in connection with, an investment in the Purchased Interests and, having had access to or having been furnished with all such information as it has considered necessary, has concluded that it is able to bear those risks.

      3.8 Investment Intent. GenPar is acquiring the GP Interest for its own account and not with a view to or for sale in connection with any distribution of the GP Interest within the meaning of Section 2(11) of the 1933 Act. Newco is acquiring the LP Interest for its own account and not with a view to or for sale in connection with any distribution of the LP Interest or any portion thereof within the meaning of Section 2(11) of the 1933 Act.

      3.9 Restricted Securities. The Buyers understand that the Purchased Interests constitute "restricted securities" within the meaning of Rule 144 promulgated under the 1933 Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state securities laws or unless an exemption from registration is available.

      3.10 Full Disclosure. No representation or warranty of the Buyers contained in this Agreement, and nothing set forth herein or in the exhibits attached hereto, or in any document furnished or to be furnished to the Seller at the Closing, or in any other information or materials delivered by the Buyers to the Seller (when read together), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

      4.1 Conduct of Business. Prior to the Closing, unless the Buyers otherwise consent in writing, the Seller will cause the Partnership to:

            (a) operate in the ordinary course of business and consistent with past practices and use its commercially reasonable efforts to preserve the goodwill of the Partnership and of its officers, employees, customers, suppliers, Governmental Bodies and others having business dealings with the Partnership;

            (b) use its commercially reasonable efforts to preserve intact the business organization of the Partnership, to keep available the services of the Partnership's present officers and key employees, consultants, advisors and managers and to maintain satisfactory relationships with Payors, agents, insurers, reinsurers, suppliers and other Persons having business relationships with the Partnership;

            (c) except as specifically contemplated by this Agreement, not engage in any transaction outside the ordinary course of business, including without limitation by making any expenditure, investment, commitment or distribution of assets to any of its partners or entering into any agreement or arrangement of any kind;

            (d) maintain a level of collectible receivables acceptable to the Buyers in their sole and absolute discretion;

            (e) maintain cash on hand as of the Closing Date equal to at least $100,000 plus the Retained Expenses (as defined below) (the "Required Capital"); the Buyers acknowledge and agree that the Seller may cause the Partnership to distribute its cash on hand in excess of the Required Capital to the Partnership's equityholders immediately prior to the transfer of the Purchased Interests to the Buyers as contemplated by this Agreement; the "Retained Expenses" means an amount sufficient to satisfy all Liabilities incurred or accrued by the Partnership prior to the Closing Date that are (i) normal recurring expenses, incurred in the ordinary course of business and consistent with past practices, which accrued more than 30 days prior to the Closing Date; or (ii) any other Liabilities which relate to services provided to the Partnership, products purchases by the

      Partnership or any other obligation which was not incurred in the ordinary course of business and consistent with past practices prior to the Closing Date;

            (f) satisfy all of its Liabilities other than trade accounts payable incurred in the ordinary course of business and consistent with past practices prior to the Closing, including, without limitation, the Liabilities set forth in Schedule 2.13(b).

            (g) maintain all insurance policies and all Licenses that are required for the Partnership to carry on the Business;

            (h) maintain all Partnership Contracts in the usual, regular and ordinary manner and consistent with past practices;

            (i) not approve or make any change in the list in Schedule 2.20 of providers in good standing on the medical staff of the Partnership, as listed;

            (j) maintain books of account and records in the usual, regular and ordinary manner and consistent with past practices;

            (k) not acquire by merger, consolidation or acquisition of stock or assets any Person or make any investment in any other Person either by purchase of stock or securities, contributions to capital, property transfer or purchase of any amount of property or assets (other than supplies in the ordinary course of business and consistent with past practice);

            (l) not amend the Partnership Agreement or alter through merger, liquidation, reorganization, restructuring or in any other fashion the Partnership's structure or ownership;

            (m) not authorize or make any new expenditure not permitted under the current budget provided to the Buyers prior to the Effective Date, including without limitation any capital lease or non-ordinary course lease, except in the ordinary course of business up to the amounts contemplated by such budget;

            (n) not make any tax election, settle or compromise any Tax Liability or consent to the extension of time for the assessment or collection of any Tax;

            (o) not enter into any exclusive arrangements with suppliers or customers, unless such arrangements are terminable by the Partnership upon no more than 30 days' notice, or incur or agree to incur any payments to customers (other than pursuant to agreements listed in Schedule 2.25(a)) in excess of $5,000;

            (p) not enter into any noncompetition or most favored nation agreement that binds the Partnership;

            (q) not enter into any collective bargaining agreement; and

            (r) not take or willfully omit to take any action that would result in a breach (as of the Closing) of the representations and warranties set forth in Section 2.14.

Notwithstanding the foregoing, the Partnership will be permitted prior to the Closing to make distributions to its partners of amounts estimated to be owed by such partners for federal and state income Taxes relating to the income of the Partnership through the Closing Date.

      4.2 Access and Information. Prior to the Closing, the Seller and Kupfer will cause the Partnership to permit the Buyers and its representatives to have reasonable access to the Partnership's equityholders, officers, employees, agents, assets and properties and, prior to and after the Closing, all relevant books, records and documents of or relating to the Business and the assets of the Partnership during normal business hours and will furnish to the Buyers such information, financial records and other documents relating to the Partnership, the Business and the assets of the Partnership as the Buyers may reasonably request. The Seller and Kupfer will cause the Partnership to permit the Buyers and their representatives reasonable access to the Partnership's accountants, auditors, customers and suppliers for consultation or verification of any information obtained by the Buyers and will use, and will cause the Partnership to use, commercially reasonable best efforts to cause such Persons to cooperate with the Buyers and their representatives in such consultations and in verifying such information. The Seller and Kupfer will have the right to participate in any contact with such Persons.

      4.3 Supplemental Disclosure. Prior to the Closing but as soon as practicable after the discovery thereof, the Seller and Kupfer will supplement or amend each of the Schedules hereto with respect to any matter that arises or is discovered after the Effective Date that, if existing or Known by the Seller or Kupfer on the Effective Date, would have been required to be set forth or listed in the Schedules hereto.

      4.4 Assistance with Licenses and Filings. The Seller and Kupfer will assist the Buyers in obtaining any Licenses, or any consents to assignment or change in control related thereto, that the Buyers will require in connection with the continued operation of the Business after the Closing.

      4.5 Substitution Guarantor. GenPar will use its commercially reasonable efforts to assist the Seller and Kupfer in removing themselves from any personal guarantees made by them with respect to the leases identified in Schedule 4.5, including, without limitation, by becoming a substitution guarantor with respect thereto.

      4.6 Fulfillment of Conditions by the Sellers. The Seller and Kupfer will take all reasonable steps within their power to cause to be fulfilled the conditions precedent to the Buyers' obligations to consummate the transactions contemplated hereby that are dependent on the actions of the Seller or Kupfer.

      4.7 Fulfillment of Conditions by the Buyers. The Buyers will take all reasonable steps within their power to cause to be fulfilled the conditions precedent to the obligations of the Seller and Kupfer to consummate the transactions contemplated hereby that are dependent on the actions of the Buyers.

      4.8 Distributions in Excess of Required Capital. Notwithstanding the approval of any distribution of cash allowed under Section 4.1(e), the Seller shall remit to the Partnership the amount of any Liability or expense included in the definition of Retained Expenses that is paid by the Partnership after the Closing Date. The parties acknowledge and agree that the amount of any Liability or expense included in the definition of Retained Expenses subsequently paid by the Partnership shall result in a reduction in the amount distributed to the Seller as a distribution under the Partnership Agreement. If a distribution from the Partnership is not made to the Seller within 90 days from and after the date the Partnership pays any Liability or expense included in the definition of Retained Expenses, the Seller shall remit the sum of any such Liability or expense paid by the Partnership directly to the Partnership. The Sellers and Kupfer are jointly and severally liable for any amounts due to the Partnership under this Section 4.8.

      4.9 Consent to Transfers. The Seller consents to (a) the sale, purchase and transfer of the Purchased Interests as contemplated by this Agreement; (b) the admission of GenPar as successor general partner of the Partnership with respect to the GP Interest; and (c) the admission of Newco as a limited partner of the Partnership with respect to the LP Interest.

      4.10 Publicity. The Buyers, the Seller and Kupfer will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. Neither the Seller nor Kupfer, nor any Buyer, will issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated hereby without giving the other party a reasonable opportunity to comment on such release or announcement in advance, consistent with applicable Law and stock market requirements. Notwithstanding the foregoing, nothing contained herein will prohibit VSCE from making any disclosure required pursuant to applicable securities Laws.

      4.11 Audit. Within five business days after the Effective Date, the Seller and Kupfer will, at the Seller's sole expense, engage a nationally-known independent certified public accounting firm reasonably acceptable to the Buyers and the Seller to prepare the audited financial statements contemplated by
Section 2.12(b), which will be prepared in accordance with GAAP. Within 45 days after the Closing, the Buyers will reimburse the Seller for the reasonable actual costs incurred by the Seller for such engagement; provided, however, that the Buyers will not be obligated to make any such reimbursement payment if this Agreement is terminated by the Buyers pursuant to Section 7.1(a)(ii), (iii) or
(iv) prior to the Closing; further provided, that such reimbursement will only be for costs associated with the engagement for the preparation of the audited financial statements, and not any costs associated with the preparation of the Partnership's internal financial statements required prior to such engagement.

      4.12 Transaction Costs. The Buyers will pay all transaction costs and expenses (including legal, accounting and other professional fees) that they incur in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby. Except as provided in
Section 4.11, the Seller and Kupfer will pay all transaction costs and expenses (including legal, accounting and other professional fees) that they incur or that are incurred by the Partnership in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

      4.13 No-Shop Provisions. The Seller hereby covenants and agrees that (a) it will not, and will not permit any of its Affiliates (including the Partnership) to, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or endorse or agree to endorse any Competing Transaction, or authorize or permit any of the officers or employees of the Partnership or any investment banker, financial advisor, attorney, accountant or other representative retained by the Seller or Kupfer, or any of their Affiliates (including the Partnership) to take any such action; and (b) the Seller will promptly notify the Buyers of all relevant terms of any such inquiries and proposals received by it or any of its Affiliates (including the Partnership) or by any such officer, employee, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters, and if such inquiry or proposal is in writing, the Seller will promptly deliver or cause to be delivered to the Buyers a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" means any of the following (other than the transactions contemplated by this Agreement) involving the Partnership: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Partnership (other than sales of inventory in the ordinary course of business and consistent with past practice); or (iii) any offer, sale or other transfer of any equity interest in the Partnership.

      4.14 Nondisclosure. The Seller acknowledges and agrees that all customer, prospect and marketing lists, sales data, pricing, product information, Intellectual Property and other confidential information of the Partnership (collectively, "Confidential Information") are valuable assets constituting part of the assets of the Partnership and, following the Closing, will be owned by the Buyers (through the Partnership), except to the extent any such customer, prospect or marketing list, Intellectual Property or Confidential Information is also used by the Seller or its Affiliates in connection with their respective businesses, which businesses do not compete with the Business, in which case such customer, prospect or marketing lists, Intellectual Property or Confidential Information will be jointly owned by the Buyers and the Seller or its applicable Affiliate; provided, however, that the following shall in any event be owned exclusively by the Buyers (through the Partnership): (a) sales data, pricing and product information with respect to the Partnership's products, (b) Intellectual Property identified in Schedule 2.27, and (c) any other Intellectual Property or Confidential Information used in the Business prior to the Effective Date. The Seller agrees, and agrees to use reasonable efforts to cause its representatives, to treat the Confidential Information, together with any other confidential information furnished to it by the Buyers, as confidential and not to make use of such information for its own purposes or for the benefit of any other Person (other than the Partnership prior to the Closing or the Buyers after the Closing).

      4.15 Certain Tax Matters.

            (a) The Partnership will terminate on the Closing Date pursuant to
      Section 708(b)(1)(B) of the Code. Consequently, the Partnership will close its books as of the Closing Date and will allocate its "profits" and "losses" for the period from January 1, 2006 through, and including, the Closing Date to the Seller and the Non-Selling Limited

      Partners. The Buyers will not be allocated any "profits" or "losses" of the Partnership for any period ending on or prior to the Closing Date.

            (b) The Partnership will timely prepare and file its final federal income tax information return for the taxable year ending on the Closing Date. The Buyers will have the right to review and approve such return prior to its being filed with the Internal Revenue Service.

            (c) The Buyers, the Partnership, and the Seller will cooperate, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 4.15 and any audit, litigation or other proceeding with respect to Taxes, and the Buyers and the Seller shall each be entitled at their own expense to participate in any such audit, litigation or other proceeding to the extent that such party would be liable for any additional Taxes owing. Such cooperation shall include, upon the other party's request, the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees reasonably available on a mutually convenient basis to provide additional information and explanation as may be reasonably requested of any material provided hereunder. The Buyers will cause the Partnership to retain relevant books and records concerning Tax matters of the Partnership and relating to any Tax periods prior to or including the Closing Date until the expiration of the applicable statutes of limitation and shall abide by all record retention agreements entered into with any taxing authority.

      4.16 Employees and Employee Benefits. Nothing contained in this Agreement or any of the documents contemplated hereby will affect the status of any of the Partnership's employees or any of the Employee Benefit Plans identified in
Schedule 2.24. From and after the Closing Date, the Partnership (or any legal successors) will have sole and absolute discretion over the promotion, retention, termination and other terms and conditions of the employment of the employees of the Partnership.

      4.17 Treatment of Partnership Assets After Closing. After the Closing, unless Kupfer otherwise consents in writing, such consent not to be unreasonably withheld or delayed, the Buyers will take all steps within their power to prevent the Partnership from permitting any Lien with respect to any asset used in the Business, including, without limitation, any account receivable, License or improvement on any of the Real Property.

      4.18 Mutual Walk-Away. Beginning on the first Mandatory Redemption Date (as defined in the Series B Certificate of Designation), if (a) the closing bid price for the common stock, par value $0.01 per share, of VSCE (the "Parent Common Stock"), for a period of five consecutive trading days, is less than the closing bid price for the Parent Common Stock on the Effective Date; and (b) all dividend and mandatory redemption payments due and payable on or after such Mandatory Redemption Date pursuant to the terms of the Series B Certificate of Designation have not been made (to the extent allowed pursuant to all applicable
Laws), then the Seller will have the right, at its sole option, to repurchase the Purchased Interests from the Buyers in exchange for the return of all Newco Shares then outstanding.

                                    ARTICLE V

                               CLOSING CONDITIONS

      5.1 Conditions to Obligations of the Buyers. The obligations of the Buyers under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived by the Buyers in writing:

            (a) All representations and warranties of the Seller and Kupfer contained in this Agreement are true and correct in all respects at and as of the Closing, without regard to any supplemental disclosure provided pursuant to Section 4.3, with the same effect as though such representations and warranties were made at and as of the Closing (rather than as of the Effective Date as provided in the first paragraph of
      Article II).

            (b) The Seller and Kupfer have performed and complied in all respects with all the covenants and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing.

            (c) All necessary Consents listed in Schedule 2.25(c) or required under any applicable Laws have been obtained and will be effective as of the Closing, and all necessary contractual or governmental notices have been given.

            (d) The Buyers have approved of the calculation of the amount to be distributed under Section 4.1(e).

            (e) As of the Closing Date, there is no pending or threatened litigation by any Person seeking to enjoin any aspect of the operation of the Business or the consummation of the transactions contemplated by this Agreement, or otherwise affecting the Partnership.

            (f) As of the Closing Date, there has not occurred any Material Adverse Effect with respect to the Partnership since the Latest Balance Sheet Date.

            (g) The Buyers have received evidence satisfactory to the Buyers in their sole and absolute discretion of the release of the Partnership from any obligation concerning (including any guarantee of) any Liability of the Seller or Kupfer and any indebtedness of the Partnership not reflected in the Latest Balance Sheet or incurred since the Latest Balance Sheet Date in the ordinary course of business and consistent with past practice.

            (h) The Seller has delivered to the Buyers executed UCC Termination Statements or other releases satisfactory to the Buyers in their sole and absolute discretion to evidence the release of any Liens on the assets of the Partnership or on the Purchased Interests.

            (i) The Seller has delivered to the Buyers the audited financial statements contemplated by Section 2.12(b), prepared in accordance with GAAP.

            (j) GenPar, Newco, the Seller and each of the Non-Selling Limited Partners will have entered into an Amended and Restated Agreement of Limited Partnership of Point

      Loma Surgical Center, L.P., dated as of the Effective Date, by and among GenPar, as the general partner, and Newco, the Seller and each of the Non-Selling Limited Partners, as limited partners, in form and substance mutually satisfactory to GenPar, Newco and the Seller (the "Partnership Agreement").

            (k) Kupfer will have caused Elite to execute and deliver to SCMI any documents that are necessary to transfer to SCMI good title to the Elite Assets, including, without limitation, the Bill of Sale.

            (l) The Seller will have executed and delivered to the Buyers the Registration Rights Agreement, substantially in the form of Exhibit D attached hereto (the "Registration Rights Agreement").

            (m) The Seller will have executed and delivered to Newco the Assignment of GP Interest, substantially in the form of Exhibit E attached hereto (the "Assignment of GP Interest").

            (n) The Seller will have executed and delivered to GenPar the Assignment of LP Interest, substantially in the form of Exhibit F attached hereto (the "Assignment of LP Interest").

            (o) The Seller will have caused the Partnership to execute and deliver to SCMI the Management Services Agreement, substantially in the form of Exhibit G attached hereto (the "Management Services Agreement").

            (p) The Seller will have caused the Partnership to execute and deliver, and each of Elite and Clinicis, Inc. will have executed and delivered, to SCMI the Termination of Management Agreements, substantially in the form of Exhibit H attached hereto (the "Termination Agreement").

            (q) The Seller will have executed and delivered to the Buyers the Release, substantially in the form of Exhibit I attached hereto.

            (r) The Seller and Kupfer will have delivered to the Buyers a closing certificate, substantially in the form of Exhibit J attached hereto.

            (s) The Seller will have delivered to the Buyers a certificate of the secretary of the Seller, substantially in the form of Exhibit K attached hereto.

            (t) The Seller and Kupfer will have delivered to the Buyers a legal opinion of counsel to the Seller and Kupfer, substantially in the form of Exhibit L attached hereto.

            (u) The Seller and Kupfer will have used their best efforts to provide to the Buyers an estoppel certificate from the lessor of the Real Property, substantially in the form of Exhibit M attached hereto.

      5.2 Conditions to Obligations of the Seller and Kupfer. The obligations of the Seller and Kupfer under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such conditions may be waived by the Seller in writing:

            (a) All representations and warranties of the Buyers contained in this Agreement are true and correct in all respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (rather than as of the Effective Date as provided in the first paragraph of Article III).

            (b) Each of the Buyers has performed and complied in all respects with all the covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

            (c) All necessary Consents under any applicable Laws have been obtained and all necessary governmental notices have been given.

            (d) VSCE will have executed and delivered to the Seller the Registration Rights Agreement.

            (e) Newco will have executed and delivered to the Seller the Assignment of GP Interest.

            (f) GenPar will have executed and delivered to the Seller the Assignment of LP Interest.

            (g) SCMI will have executed and delivered to the Seller the Management Services Agreement.

            (h) The Buyers will have delivered to the Seller a closing certificate substantially in the form of Exhibit N attached hereto.

            (i) The Buyers will have delivered to the Seller and Kupfer a certificate of the secretary of each of the Buyers, substantially in the form of Exhibit O attached hereto.

                                   ARTICLE VI

                                 INDEMNIFICATION

      6.1 Indemnification of the Buyers. Notwithstanding any investigation by the Buyers or its representatives or any supplemental disclosure under Section 4.3, the Seller and Kupfer will, jointly and severally, indemnify and hold the Buyers, their Affiliates and their respective directors, officers, employees and agents (collectively, the "Buyer Parties") harmless from any and all Liabilities, obligations, claims, contingencies, damages, costs and expenses, including all court costs, litigation expenses and reasonable attorneys' fees (collectively, "Losses"), that any Buyer Party may suffer or incur as a result of or relating to:

            (a) the breach of any representation or warranty made by the Seller or Kupfer in this Agreement or pursuant hereto or any allegation by a third party that, if true, would constitute such a breach (and, for the purposes of determining under this Section 6.1(a) whether there is a breach of any representation or warranty and the amount of any Losses arising therefrom:

                  (i) a representation or warranty shall be considered breached if such representation or warranty was not true and correct when given, without regard to any supplemental disclosure provided pursuant to Section 4.3 and without regard to whether the condition to close set forth in Section 5.1(a) is satisfied;

                  (ii) a representation or warranty shall be considered breached if (A) such representation or warranty was true and correct when given, without regard to any supplemental disclosure provided pursuant to Section 4.3 and without regard to whether the condition to close set forth in Section 5.1(a) is satisfied; (B) such representation or warranty becomes untrue at or prior to Closing; and (C) the Sellers fail to make necessary supplemental disclosure regarding such representation or warranty pursuant to Section 4.3 at or prior to Closing;

                  (iii) a representation or warranty shall be considered
            breached if (A) such representation or warranty was true and correct when given, without regard to any supplemental disclosure provided pursuant to Section 4.3; (B) such representation or warranty becomes untrue at or prior to Closing; (C) the Sellers make supplemental disclosure regarding such representation or warranty pursuant to
            Section 4.3 at or prior to Closing; and (D) the condition to close set forth in Section 5.1(a) is satisfied without being waived by the Buyers;

                  (iv) a representation or warranty shall not be considered
            breached if (A) such representation or warranty was true and correct when given, without regard to any supplemental disclosure provided pursuant to Section 4.3; (B) such representation or warranty becomes untrue at or prior to Closing; (C) the Sellers make supplemental disclosure regarding such representation or warranty pursuant to
            Section 4.3 at or prior to Closing; and (D) the condition to close set forth in Section 5.1(a) is not satisfied, but the Buyers expressly waive such condition or otherwise proceed with the Closing;

                  (v) the Seller and Kupfer will be deemed to make all of their representations and warranties herein on behalf of their affiliated legal predecessors in the ownership and operation of the Business, and "Losses" shall include any Losses suffered or incurred as a result of any act or omission by any such legal predecessors);

            (b) the breach of any covenant or agreement made by the Seller or Kupfer in this Agreement or pursuant hereto or any allegation by a third party that, if true, would constitute such a breach, except that, following the Closing, the Seller and Kupfer will have no liability for any breach of any covenant set forth in Sections 4.3 or 4.6 even if such breach occurs prior to the Closing; or

            (c) the items listed in Schedule 6.1(c).

For purposes of indemnification pursuant to this Section 6.1, all materiality and Knowledge qualifiers will be excluded from and given no effect in each representation and warranty set forth in Article II and each covenant and agreement set forth in Article IV.

      6.2 Indemnification of the Sellers. The Buyers will indemnify and hold the Seller, its Affiliates, directors, officers, employees and agents and Kupfer (collectively, the "Seller Parties") harmless from any and all Losses that any Seller Party may suffer or incur as a result of or relating to:

            (a) the breach of any representation or warranty made by the Buyers in this Agreement or pursuant hereto or any allegation by a third party that, if true, would constitute such a breach (and, for the purposes of determining under this Section 6.2(a) whether there is a breach of any representation or warranty and the amount of any Losses therefrom, the Buyers will be deemed to make all of their representations and warranties herein on behalf of their affiliated legal predecessors, and "Losses" shall include any Losses suffered or incurred as a result of any act or omission by any such legal predecessors);

            (b) the breach of any covenant or agreement made by the Buyers in this Agreement or pursuant hereto or any allegation by a third party that, if true, would constitute such a breach; or

            (c) any violation by Newco of any applicable securities Laws as a result of the issuance or transfer of the Newco Shares pursuant to this Agreement.

      6.3 Survival.

            (a) The representations and warranties of the Seller and Kupfer made in or pursuant to this Agreement and the closing certificate attached hereto as Exhibit H will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the 24-month anniversary of the Closing; provided, that: (i) the representations and warranties set forth in Sections 2.2 (Authority), 2.4 (Capitalization), 2.5 (Title to Securities), 2.19 (Payors), 2.20 (Medical Staff Matters), and 2.21 (Health Care Legal Matters) will survive indefinitely; (ii) any claim for indemnification pursuant to Section 6.1(a) will survive until such claim is finally resolved if the Buyers notify the Sellers of such claim in reasonable detail prior to the date on which such representation or warranty would otherwise expire hereunder; and (iii) the representations and warranties set forth in Section 2.15 (Taxes) will survive until 60 days after expiration of the applicable statute of limitation with respect thereto. Without limiting the foregoing, no claim for indemnification pursuant to Section 6.1(a) based on the breach or alleged breach of a representation or warranty may be asserted by the Buyers after the date on which such representation or warranty expires hereunder.

            (b) The representations and warranties of the Buyers made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the 24-month anniversary of the Closing; provided, that: (i) the representations and warranties set forth in Section 3.2 (Authority) will survive indefinitely; and (ii) any claim for indemnification pursuant to

      Section 6.2(a) will survive until such claim is finally resolved if the Seller or Kupfer notifies the Buyers of such claim in reasonable detail prior to the date on which such representation or warranty would otherwise expire hereunder. Without limiting the foregoing, no claim for indemnification pursuant to Section 6.2(a) based on the breach or alleged breach of a representation or warranty may be asserted by the Seller or Kupfer after the date on which such representation or warranty expires hereunder.

            (c) The covenants and agreements of the Buyers, the Seller and Kupfer made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby indefinitely; provided, however, that (i) the provisions of Section 4.13 (No-Shop Provisions) will survive only until the earlier of the Closing Date or termination of this Agreement pursuant to Section 7.1; and (ii) the provisions of Sections 4.19 (Treatment of Partnership Assets After Closing) and 4.20 (Mutual Walk-Away) will survive only until the earlier of (A) the first exercise by the Seller (or any successor in interest) of any of its exchange rights with respect to any of the Newco Shares; or (B) the first date on which all of the Newco Shares have been redeemed by Newco.

      6.4 Notice. Any party entitled to receive indemnification under this
Article VI (the "Indemnified Party") agrees to give prompt written notice to the party or parties required to provide such indemnification (the "Indemnifying Parties") upon the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a Loss may reasonably be expected to occur (a "Claim"), but the Indemnified Party's failure to give such notice in a timely manner will not affect the obligations of the Indemnifying Party under this Article VI except to the extent that the Indemnifying Party is materially prejudiced thereby, subject to the applicable survival provisions of Section 6.3. Such written notice will include a reference to the event or events forming the basis of such Loss or Claim and the amount involved, unless such amount is uncertain or contingent, in which event the Indemnified Party will give a later written notice when the amount becomes fixed.

      6.5 Defense of Claims.

            (a) The Indemnifying Party may elect to assume and control the defense of any Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses related thereto, if: (i) the Claim does not seek to impose any Liability on the Indemnified Party other than money damages; and (ii) the Claim does not relate to the Indemnified Party's relationship with any customer or employee.

            (b) If the conditions of Section 6.5(a) are satisfied and the Indemnifying Party elects to assume and control the defense of a Claim, then: (i) the Indemnifying Party will not be liable for any settlement of such Claim effected without its consent, which consent shall be in the Indemnifying Party's sole and absolute discretion if the Indemnifying Party is solely liable for all Losses in connection with such Claim, and which consent shall not be unreasonably withheld if both the Indemnifying Party and the Indemnified Party are liable for Losses in connection with such Claim; (ii) the Indemnifying Party may settle such Claim without the consent of the Indemnified Party if the Indemnifying Party acknowledges its obligation to indemnify the Indemnified Party for any Losses resulting from such Claim, and the Indemnified Party shall not unreasonably withhold its consent if both the Indemnifying Party and the Indemnified Party are liable for Losses in connection with such claim; and (iii) the Indemnified Party may employ separate counsel and participate in the defense thereof, provided that the Indemnified Party will be responsible for the fees and expenses of such counsel unless: (A) the Indemnifying Party has failed to adequately assume and actively conduct the defense of such Claim or to employ counsel with respect thereto; or (B) in the reasonable opinion of the Indemnified Party, a conflict of interest exists between the interests of the Indemnified Party and the Indemnifying Party that requires representation by separate counsel, in which case the fees and expenses of such separate counsel will be paid by the Indemnifying Party.

            (c) If the Indemnifying Party does not assume the control and defense of any Claim, the Indemnified Party may assume the exclusive right to defend, compromise or settle such Claim; provided (i) the Indemnifying Party will not be bound by any determination of a Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld) and (ii) the Indemnifying Party may employ separate counsel and participate in the defense thereof, but the Indemnifying Party will be responsible for the fees and expenses of such counsel.

            (d) The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnified Party or the Indemnifying Party, as the case may be, reasonably apprised of the status of the defense of any Claim the defense of which it is maintaining under this Section 6.5, and each shall reasonably cooperate in good faith with the other with respect to the defense of any Claim.

      6.6 Determination of Losses. The amount of any Loss subject to indemnification under Section 6.1 or Section 6.2 shall be calculated net of (i) any Tax Benefit actually realized (or the present value of any Tax Benefit to be realized) by the Indemnified Party on account of such Loss and (ii) any insurance proceeds actually received by the Indemnified Party on account of such Loss. If the Indemnified Party receives a Tax Benefit after an indemnification payment is made to it, then, to the extent such payment did not take into account such Tax Benefit, the Indemnified Party shall promptly pay to the Person or Persons that made such indemnification payment the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is actually realized by the Indemnified Party. For purposes hereof, "Tax Benefit" shall mean any refund of Taxes paid or reduction in the amount of Taxes which otherwise would have been paid, in each case computed at the highest marginal tax rates actually applicable to the recipient of such benefit, and any dispute as to the amount of a Tax Benefit, the present value thereof, or whether it is to be realized shall be resolved by binding arbitration by a nationally recognized public accounting firm reasonably acceptable to each party. The Indemnified Party shall use reasonable efforts to recover under any insurance policy covering any Loss, if reasonably requested by the Indemnifying Party and provided that the Indemnifying Party pays all costs and expenses of the same, including instituting litigation or otherwise pursuing any dispute in respect of any such insurance recovery, if reasonably requested by the Indemnifying Party and provided that the Indemnifying Party pays all costs and expenses of the same; provided, that no Indemnified Party shall be required to obtain or maintain any insurance for this purpose and provided, further, that for purposes of this Section 6.6, any insurance proceeds actually received by the Indemnified Party will be deemed reduced by any premium increase that results from such Loss during the three-year period following the claim and costs incurred by the Indemnified Party with respect to the collection of such insurance proceeds. In the event that an insurance recovery is actually received by any Indemnified Party with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of such recovery (as adjusted pursuant to this Section 6.6) shall be made promptly to the Person or Persons that provided such indemnity payments to such Indemnitee; provided, that any such Person or Persons who receives a refund shall promptly reimburse the Indemnified Party for the amount of any reduction in the insurance recovery occasioned by premium increases or collection costs during the three-year period following the claim, as contemplated in this Section 6.6, that arise after any such refund. No Indemnifying Party may delay the payment of any amount owing in respect of any Claim for indemnification pursuant to this Article VI due to the pendency of any Tax Benefit or insurance recovery, nor may any Indemnifying Party offset against any amount owing in respect of any Claim any pending Tax Benefit or insurance recovery.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.1 Termination.

            (a) This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing Date: (i) by mutual written consent of the Buyers and the Seller; (ii) by either the Buyers, on the one hand, or the Seller, on the other hand, if a condition to performance by the terminating party hereunder has not been satisfied or waived prior to January 31, 2006; (iii) by the Buyers, upon any failure or inability of the Seller or Kupfer to perform or comply with any of the covenants or agreements to be performed or complied with by them, if such failure or inability has not been satisfied or waived prior to January 31, 2006; (iv) by the Buyers, upon any breach by the Seller or Kupfer of any of the representations or warranties contained in Article II or otherwise made pursuant to this Agreement; or (v) by either the Buyers, on the one hand, or the Seller, on the other hand, at any time and for any reason other than those provided in subsections (i) through (iv) of this Section 7.1(a) or for no reason at all, provided, however, that in the event of any termination pursuant to this subsection (v), notwithstanding anything to the contrary provided in Section 4.12, the terminating party will reimburse the non-terminating party for all legal fees incurred incurred by the non-terminating party through the date of or directly as a result of such termination in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

            (b) Notwithstanding the provisions of Section 7.1(a), (i) the Buyers may not terminate this Agreement if the Closing has not occurred because of the Buyers' willful failure to perform or observe any of its covenants or agreements set forth herein or if any Buyer is, at such time, in breach of this Agreement; and (ii) the Seller may not terminate this Agreement if the Closing has not occurred because of the willful failure of the Seller or

      Kupfer to perform or observe any of the covenants or agreements set forth herein or if the Seller or Kupfer is, at such time, in breach of this Agreement.

            (c) If this Agreement is terminated pursuant to Section 7.1(a), all further obligations of the parties hereunder will terminate and no party will have any liability or obligation (for reimbursement of expenses or otherwise) to any other party, except that the Buyers, on the one hand, and the Seller and Kupfer, on the other hand, will remain liable to the other for any breach of this Agreement by such parties occurring prior to such termination and all legal remedies of the other parties in respect of any such breach will survive such termination unimpaired.

      7.2 Notices. All notices and other communications under this Agreement must be in writing and will be deemed given (a) when delivered personally; (b) on the fifth business day after being mailed by certified mail, return receipt requested; (c) the next business day after delivery to a recognized overnight courier; or (d) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile, to the parties at the following addresses or facsimile numbers (or to such other address or facsimile number as such party may have specified by notice given to the other party pursuant to this provision):

                                       with copies (which will not constitute
    if to the Buyers:                  notice) to:

    c/o Vsource, Inc.                  Hughes & Luce, L.L.P.
    7855 Ivanhoe Avenue, Suite 200     1717 Main Street, Suite 2800
    La Jolla, California 92037         Dallas, Texas 75201
    Attention: General Counsel         Attention: I. Bobby Majumder
    Telecopy: (858) 456-4878           Telecopy: (214) 939-5849

                                       with copies (which will not constitute
    if to the Seller or Kupfer:        notice) to:

    c/o Surgical Ventures, Inc.        Getz & Associates
    P.O. Box 9330                      13025 Danielson St., Suite 107
    Rancho Santa Fe, California 92067  Poway, CA 92064
    Attention: David M. Kupfer, M.D.   Attention: Pauline H. G. Getz
    Telecopy: (858) 847-0610           Telecopy: (858) 486-2702


Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

      7.3 Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, or to defend against any of the foregoing actions, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

      7.4 Brokers. Each party to this Agreement represents to the other party that it has not incurred and will not incur any liability for brokers' or finders' fees or agents' commissions in connection with this Agreement or the transactions contemplated hereby, except as expressly provided herein.

      7.5 Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, each of which will remain in full force and effect, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in a manner materially adverse to any party.

      7.6 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (.pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      7.7 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this Agreement.

      7.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Seller, Kupfer or the Buyers without the prior written consent of the other parties and any purported assignment or delegation in violation thereof will be null and void; except that
(i) Newco may assign its rights and obligations under this Agreement to any of the direct or indirect subsidiaries of VSCE, or any successor to its business; and (ii) GenPar may assign its rights and obligations under this Agreement to any of the direct or indirect subsidiaries of VSCE, or any successor to its business. This Agreement is not intended to confer any rights or benefits on any Person other than the parties hereto, except to the extent specifically provided in Article VI.

      7.9 Entire Agreement, Amendment. This Agreement and the related documents contained as Exhibits and Schedules hereto or expressly contemplated hereby contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. All statements of the Seller or Kupfer contained in any Schedule, certificate or other Seller Document required under this Agreement to be delivered in connection with the transactions contemplated hereby will constitute representations and warranties of the Seller and Kupfer under this Agreement. The Exhibits, Schedules and recitals to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement is sought.

      7.10 Specific Performance, Remedies Not Exclusive. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all required actions on its part necessary to consummate the transactions contemplated hereby, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement or otherwise conferred upon or reserved to any party is intended to be exclusive or to preclude a party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity, and the same will be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as such party may deem expedient.

      7.11 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

      7.12 Drafting. The language in all parts of this Agreement will be interpreted, in all cases, according to its fair meaning and not for or against any party hereto. Each party acknowledges that it and its legal counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

      7.13 Usage. Whenever the plural form of a word is used in this Agreement, it will include the singular form of that word. Whenever the singular form of a word is used in this Agreement, it will include the plural form of that word. The term "or" will not be interpreted as excluding any of the items described. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

      7.14 Certain Definitions. For purposes of this Agreement:

            (a) the term "Affiliate" means, with respect to a specified Person, any other Person or member of a group of Persons acting together that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person.

            (b) the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            (c) the terms "Knowledge" and "known" and words of similar import mean:

                  (i) the Seller will be deemed to have "Knowledge" of a
            particular matter, and the particular matter will be deemed to be "known" by the Seller, if Kupfer, Steven Martinez or Monica Crellin has actual knowledge of such matter or would reasonably be expected to have knowledge of such matter following reasonable inquiry of the appropriate employees and agents of the Seller and the Partnership; and Kupfer will be deemed to have "Knowledge" of a particular matter, and the particular matter will be deemed to be "known" by Kupfer, if the Seller has such "Knowledge" or is so deemed to "know."

                  (ii) each of the Buyers will be deemed to have "Knowledge" of a particular matter, and the particular matter will be deemed to be "known" by such Buyer, if any director, officer or any supervisory level employee of such Buyer has actual knowledge of such matter or would reasonably be expected to have knowledge of such matter following reasonable inquiry of the appropriate employees and agents of such Buyer; and all Buyers will be deemed to have "Knowledge" of a particular matter, and the particular matter will be deemed to be "known" by all the Buyers, if any Buyer has such "Knowledge" or is so deemed to "know."

            (d) the term "Material Adverse Effect" means any adverse change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the business, operations or results thereof, condition (financial or otherwise), assets or Liabilities (contingent or otherwise) of the referenced Person.

            (e) the term "Permitted Liens" means (i) statutory liens for current Taxes or other current governmental changes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves (reflected in the Latest Balance Sheet) have been established in accordance with GAAP;
      (ii) mechanics', carriers' and similar statutory liens arising or incurred in the ordinary course of business and relating to current amounts that are not due and payable, that are not, individually and in the aggregate, significant in amount or effect or that are being contested in good faith by appropriate proceedings and for which appropriate reserves (reflected in the Latest Balance Sheet) have been established in accordance with GAAP; (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over the Real Property that are not violated by the current use and operation of the Real Property by the Partnership; (iv) covenants, conditions, restrictions, easements and other similar matters that appear in the applicable real estate records affecting title to the Real Property or that do not, individually or in the aggregate, impair in any material respect the ownership, occupancy, use, or insurability of the Real Property as currently owned, used and operated by the Partnership; (v) matters which are disclosed in an accurate, professionally prepared survey of each parcel of Real Property that has been delivered to the Buyers prior to the Effective Date; and (vi) purchase money liens and liens securing rental payments under capital lease arrangements, each of which is disclosed in
      Schedule 2.7(b).

            (f) In addition, the following terms are defined in the indicated section of this Agreement:

    DEFINED TERM                               SECTION
    ------------                               --------
1933 Act                                       2.4(b)
Accounts Receivable                            2.9
Affiliate                                      7.14(a)
Agreement                                      Preamble
Assignment of GP Interest                      5.1(m)

    DEFINED TERM                               SECTION
    ------------                               --------
Assignment of LP Interest                      5.1(n)
Bill of Sale                                   1.4(g)
Business                                       Recitals
Buyer(s)                                       Preamble
Buyer Documents                                3.2
Buyer Parties                                  6.1
Claim                                          6.4
Closing                                        1.2
Closing Date                                   1.2
Code                                           2.7(c)
Competing Transaction                          4.13
Confidential Information                       4.14
Consent(s)                                     2.10
Control                                        7.14(b)
Effective Date                                 Preamble
Elite                                          Recitals
Elite Assets                                   1.4(g)
Employee Benefit Plans                         2.24(a)
Environmental Law                              2.22(b)
ERISA                                          2.24(a)
ERISA Affiliate                                2.24(a)
Financial Statements                           2.12
GAAP                                           2.12
GenPar                                         Preamble
Governmental Authorization                     2.11
Governmental Entity                            2.11
GP Interest                                    Recitals
GP Purchase Price                              1.3(a)
Hazardous Material                             2.22(c)
Health Care Laws                               2.21(a)
Indemnified Party                              6.4
Indemnifying Parties                           6.4
Knowledge                                      7.14(c)
Kupfer                                         Preamble
Latest Balance Sheet                           2.12
Latest Balance Sheet Date                      2.12
Laws                                           2.17
Liabilities                                    2.13(a)
License(s)                                     2.18
Lien                                           2.5
Litigation                                     2.16
Losses                                         6.1
LP Interest                                    Recitals
LP Purchase Price                              1.3(b)
Management Services Agreement                  5.1(o)

    DEFINED TERM                               SECTION
    ------------                               --------
Material Adverse Effect                        7.14(d)
Newco                                          Preamble
Newco Shares                                   2.31
Non-Selling Limited Partners                   Recitals
Parent Common Stock                            4.20
Partnership                                    Recitals
Partnership Agreement                          5.1(j)
Partnership Contracts                          2.25(a)
Payor Source Programs                          2.21(a)
Payors                                         2.19
Permitted Lien                                 7.14(e)
Person                                         2.16
Purchased Interests                            Recitals
Real Property                                  2.7(c)
Registration Rights Agreement                  5.1(l)
Required Capital                               4.1(e)
Retained Expenses                              4.1(e)
SCMI                                           Recitals
Seller Documents                               2.2
Seller Parties                                 6.2
Seller                                         Preamble
Series A GP Shares                             1.3(d)
Series A LP Shares                             1.3(e)
Series A Preferred Stock                       1.3(c)
Series B Certificate of Designation            1.3(f)
Series B Preferred Stock                       1.3(f)
Series B Shares                                1.3(g)
Tax Benefit                                    6.6
Tax(es)                                        2.15(h)
Termination Agreement                          5.1(p)
VSCE                                           1.2

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                            THE BUYERS:

                                            POINT LOMA GENPAR, INC.

                                            By:    _____________________________
                                            Name:  David Hirschhorn
                                            Title: President and CEO

                                            POINT LOMA ACQUISITION, INC.

                                            By:    _____________________________
                                            Name:  David Hirschhorn
                                            Title: President and CEO

                                            THE SELLER:

                                            SURGICAL VENTURES, INC.

                                            By:    _____________________________
                                            Name:  David M. Kupfer, M.D.
                                            Title: President

                                            KUPFER:

                                            ____________________________________
                                            David M. Kupfer, M.D.

           [Signature Page to Partnership Interest Purchase Agreement]

Exhibits
A       Form of Certificate of Designation of Series A Preferred Stock
B       Form of Certificate of Designation of Series B Preferred Stock
C       Form of Bill of Sale
D       Form of Registration Rights Agreement
E       Form of Assignment of GP Interest
F       Form of Assignment of LP Interest
G       Form of Management Services Agreement
H       Form of Termination Agreement
I       Form of Release
J       Form of Closing Certificate of the Seller and Kupfer
K       Form of Secretary's Certificate of the Seller
L       Form of Opinion of Counsel to the Seller and Kupfer
M       Form of Estoppel Certificate
N       Form of Closing Certificate of the Buyers
O       Form of Secretary's Certificate of the Buyers

Schedules
2.1        Fictitious Business Names
2.4        Capitalization
2.7(a)     Assets
2.7(b)     Liens on Assets
2.9        Accounts Receivable
2.10       Breach, Default, Conflicts; Consents; Notices
2.11       Governmental Authorizations
2.12       Financial Statements
2.13(b)    Liabilities
2.14       Absence of Certain Changes
2.16       Litigation
2.18       Licenses
2.19       Payors
2.20       Providers in Good Standing on the Medical Staff
2.21(d)    Payor Source Programs
2.22       Environmental Matters
2.23       Employee Matters
2.25(a)    Partnership Contracts
2.25(b)    Status of Partnership Contracts
2.25(c)    Required Consents
2.27       Competing Interests
2.30       Insurance
4.5        Leases with Personal Guarantees
6.1(c)     Indemnification

                                    EXHIBIT A

                       FORM OF CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A EXCHANGEABLE PREFERRED STOCK
                                       OF
                          POINT LOMA ACQUISITION, INC.

                              __________ ___, 2006

      The undersigned officer of Point Loma Acquisition, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Nevada (the "NGCL"),

            DOES HEREBY CERTIFY

that, pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by the Articles of Incorporation of the Company, and pursuant to the provisions of Section 78.1955 of the NGCL, the Board, by unanimous written consent filed in the Company's minute book, has adopted the following resolution providing for the issuance of a new series of shares of Series A Exchangeable Preferred Stock:

      RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Articles of Incorporation of the Company, a series of Preferred Stock of the Company is hereby created, such series of Preferred Stock to be designated Series A Exchangeable Preferred Stock, par value $0.01 per share, and to possess the following rights, preferences, privileges, powers and restrictions:

      Section 1. Designation and Number. The shares of such series will be designated as Series A Exchangeable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock will be 31,875, with an issue price per share of $10.00 (the "Issue Price Per Share"), for an aggregate original issue price of $318,750.00 (collectively, the "Original Issue Price").

      Section 2. Rank. The Series A Preferred Stock will rank: (a) prior to all of the Company's common stock, $0.01 par value per share (the "Company Common Stock"); (b) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms on parity with any Preferred Stock of whatever subdivision (together with the Common Stock, "Junior Securities"); and (c) on parity with the Company's Series B Exchangeable Redeemable Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), and any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock and the Series B Preferred Stock (collectively with the Series B Preferred Stock, "Parity Securities"), in each case as to distributions of assets upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (each, a "Liquidation Event").

CERTIFICATE OF DESIGNATION OF SERIES A EXCHANGEABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 1

      Section 3. Dividends. The Series A Preferred Stock will not bear any dividends.

      Section 4. Redemption Provisions.

            (a) Optional Redemption By the Company. Subject to the provisions of this Section 4, the Company may, at its sole option and in its sole and absolute discretion, by resolution of the Board at any time after the date of issuance, and at a redemption price per share equal to 115% of the Issue Price Per Share, redeem the Series A Preferred Stock, in whole or in part, upon providing to the holders of Series A Preferred Stock (the "Holders") a Notice of Redemption (as defined in Section 4(c)).

            (b) Mandatory Redemption. The Series A Preferred Stock is not subject to any mandatory redemption provisions.

            (c) Notice of Redemption. Not less than 30 nor more than 60 days prior to the date fixed by the Board for any redemption of Series A Preferred Stock, the Company will deliver to the Holders a written notice of redemption (each, a "Notice of Redemption") stating (i) the date(s) on which such redemption will occur (each, a "Redemption Date"); (ii) the number of shares of Series A Preferred Stock to be redeemed on each Redemption Date; (iii) the aggregate redemption price to be paid on each Redemption Date; (iv) the address to which certificates for such shares are to be surrendered for payment of the applicable redemption price; (v) the exchange rights associated with such shares; and (vi) the period within which such exchange rights may be exercised.

            (d) Effect of Redemption on Exchange Rights. The giving of any Notice of Redemption by the Company will not affect any Holder's rights to exchange shares of Series A Preferred Stock pursuant to Section 5 up to and including the business day immediately preceding the Redemption Date for such shares. Upon each Redemption Date, unless (i) such Holder has properly exercised its exchange rights as provided in Section 5; or (ii) the Company defaults on its obligation to pay the redemption price as provided in the Notice of Redemption, the Holder of the shares of Series A Preferred Stock to be redeemed on such Redemption Date will no longer have any exchange or other rights with respect to such shares, except the right to receive the redemption price payable therefor, without interest thereon, upon surrender (and endorsement, if required by the Company in its sole and absolute discretion) of the certificates for such shares, and the shares represented thereby will cease to be deemed outstanding as of such Redemption Date. In the event that, on or after the date of its receipt of a Notice of Redemption, a Holder properly exercises its exchange rights as provided in Section 5 with respect to the shares of Series A Preferred Stock to be redeemed as provided in such Notice of Redemption, the Exchange Date (as contemplated by Section 5(b)(v)) for such shares will be deemed to be the Redemption Date provided in such Notice of Redemption; provided, however, that in the event that the Company defaults on its obligation to pay the redemption price as provided in such Notice of Redemption, such exchange will not be effective unless such Holder provides written notice to the Company within 20 days of the purported Redemption Date indicating its desire to effect such exchange notwithstanding such default by the Company.

CERTIFICATE OF DESIGNATION OF SERIES A EXCHANGEABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 2

      Section 5. Exchange Rights. The Holders will have exchange rights as follows:

            (a) Right to Exchange. Each record Holder of Series A Preferred Stock will be entitled to exchange its Series A Preferred Stock into shares of common stock, par value $0.01 per share ("Parent Common Stock"), of Vsource, Inc., a Delaware corporation and indirect parent of the Company (the "Parent"), issuable upon exchange of the Series A Preferred Stock, as follows: each outstanding share of Series A Preferred Stock is exchangeable at any time into
22.4 fully-paid and non-assessable shares of Parent Common Stock, subject to adjustment as provided in Section 5(c); provided, however, that in no event will any Holder be entitled to exchange, pursuant to a single exchange transaction, less than the lesser of 6,375 shares of Series A Preferred Stock or all shares owned beneficially or of record by such Holder. The number of shares of Parent Common Stock issuable upon the exchange of one share of Series A Preferred Stock is hereinafter referred to as the "Exchange Rate."

            (b) Mechanics of Exchange.

                  (i) Notice of Exchange; Surrender of Certificates. In order to exchange shares of Series A Preferred Stock into Parent Common Stock, a Holder must (A) fax, on or prior to 4:00 p.m., La Jolla, California time on the Exchange Date (as defined in Section 5(b)(v)), a copy of a fully executed written notice of exchange (each, a "Notice of Exchange") to the Company or to the Company's designated transfer agent (the "Transfer Agent") for the Series A Preferred Stock, stating that such Holder elects so to exchange, which notice will specify the Exchange Date, the number of shares of Series A Preferred Stock to be exchanged (which must be at least the lesser of 6,375 shares or all shares owned beneficially or of record by such Holder) and the number of shares of Parent Common Stock to be issued to such Holder in exchange therefor; and (B) surrender to a common courier for either overnight or two-day delivery to the office of the Company or the Transfer Agent the original certificates representing the Series A Preferred Stock being exchanged (the "Series A Stock Certificates"), duly endorsed for transfer; provided, however, that the Parent will not be obligated to issue certificates evidencing the Parent Common Stock issuable upon such exchange unless the Series A Stock Certificates are delivered to the Company or the Transfer Agent as provided above, or the Holder notifies the Company or the Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 5(b)(ii)).

                  (ii) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series A Stock Certificates, and (in the case of loss, theft or destruction) of indemnity or security satisfactory to the Company in its sole and absolute discretion, and upon surrender and cancellation of such Series A Stock Certificates, if mutilated, the Company will execute and deliver to the applicable Holder new Series A Stock Certificates of like tenor and date; provided, however, that the Company will not be obligated to re-issue such lost or stolen Series A Stock Certificates if the Holder contemporaneously requests the Company to exchange such Series A Preferred Stock into Parent Common Stock.

                  (iii) Delivery of Parent Common Stock Upon Exchange. No later than 4:00 p.m., La Jolla, California time, on the fifth business day after receipt by the

CERTIFICATE OF DESIGNATION OF SERIES A EXCHANGEABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 3

      Company or the Transfer Agent of all necessary documentation required for exchange, including the original Series A Stock Certificates to be exchanged (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), duly executed and in proper form, and subject to approval thereof by the Board, the Parent will issue and deliver to the Holder as shown on the stock records of the Company a certificate for the number of shares of Parent Common Stock to which such Holder is entitled as aforesaid.

                  (iv) No Fractional Shares. If any exchange of Series A Preferred Stock would create a fractional share of Parent Common Stock or a right to acquire a fractional share of Parent Common Stock, such fractional share will be disregarded and the number of shares of Parent Common Stock issuable upon such exchange, in the aggregate, will be the next lower number of shares.

                  (v) Exchange Date. The date on which exchange occurs (the "Exchange Date") will be deemed to be the date on which the Parent issues and delivers to the Holder the certificate for the number of shares of Parent Common Stock to which such Holder is entitled as contemplated by
      Section 5(b)(iii). The person or persons entitled to receive the shares of Parent Common Stock issuable upon such exchange will be treated for all purposes as the record holder or holders of such Parent Common Stock as of the Exchange Date.

            (c) Adjustment to Exchange Rate.

                  (i) Adjustment Due to Stock Split, Stock Dividend, Etc. If, prior to the exchange of all the Series A Preferred Stock, the number of outstanding shares of Parent Common Stock is increased by a stock split, stock dividend or other similar event, the Exchange Rate will be proportionately increased, or if the number of outstanding shares of Parent Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Exchange Rate will be proportionately decreased.

                  (ii) Adjustment Due to Merger, Consolidation, Etc. If, prior to the exchange of all the Series A Preferred Stock, there will be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event as a result of which Parent Common Stock will be converted or exchanged into the same or a different number of shares of the same or another class or classes of stock or securities of the Parent or another entity, or there is a sale of all or substantially all the Parent's assets that is not deemed to be a Liquidation Event pursuant to Section 7(c), then each Holder will thereafter have the right to receive upon any exchange of Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein, and in lieu of Parent Common Stock, that number of shares of such stock, securities or other assets, as the case may be, which such Holder would have been entitled to receive in such transaction had all of such Holder's Series A Preferred Stock been exchanged immediately prior to such transaction, and in any such case appropriate provisions will be made with respect to the rights and interests of the Holders such that the provisions hereof (including, without limitation, provisions for the adjustment of the Exchange Rate and of the number of shares issuable upon any exchange of Series A Preferred Stock) will thereafter be

CERTIFICATE OF DESIGNATION OF SERIES A EXCHANGEABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 4
      applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exchange thereof. The Company will not effect any transaction described in this Section 5(c)(ii) unless (A) it first gives 15 calendar days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (during which time the Holders will be entitled to exchange their Series A Preferred Stock into Parent Common Stock to the extent permitted hereby); and (B) the resulting successor or acquiring entity (if not the Company) assumes by written instrument all of the obligations of the Company under this Certificate of Designation, including the obligation of this Section 5(c)(ii).

                  (iii) No Fractional Shares. If any adjustment under this
      Section 5(c) would create a fractional share of Parent Common Stock or a right to acquire a fractional share of Parent Common Stock, such fractional share will be disregarded and the number of shares of Parent Common Stock issuable upon any future exchange, in the aggregate, will be the next lower number of shares.

            (d) Reservation of Parent Common Stock. The Parent will at all times reserve and keep available out of the authorized but unissued shares of Parent Common Stock, solely for the purpose of effecting the exchange of shares of Series A Preferred Stock, such number of shares of Parent Common Stock as will from time to time be sufficient to effect the exchange of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Parent Common Stock will not be sufficient to effect the exchange of all then-outstanding shares of Series A Preferred Stock, the Parent will take such corporate action as may, in the opinion of its legal counsel, be necessary or appropriate to increase the number of authorized but unissued shares of Parent Common Stock to such number of shares as will be sufficient for such purpose.

            (e) Payment of Taxes. Each Holder will pay all taxes and other governmental charges that may be imposed with respect to the issuance or delivery of shares of Parent Common Stock upon exchange of such Holder's shares of Series A Preferred Stock, including, without limitation, any income taxes associated therewith and any tax or other charge imposed in connection with any transfer involved in the issuance and delivery of shares of Parent Common Stock in a name other than that of such Holder.

      Section 6. Voting Rights. The Holders will have no voting power whatsoever, except as otherwise provided by the NGCL, and no Holder will vote or otherwise participate in any proceeding in which actions will be taken by the Company or the Parent or their respective stockholders or be entitled to notification as to any meeting of the stockholders of the Company or the Parent.

      Notwithstanding the above, the Company will provide each Holder with notification of any meeting of the Company's stockholders regarding any major corporate events affecting the Company. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining stockholders who are entitled to

CERTIFICATE OF DESIGNATION OF SERIES A EXCHANGEABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 5
vote in connection with any proposed sale, lease or conveyance of all or substantially all the assets of the Company, or any proposed Liquidation Event, the Company will deliver a notice to each Holder at least five business days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      To the extent that under the NGCL the vote of the Holders, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Preferred Stock then outstanding, represented at a duly held meeting at which a quorum is present or by written consent of such a majority (except as otherwise may be required under the NGCL) will constitute the approval of such action by such class.

      Section 7. Liquidation Preference.

            (a) In the event of any Liquidation Event, the Holders will be entitled to receive, prior in preference to any distribution to Junior Securities, but in parity with any distribution to Parity Securities, an amount per share equal to the Issue Price Per Share. If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the Holders and any holders of Parity Securities (collectively, the "Parity Holders") are insufficient to permit the payment to the Holders and such Parity Holders of the full preferential amounts due to the Holders and such Parity Holders, respectively, then the entire assets and funds of the Company legally available for distribution will be distributed among the Holders and such Parity Holders, pro rata, based on the respective liquidation amounts to which the Series A Preferred Stock and any such series of Parity Securities is entitled pursuant to the Company's Articles of Incorporation and any duly adopted certificate(s) of designation relating thereto.

            (b) Upon the completion of the distribution required by Section 7(a), if any assets remain in the Company, such assets will be distributed to holders of Junior Securities in accordance with the Company's Articles of Incorporation and any duly adopted certificate(s) of designation relating thereto.

            (c) At each Holder's option, a sale, conveyance or disposition of all or substantially all the assets of the Company to a private entity, the common stock of which is not publicly traded, will be deemed to be a Liquidation Event within the meaning of this Section 7 (a Holder who elects to have a transaction so deemed is referred to herein as a "Liquidating Holder"); provided, however, that with respect to each Holder, any event described in the preceding clause that such Holder does not elect to treat as a Liquidation Event, or any merger, consolidation, acquisition or other business combination of the Company with or into any other company or companies will not be treated as a Liquidation Event within the meaning of this Section 7, but instead will be treated pursuant to Section 5(c)(ii).

            (d) Prior to the closing of any transaction described in Section 7(c) that could, at each Holder's option, be deemed a Liquidation Event, the Company will either (i) make all cash distributions it is required to make to the Liquidating Holders pursuant to the first sentence of Section 7(a); (ii) set aside sufficient funds from which any cash distributions required to be

CERTIFICATE OF DESIGNATION OF SERIES A EXCHANGEABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 6
made to the Liquidating Holders may be made; or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Company from a sale of all or substantially all the assets of the Company will be used to make any required liquidating payments to the Liquidating Holders immediately after the consummation of such sale. In the event that the Company has not fully complied with either of the foregoing alternatives, the Company will either: (x) cause such closing to be postponed until the Company has so complied; or (y) cancel such transaction, in which event the rights of the Holders will be the same as existing immediately prior to such proposed transaction.

      Section 8. Status of Redeemed or Exchanged Stock. In the event any Series A Preferred Stock is redeemed pursuant to Section 4 or exchanged pursuant to
Section 5, the shares so exchanged will be canceled, will return to the status of authorized but unissued Preferred Stock of no designated series, and will not be issuable by the Company as Series A Preferred Stock.

      Section 9. Preference Rights. Nothing contained herein will be construed to prevent the Board from issuing one or more series of Preferred Stock with dividend and liquidation preferences junior to or in parity with the dividend and liquidation preferences of the Series A Preferred Stock.

      Section 10. No Preemptive Rights. No Holder will, in its capacity as a Holder, have any preemptive rights to subscribe to or purchase any shares of any class of capital stock of the Company or the Parent now or hereafter authorized or issued, whether or not exchangeable for any capital stock of the Company or the Parent of any class or classes now or hereafter authorized or issued; nor will any Holder, in its capacity as a Holder, have any right to purchase, acquire or subscribe to any securities that the Company or the Parent may issue or sell, whether or not convertible into or exchangeable for shares of capital stock of the Company or the Parent of any class or classes now or hereafter authorized or issued, and whether or not any such securities have attached or appurtenant thereto any warrants, options or other instruments that entitle the holders thereof to purchase, acquire or subscribe to shares of capital stock of the Company or the Parent of any class or classes now or hereafter authorized or issued.

      Section 11. Notices. All notices and other communications required hereby must be in writing and will be deemed given (a) when delivered personally; (b) on the fifth business day after being mailed by certified mail, return receipt requested; (c) the next business day after delivery to a recognized overnight courier; or (d) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile, as follows:

      if to the Company:                     with copies (which will not
                                             constitute notice) to:

      c/o Vsource, Inc.                      Hughes & Luce, L.L.P.
      7855 Ivanhoe Avenue, Suite 200         1717 Main Street, Suite 2800
      La Jolla, California 92037             Dallas, Texas 75201
      Attention:  General Counsel            Attention:  I. Bobby Majumder
      Telecopy:  (858) 456-4878              Telecopy:  (214) 939-5849

CERTIFICATE OF DESIGNATION OF SERIES A EXCHANGEABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 7
      if to any Holder:

      To the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent)

or to such other address or facsimile number as the Company or such Holder, as the case may be, may have specified by notice properly given pursuant to this provision. Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

      Section 12. Interpretation. The section headings contained herein are solely for the purpose of reference will not in any way affect the meaning or interpretation hereof.

      Section 13. Usage. Whenever the plural form of a word is used herein, it will include the singular form of that word. Whenever the singular form of a word is used herein, it will include the plural form of that word. The term "or" will not be interpreted as excluding any of the items described. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CERTIFICATE OF DESIGNATION OF SERIES A EXCHANGEABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 8

      IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Certificate of Designation as of the date first written above.

                                                POINT LOMA ACQUISITION, INC.

                                                By:      ______________________
                                                Name:    David Hirschhorn
                                                Title:   President and CEO
Attest:

By:      _____________________________________
Name:    Todd Parker
Title:   Secretary

THE STATE OF CALIFORNIA                Section
                                       Section
COUNTY OF____________________________  Section

      The foregoing instrument was acknowledged before me this ____ day of __________, 2006, by David Hirschhorn, the President and Chief Executive Officer of Point Loma Acquisition, Inc., a Nevada corporation, on behalf of said corporation, and was attested to by Todd Parker, the Secretary of said corporation.

_________________________________________________                      [SEAL]
Notary Public in and for the State of California

My Commission Expires:

______________________

                 [Signature Page to Certificate of Designation]

                                    EXHIBIT B

                       FORM OF CERTIFICATE OF DESIGNATION
                                       OF
                SERIES B EXCHANGEABLE REDEEMABLE PREFERRED STOCK
                                       OF
                          POINT LOMA ACQUISITION, INC.

                              __________ ___, 2006

     The undersigned officer of Point Loma Acquisition, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Nevada (the "NGCL"),

            DOES HEREBY CERTIFY

that, pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by the Articles of Incorporation of the Company, and pursuant to the provisions of Section 78.1955 of the NGCL, the Board, by unanimous written consent filed in the Company's minute book, has adopted the following resolution providing for the issuance of a new series of shares of Series B Exchangeable Redeemable Preferred Stock:

      RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Articles of Incorporation of the Company, a series of Preferred Stock of the Company is hereby created, such series of Preferred Stock to be designated Series B Exchangeable Redeemable Preferred Stock, par value $0.01 per share, and to possess the following rights, preferences, privileges, powers and restrictions:

      Section 1. Designation and Number. The shares of such series will be designated as Series B Exchangeable Redeemable Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), and the number of shares constituting the Series B Preferred Stock will be 19,125, with an issue price per share of $50.00 (the "Issue Price Per Share"), for an aggregate original issue price of $956,250.00 (collectively, the "Original Issue Price").

      Section 2. Rank. The Series B Preferred Stock will rank: (a) prior to all of the Company's common stock, $0.01 par value per share (the "Company Common Stock"); (b) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms on parity with any Preferred Stock of whatever subdivision (together with the Common Stock, "Junior Securities"); and (c) on parity with the Company's Series A Exchangeable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock and the Series B Preferred Stock (collectively with the Series A Preferred Stock, "Parity Securities"), in each case as to distributions of assets upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (each, a "Liquidation Event").

CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE REDEEMABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 1

      Section 3. Dividends. The Series B Preferred Stock will bear a cash dividend of 4% of the Issue Price Per Share per annum on each outstanding share of Series B Preferred Stock (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), payable annually on December 31 of each year; provided, however, that each annual dividend will only be payable to the extent that the Company has received Partnership Distributable Cash Flow (as defined below) for such year in an amount sufficient, after taking into consideration any taxes due and payable on such Partnership Distributable Cash Flow, to pay such annual dividend. "Partnership Distributable Cash Flow" means the Company's 50% pro rata portion of all cash available for distribution by Point Loma Surgical Center, L.P., a California limited partnership (the "Partnership"), to its partners after taking into consideration: (a) a minimum reserve of $200,000 for operations for the month in which Partnership Distributable Cash Flow is being calculated; (b) any required capital expenditures or additional reserves as required by the Board of Governors of the Partnership in its sole and absolute discretion; (c) any necessary tax distributions and management fees due to Point Loma GenPar, Inc., a Nevada corporation and a subsidiary of the Company ("GenPar"), in connection with GenPar's performance as the general partner of the Partnership; and (d) any management fees due to Surgical Center Management, Inc., a Nevada corporation and an affiliate of the Company ("SCMI"), in connection with SCMI's performance of its obligations under that certain Management Services Agreement dated as of __________ ___, 2006, by and between the Partnership and SCMI.

      Section 4. Redemption Provisions.

            (a) Optional Redemption By the Company. Subject to the provisions of this Section 4, the Company may, at its sole option and in its sole and absolute discretion, by resolution of the Board at any time after the date of issuance, and at a redemption price per share equal to the Issue Price Per Share, redeem the Series B Preferred Stock, in whole or in part, upon providing to the holders of Series B Preferred Stock (the "Holders") a Notice of Redemption (as defined in Section 4(c)).

            (b) Mandatory Redemption.

                  (i) So long as any Series B Preferred Stock is outstanding, the Company will, on the first business day of [AUGUST (ASSUMING CLOSING OCCURS ON OR NEAR FEBRUARY 1)] in each of 2008, 2009, 2010, 2011 and 2012 (each, a "Mandatory Redemption Date"), redeem 3,825 shares of Series B Preferred Stock (or, if the number of outstanding shares of Series B Preferred Stock as of any Mandatory Redemption Date is less than 3,825, such lower number of shares) at a redemption price per share equal to the Issue Price Per Share; provided, however, that if any provision of the NGCL or any other applicable law prohibits such redemption or otherwise would cause such redemption to be illegal on the scheduled Mandatory Redemption Date with respect to any Holder, then such Holder's shares will not be redeemed until the first date on which such shares may be redeemed in compliance with the NGCL and all other applicable laws; further provided, that the Company will not be liable to any Holder in any respect whatsoever if the Company redeems such Holder's shares and such Holder was aware of

CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE REDEEMABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 2
      a legal prohibition against such redemption and did not advise the Company of such prohibition prior to such redemption.

                  (ii) At least 10 days prior to each Mandatory Redemption Date, the Company will set aside for the applicable redemption, out of any funds legally available therefor, cash in the amount of $191,250 (which amount represents the product of the Issue Price Per Share multiplied by 3,825 shares of Series B Preferred Stock) (or, if the number of outstanding shares of Series B Preferred Stock as of the applicable Mandatory Redemption Date is less than 3,825, the amount equal to the product of the Issue Price Per Share multiplied by such lower number of shares) (each, a "Mandatory Redemption Payment"); provided, however, that each Mandatory Redemption Payment (or partial portion thereof) will be payable on the applicable Mandatory Redemption Date only to the extent that the Company has received Partnership Distributable Cash Flow for the 12 months immediately preceding such Mandatory Redemption Date in an amount sufficient, after taking into consideration any taxes due and payable on such Partnership Distributable Cash Flow and any dividends payable pursuant to Section 3, to fund such Mandatory Redemption Payment (or partial portion thereof); further provided, that to the extent any Mandatory Redemption Payment (or partial portion thereof) is not funded on the applicable Mandatory Redemption Date pursuant to the preceding clause, the unpaid portion will be payable in full on the first business day of the first month in which the Company has received Partnership Distributable Cash Flow in an amount sufficient, after taking into consideration any taxes due and payable on such Partnership Distributable Cash Flow and any dividends payable pursuant to Section 3, to fund such unpaid portion.

                  (iii) Notwithstanding the provisions of Sections 4(b)(i) and
      (ii), the Company may, at its sole option and in its sole and absolute discretion, elect to make any Mandatory Redemption Payment in monthly or quarterly installments during the 12-month period immediately preceding the applicable Mandatory Redemption Date, by giving the Notice of Redemption for such Mandatory Redemption Date not less than 30 nor more than 60 days prior to the date of the first such monthly or quarterly installment; provided, that if the Company so elects, such Notice of Redemption will provide that the shares of Series B Preferred Stock otherwise to be redeemed on the applicable Mandatory Redemption Date will instead be redeemed in one-twelfth or one-fourth increments, as applicable, on the dates of such monthly or quarterly installments, and will provide the complete schedule for such monthly or quarterly installments and the associated redemptions of Series B Preferred Stock.

            (c) Notice of Redemption. Not less than 30 nor more than 60 days prior to the date fixed for any redemption of Series B Preferred Stock, the Company will deliver to the Holders a written notice of redemption (each, a "Notice of Redemption") stating (i) the date(s) on which such redemption will occur (each, a "Redemption Date"); (ii) the number of shares of Series B Preferred Stock to be redeemed on each Redemption Date; (iii) the aggregate redemption price to be paid on each Redemption Date; (iv) the amount, if any, of the annual dividend for the applicable year that will be accrued but unpaid as of each Redemption Date; (v) that the annual dividend with respect to the shares redeemed on each Redemption Date will cease to accrue on such Redemption Date;
(vi) the address to which certificates for such shares are to

CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE REDEEMABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 3
be surrendered for payment of the applicable redemption price; (vii) the exchange rights associated with such shares; and (viii) the period within which such exchange rights may be exercised.

            (d) Effect of Redemption on Exchange Rights. The giving of any Notice of Redemption by the Company will not affect any Holder's rights to exchange shares of Series B Preferred Stock pursuant to Section 5 up to and including the business day immediately preceding the Redemption Date for such shares. Upon each Redemption Date, unless (i) such Holder has properly exercised its exchange rights as provided in Section 5; or (ii) the Company defaults on its obligation to pay the redemption price as provided in the Notice of Redemption, the Holder of the shares of Series B Preferred Stock to be redeemed on such Redemption Date will no longer have any exchange or other rights with respect to such shares, except the right to receive the redemption price payable therefor, without interest thereon, upon surrender (and endorsement, if required by the Company in its sole and absolute discretion) of the certificates for such shares, and the shares represented thereby will cease to be deemed outstanding as of such Redemption Date. In the event that, on or after the date of its receipt of a Notice of Redemption, a Holder properly exercises its exchange rights as provided in Section 5 with respect to the shares of Series B Preferred Stock to be redeemed as provided in such Notice of Redemption, the Exchange Date (as contemplated by Section 5(b)(v)) for such shares will be deemed to be the Redemption Date provided in such Notice of Redemption; provided, however, that in the event that the Company defaults on its obligation to pay the redemption price as provided in such Notice of Redemption, such exchange will not be effective unless such Holder provides written notice to the Company within 20 days of the purported Redemption Date indicating its desire to effect such exchange notwithstanding such default by the Company.

            Section 5. Exchange Rights. The Holders will have exchange rights as follows:

            (a) Right to Exchange. Each record Holder of Series B Preferred Stock will be entitled to exchange its Series B Preferred Stock into shares of common stock, par value $0.01 per share ("Parent Common Stock"), of Vsource, Inc., a Delaware corporation and indirect parent of the Company (the "Parent"), issuable upon exchange of the Series B Preferred Stock, as follows: each outstanding share of Series B Preferred Stock is exchangeable at any time into 25 fully-paid and non-assessable shares of Parent Common Stock, subject to adjustment as provided in Section 5(c); provided, however, that in no event will any Holder be entitled to exchange, pursuant to a single exchange transaction, less than the lesser of 3,825 shares of Series B Preferred Stock or all shares owned beneficially or of record by such Holder. The number of shares of Parent Common Stock issuable upon the exchange of one share of Series B Preferred Stock is hereinafter referred to as the "Exchange Rate."

            (b) Mechanics of Exchange.

                  (i) Notice of Exchange; Surrender of Certificates. In order to exchange shares of Series B Preferred Stock into Parent Common Stock, a Holder must (A) fax, on or prior to 4:00 p.m., La Jolla, California time on the Exchange Date (as defined in Section 5(b)(v)), a copy of a fully executed written notice of exchange (each, a "Notice of Exchange") to the Company or to the Company's designated transfer agent (the "Transfer Agent") for the Series B Preferred Stock, stating that such Holder elects so

CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE REDEEMABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 4
      to exchange, which notice will specify the Exchange Date, the number of shares of Series B Preferred Stock to be exchanged (which must be at least the lesser of 3,825 shares or all shares owned beneficially or of record by such Holder) and the number of shares of Parent Common Stock to be issued to such Holder in exchange therefor; and (B) surrender to a common courier for either overnight or two-day delivery to the office of the Company or the Transfer Agent the original certificates representing the Series B Preferred Stock being exchanged (the "Series B Stock Certificates"), duly endorsed for transfer; provided, however, that the Parent will not be obligated to issue certificates evidencing the Parent Common Stock issuable upon such exchange unless the Series B Stock Certificates are delivered to the Company or the Transfer Agent as provided above, or the Holder notifies the Company or the Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 5(b)(ii)).

                  (ii) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series B Stock Certificates, and (in the case of loss, theft or destruction) of indemnity or security satisfactory to the Company in its sole and absolute discretion, and upon surrender and cancellation of such Series B Stock Certificates, if mutilated, the Company will execute and deliver to the applicable Holder new Series B Stock Certificates of like tenor and date; provided, however, that the Company will not be obligated to re-issue such lost or stolen Series B Stock Certificates if the Holder contemporaneously requests the Company to exchange such Series B Preferred Stock into Parent Common Stock.

                  (iii) Delivery of Parent Common Stock Upon Exchange. No later than 4:00 p.m., La Jolla, California time, on the fifth business day after receipt by the Company or the Transfer Agent of all necessary documentation required for exchange, including the original Series B Stock Certificates to be exchanged (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), duly executed and in proper form, and subject to approval thereof by the Board, the Parent will issue and deliver to the Holder as shown on the stock records of the Company a certificate for the number of shares of Parent Common Stock to which such Holder is entitled as aforesaid.

                  (iv) No Fractional Shares. If any exchange of Series B Preferred Stock would create a fractional share of Parent Common Stock or a right to acquire a fractional share of Parent Common Stock, such fractional share will be disregarded and the number of shares of Parent Common Stock issuable upon such exchange, in the aggregate, will be the next lower number of shares.

                  (v) Exchange Date. The date on which exchange occurs (the "Exchange Date") will be deemed to be the date on which the Parent issues and delivers to the Holder the certificate for the number of shares of Parent Common Stock to which such Holder is entitled as contemplated by
      Section 5(b)(iii). The person or persons entitled to receive the shares of Parent Common Stock issuable upon such exchange will be treated for all purposes as the record holder or holders of such Parent Common Stock as of the Exchange Date.

CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE REDEEMABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 5

      (c) Adjustment to Exchange Rate.

                  (i) Adjustment Due to Stock Split, Stock Dividend, Etc. If, prior to the exchange of all the Series B Preferred Stock, the number of outstanding shares of Parent Common Stock is increased by a stock split, stock dividend or other similar event, the Exchange Rate will be proportionately increased, or if the number of outstanding shares of Parent Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Exchange Rate will be proportionately decreased.

                  (ii) Adjustment Due to Merger, Consolidation, Etc. If, prior to the exchange of all the Series B Preferred Stock, there will be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event as a result of which Parent Common Stock will be converted or exchanged into the same or a different number of shares of the same or another class or classes of stock or securities of the Parent or another entity, or there is a sale of all or substantially all the Parent's assets that is not deemed to be a Liquidation Event pursuant to Section 7(c), then each Holder will thereafter have the right to receive upon any exchange of Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein, and in lieu of Parent Common Stock, that number of shares of such stock, securities or other assets, as the case may be, which such Holder would have been entitled to receive in such transaction had all of such Holder's Series B Preferred Stock been exchanged immediately prior to such transaction, and in any such case appropriate provisions will be made with respect to the rights and interests of the Holders such that the provisions hereof (including, without limitation, provisions for the adjustment of the Exchange Rate and of the number of shares issuable upon any exchange of Series B Preferred Stock) will thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exchange thereof. The Company will not effect any transaction described in this Section 5(c)(ii) unless (A) it first gives 15 calendar days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (during which time the Holders will be entitled to exchange their Series B Preferred Stock into Parent Common Stock to the extent permitted hereby); and (B) the resulting successor or acquiring entity (if not the Company) assumes by written instrument all of the obligations of the Company under this Certificate of Designation, including the obligation of this Section 5(c)(ii).

                  (iii) No Fractional Shares. If any adjustment under this
      Section 5(c) would create a fractional share of Parent Common Stock or a right to acquire a fractional share of Parent Common Stock, such fractional share will be disregarded and the number of shares of Parent Common Stock issuable upon any future exchange, in the aggregate, will be the next lower number of shares.

            (d) Reservation of Parent Common Stock. The Parent will at all times reserve and keep available out of the authorized but unissued shares of Parent Common Stock, solely for the purpose of effecting the exchange of shares of Series B Preferred Stock, such number of shares of Parent Common Stock as will from time to time be sufficient to effect the exchange of all outstanding shares of Series B Preferred Stock. If at any time the number of authorized but

CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE REDEEMABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 6
unissued shares of Parent Common Stock will not be sufficient to effect the exchange of all then-outstanding shares of Series B Preferred Stock, the Parent will take such corporate action as may, in the opinion of its legal counsel, be necessary or appropriate to increase the number of authorized but unissued shares of Parent Common Stock to such number of shares as will be sufficient for such purpose.

            (e) Payment of Taxes. Each Holder will pay all taxes and other governmental charges that may be imposed with respect to the issuance or delivery of shares of Parent Common Stock upon exchange of such Holder's shares of Series B Preferred Stock, including, without limitation, any income taxes associated therewith and any tax or other charge imposed in connection with any transfer involved in the issuance and delivery of shares of Parent Common Stock in a name other than that of such Holder.

      Section 6. Voting Rights. The Holders will have no voting power whatsoever, except as otherwise provided by the NGCL, and no Holder will vote or otherwise participate in any proceeding in which actions will be taken by the Company or the Parent or their respective stockholders or be entitled to notification as to any meeting of the stockholders of the Company or the Parent.

      Notwithstanding the above, the Company will provide each Holder with notification of any meeting of the Company's stockholders regarding any major corporate events affecting the Company. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property (including by way of merger, consolidation or reorganization), or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all the assets of the Company, or any proposed Liquidation Event, the Company will deliver a notice to each Holder at least five business days prior to the record date specified therein, of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

      To the extent that under the NGCL the vote of the Holders, voting separately as a class, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series B Preferred Stock then outstanding, represented at a duly held meeting at which a quorum is present or by written consent of such a majority (except as otherwise may be required under the NGCL) will constitute the approval of such action by such class.

      Section 7. Liquidation Preference.

            (a) In the event of any Liquidation Event, the Holders will be entitled to receive, prior in preference to any distribution to Junior Securities, but in parity with any distribution to Parity Securities, an amount per share equal to the Issue Price Per Share. If, upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the Holders and any holders of Parity Securities (collectively, the "Parity Holders") are insufficient

CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE REDEEMABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 7
to permit the payment to the Holders and such Parity Holders of the full preferential amounts due to the Holders and such Parity Holders, respectively, then the entire assets and funds of the Company legally available for distribution will be distributed among the Holders and such Parity Holders, pro rata, based on the respective liquidation amounts to which the Series B Preferred Stock and any such series of Parity Securities is entitled pursuant to the Company's Articles of Incorporation and any duly adopted certificate(s) of designation relating thereto.

            (b) Upon the completion of the distribution required by Section 7(a), if any assets remain in the Company, such assets will be distributed to holders of Junior Securities in accordance with the Company's Articles of Incorporation and any duly adopted certificate(s) of designation relating thereto.

            (c) At each Holder's option, a sale, conveyance or disposition of all or substantially all the assets of the Company to a private entity, the common stock of which is not publicly traded, will be deemed to be a Liquidation Event within the meaning of this Section 7 (a Holder who elects to have a transaction so deemed is referred to herein as a "Liquidating Holder"); provided, however, that with respect to each Holder, any event described in the preceding clause that such Holder does not elect to treat as a Liquidation Event, or any merger, consolidation, acquisition or other business combination of the Company with or into any other company or companies will not be treated as a Liquidation Event within the meaning of this Section 7, but instead will be treated pursuant to Section 5(c)(ii).

            (d) Prior to the closing of any transaction described in Section 7(c) that could, at each Holder's option, be deemed a Liquidation Event, the Company will either (i) make all cash distributions it is required to make to the Liquidating Holders pursuant to the first sentence of Section 7(a); (ii) set aside sufficient funds from which any cash distributions required to be made to the Liquidating Holders may be made; or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Company from a sale of all or substantially all the assets of the Company will be used to make any required liquidating payments to the Liquidating Holders immediately after the consummation of such sale. In the event that the Company has not fully complied with either of the foregoing alternatives, the Company will either: (x) cause such closing to be postponed until the Company has so complied; or (y) cancel such transaction, in which event the rights of the Holders will be the same as existing immediately prior to such proposed transaction.

      Section 8. Status of Redeemed or Exchanged Stock. In the event any Series B Preferred Stock is redeemed pursuant to Section 4 or exchanged pursuant to
Section 5, the shares so exchanged will be canceled, will return to the status of authorized but unissued Preferred Stock of no designated series, and will not be issuable by the Company as Series B Preferred Stock.

      Section 9. Preference Rights. Nothing contained herein will be construed to prevent the Board from issuing one or more series of Preferred Stock with dividend and liquidation preferences junior to or in parity with the dividend and liquidation preferences of the Series B Preferred Stock.

CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE REDEEMABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 8

      Section 10. No Preemptive Rights. No Holder will, in its capacity as a Holder, have any preemptive rights to subscribe to or purchase any shares of any class of capital stock of the Company or the Parent now or hereafter authorized or issued, whether or not exchangeable for any capital stock of the Company or the Parent of any class or classes now or hereafter authorized or issued; nor will any Holder, in its capacity as a Holder, have any right to purchase, acquire or subscribe to any securities that the Company or the Parent may issue or sell, whether or not convertible into or exchangeable for shares of capital stock of the Company or the Parent of any class or classes now or hereafter authorized or issued, and whether or not any such securities have attached or appurtenant thereto any warrants, options or other instruments that entitle the holders thereof to purchase, acquire or subscribe to shares of capital stock of the Company or the Parent of any class or classes now or hereafter authorized or issued.

      Section 11. Notices. All notices and other communications required hereby must be in writing and will be deemed given (a) when delivered personally; (b) on the fifth business day after being mailed by certified mail, return receipt requested; (c) the next business day after delivery to a recognized overnight courier; or (d) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile, as follows:

      if to the Company:                with copies (which will not constitute
                                        notice) to:

      c/o Vsource, Inc.                 Hughes & Luce, L.L.P.
      7855 Ivanhoe Avenue, Suite 200    1717 Main Street, Suite 2800
      La Jolla, California 92037        Dallas, Texas 75201
      Attention:  General Counsel       Attention:  I. Bobby Majumder
      Telecopy:  (858) 456-4878         Telecopy:  (214) 939-5849

      if to any Holder:

      To the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent)

or to such other address or facsimile number as the Company or such Holder, as the case may be, may have specified by notice properly given pursuant to this provision. Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

      Section 12. Interpretation. The section headings contained herein are solely for the purpose of reference will not in any way affect the meaning or interpretation hereof.

      Section 13. Usage. Whenever the plural form of a word is used herein, it will include the singular form of that word. Whenever the singular form of a word is used herein, it will include the plural form of that word. The term "or" will not be interpreted as excluding any of the items described. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE REDEEMABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                           Page 9

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CERTIFICATE OF DESIGNATION OF SERIES B EXCHANGEABLE REDEEMABLE
PREFERRED STOCK OF POINT LOMA ACQUISITION, INC.                          Page 10

      IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Certificate of Designation as of the date first written above.

                                                 POINT LOMA ACQUISITION, INC.

                                                 By:      ______________________
                                                 Name:    David Hirschhorn
                                                 Title:   President and CEO
Attest:

By:      ________________________________
Name:    Todd Parker
Title:   Secretary

THE STATE OF CALIFORNIA           Section
                                  Section
COUNTY OF______________________   Section

      The foregoing instrument was acknowledged before me this ____ day of __________, 2006, by David Hirschhorn, the President and Chief Executive Officer of Point Loma Acquisition, Inc., a Nevada corporation, on behalf of said corporation, and was attested to by Todd Parker, the Secretary of said corporation.

________________________________________________              [SEAL]
Notary Public in and for the State of California

My Commission Expires:

______________________

                 [Signature Page to Certificate of Designation]

                                    EXHIBIT C

                              FORM OF BILL OF SALE

      This Bill of Sale (this "Bill of Sale") is made and entered into as of __________ ___, 2006 (the "Effective Date"), by Elite Surgical Management, Inc., a California corporation ("Elite"), for the benefit of Surgical Center Management, Inc., a Nevada corporation ("SCMI"). This Bill of Sale is the Bill of Sale required by (a) Section 1.4(g) of that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Point Loma Purchase Agreement"), by and among Point Loma GenPar, Inc., a Nevada corporation and an Affiliate of SCMI ("Point Loma GenPar"); Point Loma Acquisition, Inc., a Nevada corporation and an Affiliate of SCMI ("Point Loma Acquisition"); Surgical Ventures, Inc., a California corporation and an Affiliate of Elite ("SVI"); and David M. Kupfer, M.D., an individual residing in the State of California and the sole stockholder of Elite and SVI ("Kupfer"); and (b) Section 1.4(g) of that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Del Mar Purchase Agreement" and, together with the Point Loma Purchase Agreement, the "Purchase Agreements"), by and among Del Mar GenPar, Inc., a Nevada corporation and an Affiliate of SCMI ("Del Mar GenPar"); Del Mar Acquisition, Inc., a Nevada corporation and an Affiliate of SCMI ("Del Mar Acquisition" and, collectively with Del Mar GenPar, Point Loma GenPar and Point Loma Acquisition, the "Buyers"); SVI and Kupfer. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in each of the Purchase Agreements.

                                   WITNESSETH:

      WHEREAS, Point Loma Surgical Center, L.P., a California limited partnership (the "Point Loma Partnership"), and SCMI have entered into a Management Services Agreement dated as of the Effective Date (the "Point Loma MSA"), pursuant to which the Point Loma Partnership has engaged SCMI to furnish, and SCMI has agreed to furnish to the Point Loma Partnership, the management and support services described therein;

      WHEREAS, Elite Surgical Centers, Del Mar L.P., a California limited partnership (the "Del Mar Partnership"), and SCMI have entered into a Management Services Agreement dated as of the Effective Date (the "Del Mar MSA" and, together with the Point Loma MSA, the "Management Services Agreements"), pursuant to which the Del Mar Partnership has engaged SCMI to furnish, and SCMI has agreed to furnish to the Del Mar Partnership, the management and support services described therein;

      WHEREAS, Elite formerly provided management and support services to (a) the Point Loma Partnership pursuant to a Management Agreement dated as of February 1, 2002, which has been terminated by the Point Loma Partnership; and
(b) the Del Mar Partnership pursuant to a Management Agreement dated as of April 1, 2002, which has been terminated by the Del Mar Partnership, and as a result of such terminations Elite no longer needs or has any use for the Elite Assets;

      WHEREAS, the Buyers, SVI and Kupfer have entered into the Purchase Agreements, pursuant to which, among other things, Kupfer has agreed to cause Elite, effective as of the date hereof, to sell the Elite Assets to SCMI;

      WHEREAS, in order for SCMI to continue performing its obligations under the Management Services Agreements, SCMI desires to purchase from Elite, and Elite desires to sell to SCMI, the Elite Assets, on the terms and subject to the conditions set forth in this Bill of Sale; and

      WHEREAS, the sale, transfer, assignment and delivery of the Elite Assets pursuant to this Bill of Sale is part of the consideration for the transactions contemplated by the Purchase Agreements, and the Buyers have required that Kupfer cause Elite to deliver this Bill of Sale to SCMI as a condition to the consummation of the transactions contemplated by the Purchase Agreement.

      KNOW BY THESE PRESENTS, that, in consideration of the foregoing premises, one dollar in cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Elite does hereby sell, transfer, assign and deliver to SCMI, and its successors and assigns, all right, title and interest in and to the Elite Assets, a complete and accurate listing of which is provided in Schedule 1 to this Bill of Sale.

      Elite represents and warrants to SCMI as follows:

            (a) Organization. Elite is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power to own its properties and to conduct its business as presently conducted. Elite is not qualified to do business in any foreign jurisdiction, and no such qualification is required as of the date hereof.

            (b) Authority. Elite has all requisite power, authority and capacity, corporate or otherwise, to execute, deliver and perform under this Bill of Sale. The execution, delivery and performance by Elite of this Bill of Sale has been duly authorized by all necessary action, corporate or otherwise, on the part of Elite. This Bill of Sale has been duly executed and delivered by Elite and is a legal, valid and binding agreement of Elite, enforceable against Elite in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (c) Title to the Elite Assets.

                  (i) Set forth in Schedule 1 is a complete and accurate list of the Elite Assets, including without limitation: (A) all real property owned or leased by Elite; (B) each vehicle owned or leased by Elite; and (C) each other tangible asset owned or leased by Elite and having a book value in excess of $500.

                  (ii) Elite has good and marketable title to all of the Elite
            Assets it owns or purports to own, and owns all of such assets free and clear of any Liens, other than Permitted Liens. Elite holds a valid leasehold interest in or otherwise has a valid and enforceable right to use all of the Elite Assets that it does not own. This Bill of Sale conveys to and vests in SCMI good and marketable title to the Elite Assets, free and clear of any Liens other than Permitted Liens.

            (d) Condition and Sufficiency of the Elite Assets. The Elite Assets constitute all of the assets of Elite that are used in, generated by or associated with the business of operating the Point Loma Surgical Center located at 3434 Midway Drive, Suite 1006, San Diego, California 92110 (the "Point Loma Business") or the business of operating the Del Mar Surgical Center located at 12264 El Camino Real, Suite 55, San Diego, California 92130 (the "Del Mar Business" and, together with the Point Loma Business, the "Business"). The Elite Assets: (A) are in good condition and repair, ordinary wear and tear excepted; (B) are in good working order and have been properly and regularly maintained in all material respects; (C) conform in all material respects to all applicable Laws relating to their construction, use, operation and maintenance; (D) constitute all assets used by Elite in the conduct of the Business; (E) constitute all assets, tangible and intangible, of any nature whatsoever, necessary to carry on the Business as currently conducted; and (F) are fit for the particular purpose for which they are used in connection with the Business.

            (e) No Violation. Neither the execution or delivery of this Bill of Sale nor the consummation of the transactions contemplated hereby, including without limitation the sale, transfer, assignment and delivery of the Elite Assets to SCMI, will, to the Knowledge of Elite or Kupfer, conflict with or result in the breach of any term or provision of, require any Consent or violate or constitute a default under (or an event that with notice or the lapse of time or both would constitute a breach or default), or result in the creation of any Lien on any of the Elite Assets pursuant to, or relieve any third party of any obligation to Elite or give any third party the right to terminate or accelerate any obligation under, any charter provision, bylaw, contract included in the Elite Assets, License or Law to which Elite is a party or by which any of the Elite Assets is in any way bound or obligated.

            (f) Governmental Authorizations. To the Knowledge of Elite or Kupfer, no Governmental Authorization is required on the part of Elite in connection with the sale, transfer, assignment and delivery of the Elite Assets to SCMI or any of the other transactions contemplated by this Bill of Sale.

            (g) Litigation. There are currently no pending or, to the Knowledge of Elite or Kupfer, threatened Litigation, in each case by any Person against or relating to Elite or any stockholder, officer, employee or agent (in their capacities as such) of Elite or to which any of the Elite Assets is subject. Elite is not subject to or bound by any currently existing judgment, order, writ, injunction, decree, ruling or charge. Neither Elite nor Kupfer has any reason to believe that any such Litigation may be brought or threatened against Elite. Elite is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree, ruling or charge of any court or Governmental Entity prohibiting the execution, delivery or performance of this Bill of Sale or the consummation of the transactions contemplated hereby.

            (h) Licenses. Elite owns, possesses or holds from each appropriate Governmental Entity all Licenses issued by any Governmental Entity necessary to use any of the Elite Assets or conduct the Business, and each such License is included in the Elite Assets. No loss or expiration of any such License is pending or, to the Knowledge of Elite or Kupfer, threatened or reasonably foreseeable, other than expiration in accordance with the terms thereof of Licenses that may be renewed in the ordinary course of business without lapsing. Each such License is in good standing and not subject to meritorious challenge.

            (i) Employee Matters. Set forth in Schedule 2 is a complete and accurate list of all current employees of Elite, including date of employment, current title and compensation, and date and amount of last increase in compensation. There are no written or oral employment agreements between Elite and any of its employees. All of Elite's employees are employees at will and may be terminated by Elite, without prior notice, for any reason or for no reason. In relation to its employees, both present and former, Elite has: (i) complied with all obligations imposed on it by all Laws relevant to the relations between it and its employees or any disclosed trade union; (ii) maintained adequate and suitable records regarding the service of each of its employees; and
      (iii) withheld all income tax required by the Code or by applicable state and local Laws, and payments due for social security contributions (including the employer's contributions) and any other amount required to be withheld under any federal, state or local Laws, from salaries, wages and bonuses paid by the Partnership, complied with all withholding requirements and maintained proper records in respect of the foregoing. Elite has no collective bargaining, union or labor agreements, contracts or other arrangements with any group of employees, labor union or employee representative and there is no organization effort currently being made or, to the Knowledge of Elite or Kupfer, threatened by or on behalf of any labor union with respect to employees of the Partnership. Elite has not experienced, and, to the Knowledge of Elite or Kupfer, there is no basis for, any strike, labor trouble, work stoppage, slow down or other interference with or impairment of the Business. Elite does not object to any offer of employment from SCMI to any employee of Elite, but acknowledges and confirms that SCMI will have no obligation to offer employment to any employee of Elite or any other person.

            (j) Contracts. With respect to each agreement (whether written or oral and including all amendments thereto) included in the Elite Assets (each, a "Contract"), Elite has delivered to SCMI a copy of each written Contract and a detailed written summary of each oral Contract. Except as described in Schedule 1, (A) each Contract is valid, binding and in full force and effect and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (B) Elite has performed all of its obligations that have become due under any Contract to which it is a party, and there exists no breach or default (or event that with notice or lapse of time would constitute a breach or default) on the part of Elite or any other Person under any Contract; (C) there has been no termination or notice of default or, to the Knowledge of Elite or Kupfer, any threatened termination under any Contract; and (iv) to the Knowledge of Elite or Kupfer, no party to any Contract intends to alter its relationship with Elite as a result of or in connection with the acquisitions contemplated by the Purchase

      Agreement or the sale, transfer, assignment and delivery of the Elite Assets to SCMI pursuant to this Bill of Sale. Except as set forth in
      Schedule 1, none of the Contracts will require Consent from Elite's counterparty or will result in a breach, termination, termination right or change in any right or obligation thereunder as a result of the consummation of the transactions contemplated by this Bill of Sale. With respect to any Contracts that will require Consent, SCMI will have the right to participate in any communication with such counterparties in connection with obtaining such Consent.

            (k) Full Disclosure. No representation or warranty of Elite contained in this Bill of Sale, and nothing set forth herein or in the schedules attached hereto, or in any document furnished to SCMI in connection herewith, or in any other information or materials delivered by Elite or Kupfer to SCMI or the Buyers (when read together), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Elite has disclosed to SCMI all facts and information material to the purchase of the Elite Assets or the Business that are known to Elite.

      Elite agrees to warrant and defend title to the Elite Assets unto SCMI, and its successors and assigns, forever against every Person claiming the same or any part thereof.

      Elite agrees, without further consideration, to execute and deliver to SCMI such further instruments of conveyance and transfer as SCMI may reasonably request in order more effectively to convey and transfer to SCMI any of the Elite Assets, or for aiding, assisting, collecting and reducing to possession any of the Elite Assets and exercising rights with respect thereto.

      Elite hereby irrevocably constitutes and appoints SCMI as its true and lawful attorney-in-fact, with full power of substitution, to endorse, assign, demand, sue for, recover, receive, release and discharge, in the name of Elite, any and all rights, demands, moneys, claims and causes of action of every kind and description whatsoever arising out of, incident to or in connection with the Elite Assets.

      This Bill of Sale will be binding on Elite and its successors and assigns and will inure to the benefit of SCMI and its successors and assigns. Nothing contained in this Bill of Sale will be deemed to supersede, modify, limit or amend any of the rights or obligations of the Buyers, SVI or Kupfer under either of the Purchase Agreements.

      This Bill of Sale will be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might result in the application of the laws of another jurisdiction.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Elite has executed this Bill of Sale as of the date first written above.

                                                ELITE SURGICAL MANAGEMENT, INC.

                                                By:      ______________________
                                                Name:    David M. Kupfer, M.D.
                                                Title:   President

THE STATE OF CALIFORNIA                 Section
                                        Section
COUNTY OF ___________________________   Section

      The foregoing instrument was acknowledged before me this ____ day of ____________, 2006, by David M. Kupfer, M.D., the President of Elite Surgical Management Inc., a California corporation, on behalf of said corporation.

________________________________________________           [SEAL]
Notary Public in and for the State of California

My Commission Expires:

______________________

                        [Signature Page to Bill of Sale]

                                   SCHEDULE 1

                                  ELITE ASSETS

      All tangible and intangible assets used in, generated by or associated with the Business, including without limitation all cash and cash equivalents, accounts receivable and other receivables, prepaid expenses, deposits, medical equipment, other equipment, office furnishings, vehicles, prepaid assets, contract rights, licenses, permits, customer, prospect and marketing lists, sales data, records, computer software and software licenses, proprietary information, intellectual property, trade secrets, trademarks and trade names, logos, copyrights, goodwill associated with such intellectual property and the Business, production specifications, drawings and designs owned, leased or otherwise used by Elite in connection with the Business as of the date hereof, and specifically including:

[SVI/KUPFER TO PROVIDE COMPLETE LIST.]

      The Elite Assets exclude the following assets, which will remain the property of Elite following the date hereof (collectively, the "Excluded Assets"):

[SVI/KUPFER TO PROVIDE COMPLETE LIST.]

      Elite acknowledges and confirms that SCMI will assume only the ordinary course obligations of Elite to be performed after the date hereof under any contract that is included in the Elite Assets (collectively, the "Assumed Liabilities"); and that SCMI will not assume, and Elite will retain and discharge when due or otherwise satisfy following the date hereof any Liabilities of Elite set forth below (collectively, the "Excluded Liabilities"):

            (a)   Liabilities in respect of any of the Excluded Assets;

            (b)   Liabilities relating to Litigation;

            (c)   Liabilities relating to indebtedness for borrowed money;

            (d) Liabilities relating to loans or other payables owed by Elite to its stockholders;

            (e) Liabilities relating to Taxes on the earnings of Elite or related to any of the Elite Assets for periods prior to the Closing Date;

            (f) Liabilities relating to the Plan or any other Employee Benefit Plans;

            (g)   any undisclosed Liability;

            (h) Liabilities incurred other than in the ordinary course of business; and

            (i)   any other Liability that is not an Assumed Liability.

                          [Schedule 1 to Bill of Sale]

                                    EXHIBIT D

                      FORM OF REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "Agreement") is made and entered into as of __________ ___, 2006, by and between Vsource, Inc., a Delaware corporation (the "Company"), and Surgical Ventures, Inc., a California corporation (the "Stockholder"), in connection with that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Purchase Agreement"), by and among Point Loma GenPar, Inc., a Nevada corporation and an indirect subsidiary of the Company; Point Loma Acquisition, Inc., a Nevada corporation and an indirect subsidiary of the Company ("Newco"); the Stockholder; and David M. Kupfer, M.D., an individual residing in the State of California. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

                                    RECITALS

      WHEREAS, pursuant to the Purchase Agreement, the Stockholder is acquiring 31,875 shares (the "Series A Shares") of Newco's Series A Convertible Preferred Stock, par value $0.01 per share, and 19,125 shares (the "Series B Shares" and, together with the Series A Shares, the "Shares") of Newco's Series B Convertible Redeemable Preferred Stock, par value $0.01 per share;

      WHEREAS, the Shares are convertible into common stock, par value $0.01 per share ("Common Stock"), of the Company;

      WHEREAS, the Company desires to grant to the Stockholder certain registration rights relating to any Common Stock acquired by the Stockholder upon conversion of any of the Shares, and the Stockholder desires to obtain such registration rights, on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, this Agreement is part of the consideration for the transactions contemplated by the Purchase Agreement, and the Stockholder has required that the Company enter into this Agreement as a condition to the consummation of the transactions contemplated by the Purchase Agreement; and

      WHEREAS, the Company is receiving, and will receive, substantial direct and indirect benefits from the consummation of the transactions contemplated by the Purchase Agreement;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Certain Definitions. As used in this Agreement, the following terms mean:

            (a) "Affiliate" means, with respect to a specified Holder, (i) the meaning ascribed to such term in the Purchase Agreement; (ii) the spouse or children (or a trust exclusively for the benefit of the spouse or children) of the specified Holder; or (iii) in the case of a Holder that is a partnership, its partners.

            (b) "Commission" means the Securities and Exchange Commission, or any successor agency; references in this Agreement to any rules, regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

            (c) "Holder" means the Stockholder or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 9, provided that the Stockholder or such transferee or assignee then owns the Registrable Stock.

            (d) "Register," "registered" and "registration" mean a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement or similar document.

            (e) "Registrable Stock" means any shares of Common Stock acquired by any Holder upon conversion of any of the Shares; provided, however, that any Registrable Stock shall cease to be Registrable Stock when (i) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement; (ii) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act; (iii) such Registrable Stock is eligible to be sold pursuant to Rule 144(k) under the 1933 Act; (iv) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act; or (v) such Registrable Stock is sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assigned.

            (f) "Requesting Holder" means a Holder or Holders of at least a majority of the Registrable Stock, in the aggregate.

      2. Piggy-Back Registration. Commencing immediately after the Closing Date, if the Company determines that it will file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the resale of the Registrable Stock and such filing is to be on the Company's behalf or on behalf of selling holders of the Company's securities for the general registration of Common Stock to be sold for cash, at each such time the Company shall promptly give each Holder written notice of such determination setting forth the date on which the

Company proposes to file such registration statement, which date shall be no earlier than 30 days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Upon the written request of any Holder received by the Company no later than 20 days after the date of the Company's notice, the Company shall use its commercially reasonable efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (a) at a price reasonably related to the then-current market value of such securities, or (b) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, however, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities such other Persons intended to offer.

      3. Expenses of Registration. The Company shall bear all expenses incurred in connection with each registration pursuant to Section 2, excluding underwriters' discounts and selling commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky Laws and fees and disbursements of the Company's legal counsel. The selling Holders shall bear and pay the underwriting commissions and discounts applicable to the Registrable Stock offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

      4. Holdback Agreement.

            (a) Restrictions on Public Sale by Holder. To the extent not inconsistent with applicable law, each Holder whose Registrable Stock is included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the 14 days prior to, and during the 180-day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering or if and to the extent requested by the Company in the case of a nonunderwritten public offering.

            (b) Restrictions on Public Sale by the Company and Others. The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement in which Holders are participating (except as part of such registration), if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering or if and to the extent requested by the Holders in the case of a non-underwritten public offering; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any securities convertible into or exchangeable or exercisable for such securities (other than pursuant to an effective registration statement) shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in Section 4(b)(i), in each case including a sale pursuant to Rule 144 under the 1933 Act.

      5. Lock-Up/Leak-Out Provisions.

            (a) Lock-Up. In the event of a firmly-underwritten public offering of Common Stock or other securities of the Company registered under the 1933 Act by a nationally-recognized investment bank resulting in at least $20,000,000 in net proceeds (before underwriters' discounts and selling commissions) to the Company (the "Public Offering"), each Holder agrees that for a period of six months commencing on the effective date of the registration statement filed under the 1933 Act relating to the Public Offering (the "Lock-Up Period"), such Holder will not offer, sell, contract to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of the Registrable Stock, any securities into which the Registrable Stock is convertible, exercisable or exchangeable, or any other securities of the Company. In order to enable the Company to enforce the restriction on resale during the Lock-Up Period, each Holder agrees that the Company may impose stop-transfer instructions with respect to any Registrable Stock or any other securities of the Company owned beneficially or of record by such Holder until the expiration of the Lock-Up Period.

            (b) Extension of Lock-Up Period. In the event that the National Association of Securities Dealers, any other state or federal regulatory authority or any of their respective Affiliates requires that the Lock-Up Period be extended in connection with the Public Offering, each Holder agrees that any executive officer of the Company may execute any agreements and other documents, in such officer's sole and absolute discretion, for and on behalf of, and in the name of, such Holder, to extend the Lock-Up Period to the extent required by the National Association of Securities Dealers, such regulatory authority or such Affiliate without prior notice to, or further consent by, any Holder. Each Holder further agrees that any executive officer of the Company may, in such officer's sole and absolute discretion, extend the Lock-Up Period to the extent such officer deems necessary or to the extent requested in writing by the managing underwriter or underwriters. Each Holder irrevocably constitutes and appoints the Chief Executive Officer of the Company, with full power of substitution, as such Holder's true and lawful agent and attorney-in-fact, with full power and authority in such Holder's name and stead to extend the Lock-Up Period as provided in this Section 5(b).

            (c) Leak-Out. No Registrable Stock may be sold, publicly or otherwise, for a period of three months from the date of effectiveness of the registration statement in which such Registrable Stock is included, and commencing on the business day immediately following the expiration of such three-month period, no more than five percent (5%) of such Registrable Stock may be sold publicly in any monthly period for the next 20 consecutive months (as applicable to such Registrable Stock, the "Leak-Out Period"). Each Holder agrees that any Registrable Stock sold during the Leak-Out Period applicable to such Registrable Stock will only be sold in "broker's transactions" as such term is defined in Rule 144 under the 1933 Act. Each Holder agrees that it will not engage in any short selling of any Registrable Stock during the Leak-Out Period applicable to such Registrable Stock.

            (d) Waiver of Lock-Up/Leak-Out Provisions. Any one or more of the restrictions set forth in this Section 5: (i) may be waived by the board of directors of the Company if it determines in good faith and in the exercise of its fiduciary duties that such waiver would be in the best interests of the Company and its stockholders for any valid business purpose, including, without limitation, to increase the liquidity of the Common Stock; and (ii) will be null and void upon the consummation of any tender offer to purchase all or substantially all of the Company's issued and outstanding securities or any merger, consolidation or other reorganization of the Company with or into an unaffiliated Person if such transaction is approved by the affirmative vote of the requisite number of record and beneficial owners of the Company's then outstanding and entitled to vote on such transaction.

      6. Indemnification and Contribution.

            (a) Indemnification by the Company. The Company agrees to indemnify, to the full extent permitted by law, each Holder, its directors, officers and agents and each Person who controls such Holder (within the meaning of the 1933 Act) against all Losses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. The Company will also indemnify any underwriters of the Registrable Stock, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933
      Act) to the same extent as provided above with respect to the indemnification of the selling Holders.

            (b) Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the 1933 Act) against any Losses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder so furnished in writing by such Holder. Notwithstanding the foregoing, the liability of each such Holder under this Section 6(b) will be limited to an amount equal to the initial public offering price of the Registrable Stock sold by such Holder, unless such liability arises out of or is based on gross negligence or willful misconduct of such Holder.

            (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall be in the indemnifying party's sole discretion if the indemnifying party is solely liable for all Losses in connection with such claim, and which consent shall not be unreasonably withheld if both the indemnifying party and the indemnified party are liable for Losses in connection with such claim). Failure by such Person to provide said notice to the indemnifying party shall itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

            (d) Contribution. If for any reason the indemnity provided for in this Section 6 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses
      (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6(a) and 6(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this
Section 6.

      7. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

      8. Rule 144. After a registration statement has been filed under the 1933 Act and declared effective by the Commission, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time; or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

      9. Transfer of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Registrable Stock may not be transferred to any third Person other than to an affiliate of such Holder; provided, however, that such transfer to an affiliate must be effected in accordance with applicable securities laws; further provided, that the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; further provided, that such transferee shall agree in writing, in form and substance satisfactory to the Company in its sole and absolute discretion, to be bound as a Holder by all of the provisions of this Agreement; and further provided, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act. Except as set forth in this Section 9, a transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

      10. Mergers, Etc. The Company will not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company will not be the surviving corporation unless the proposed surviving corporation, prior to such merger, consolidation or reorganization, agrees in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Stock" shall be deemed to be references to the securities the Holders would be entitled to receive in exchange for Registrable Stock under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 10 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if each Holder is entitled to receive in exchange for its Registrable Stock consideration consisting solely of (a) cash; (b) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act; or (c) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the 1933 Act.

      11. Miscellaneous.

            (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

            (b) Notices. All notices and other communications under this Agreement must be in writing and will be deemed given (i) when delivered personally; (ii) on the fifth business day after being mailed by certified mail, return receipt requested; (iii) the next business day after delivery to a recognized overnight courier; or (iv) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile, to the parties at the following addresses or facsimile numbers (or to such other address or facsimile number as such party may have specified by notice given to the other party pursuant to this provision):

      if to the Company:                     with copies (which will not
                                             constitute notice) to:

      c/o Vsource, Inc.                      Hughes & Luce, L.L.P.
      7855 Ivanhoe Avenue, Suite 200         1717 Main Street, Suite 2800
      La Jolla, California 92037             Dallas, Texas 75201
      Attention:  General Counsel            Attention:  I. Bobby Majumder
      Telecopy:  (858) 456-4878              Telecopy:  (214) 939-5849
      if to the Stockholder:                 with copies (which will not
                                             constitute notice) to:

      Surgical Ventures, Inc.                Getz & Associates
      P.O. Box 9330                          13025 Danielson St., Suite 107
      Rancho Santa Fe, California 92067      Poway, CA 92064
      Attention:  David M. Kupfer, M.D.      Attention:  Pauline H. G. Getz
      Telecopy:  (858) 847-0610              Telecopy:  (858) 486-2702

      Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

            (c) Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, or to defend against any of the foregoing actions, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

            (d) Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, each of which will remain in full force and effect, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in a manner materially adverse to any party, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by Law.

            (e) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (.pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            (f) Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this Agreement.

            (g) Binding Effect; Assignment. Except as otherwise expressly provided herein, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

            (h) Enforceability. This Agreement shall remain in full force and effect notwithstanding any breach or purported breach of or relating to the Purchase Agreement.

            (i) Entire Agreement. This Agreement, together with the Purchase Agreement, contains the entire understanding of the parties relating to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. The recitals to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

            (j) Amendments and Waivers. The provisions of this Agreement may not be amended, supplemented or modified, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the Registrable Stock then outstanding affected by such amendment, supplement, modification, waiver or departure.

            (k) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by Law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Agreement, and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

            (l) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

            (m) Drafting. The language in all parts of this Agreement will be interpreted, in all cases, according to its fair meaning and not for or against any party hereto. Each party acknowledges that it and its legal counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

            (n) Usage. Whenever the plural form of a word is used in this Agreement, it will include the singular form of that word. Whenever the singular form of a word is used in this Agreement, it will include the plural form of that word. The term "or" will not be interpreted as excluding any of the items described. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

            (o) No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, and nothing expressed or implied will give or be construed to give any other Person any legal or equitable rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                            THE COMPANY:

                            VSOURCE, INC.

                            By:    __________________________________________
                            Name:  David Hirschhorn
                            Title: President and co-Chief Executive Officer

                            THE STOCKHOLDER:

                            SURGICAL VENTURES, INC.

                            By:    __________________________________________
                            Name:  David M. Kupfer, M.D.
                            Title: President

                [Signature Page to Registration Rights Agreement]

                                    EXHIBIT E

                        FORM OF ASSIGNMENT OF GP INTEREST

      This Assignment of GP Interest (this "Assignment") is made and entered into as of __________ ___, 2006, by and between Surgical Ventures, Inc., a California corporation ("Assignor"), and Point Loma GenPar, Inc., a Nevada corporation ("Assignee"), in connection with that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Purchase Agreement"), by and among Assignee; Point Loma Acquisition, Inc., a Nevada corporation; Assignor; and David M. Kupfer, M.D., an individual residing in the State of California. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

                                   WITNESSETH:

      WHEREAS, Assignor is the owner of the GP Interest;

      WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to sell, transfer and convey to Assignee, and Assignee has agreed to acquire from Assignor, the GP Interest;

      WHEREAS, in connection with such sale, transfer and conveyance, Assignor desires to assign the GP Interest to Assignee, and Assignee desires to accept such assignment, pursuant to the terms and provisions provided herein;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Assignor assigns, transfers and conveys to Assignee the GP Interest, including all of Assignor's rights and interests as an equityholder of the Partnership allocable or attributable to the GP Interest and its proportionate right, title and interest in and to the business, properties and assets of the Partnership and to the capital, distributions, profits and losses of the Partnership or its successors, allocable or attributable to the GP Interest, an equityholder of the Partnership.

      2. This Assignment and the covenants, obligations, undertakings, rights and benefits hereof shall be binding upon, and shall inure to the benefit of, the respective parties hereto and their respective successors and assigns.

      3. This Assignment may be executed in one or more counterparts (including by facsimile or portable document format (.pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      4. Each party agrees to execute any and all documents and to perform such other acts as the other party may reasonably request to further the purposes of this Assignment and the transactions contemplated hereby.

      5. The recitals set forth in this Assignment are hereby incorporated into and made a part of this Assignment for all purposes.

      6. THIS ASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      EXECUTED AND DELIVERED to be effective as of the date first written above.

                             ASSIGNOR:

                             SURGICAL VENTURES, INC.

                             By:    ___________________________________________
                             Name:  David M. Kupfer, M.D.
                             Title: President

                             ASSIGNEE:

                             POINT LOMA GENPAR, INC.

                             By:    ___________________________________________
                             Name:  David Hirschhorn
                             Title: President and CEO

                  [Signature Page to Assignment of GP Interest]

                                    EXHIBIT F

                        FORM OF ASSIGNMENT OF LP INTEREST

      This Assignment of LP Interest (this "Assignment") is made and entered into as of __________ ___, 2006, by and between Surgical Ventures, Inc., a California corporation ("Assignor"), and Point Loma Acquisition, Inc., a Nevada corporation ("Assignee"), in connection with that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Purchase Agreement"), by and among Point Loma GenPar, Inc., a Nevada corporation; Assignee; Assignor; and David M. Kupfer, M.D., an individual residing in the State of California. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

                              WITNESSETH:

      WHEREAS, Assignor is the owner of the LP Interest;

      WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to sell, transfer and convey to Assignee, and Assignee has agreed to acquire from Assignor, the LP Interest;

      WHEREAS, in connection with such sale, transfer and conveyance, Assignor desires to assign the LP Interest to Assignee, and Assignee desires to accept such assignment, pursuant to the terms and provisions provided herein;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Assignor assigns, transfers and conveys to Assignee the LP Interest, including all of Assignor's rights and interests as an equityholder of the Partnership allocable or attributable to the LP Interest and its proportionate right, title and interest in and to the business, properties and assets of the Partnership and to the capital, distributions, profits and losses of the Partnership or its successors, allocable or attributable to the LP Interest, an equityholder of the Partnership.

      2. This Assignment and the covenants, obligations, undertakings, rights and benefits hereof shall be binding upon, and shall inure to the benefit of, the respective parties hereto and their respective successors and assigns.

      3. This Assignment may be executed in one or more counterparts (including by facsimile or portable document format (.pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      4. Each party agrees to execute any and all documents and to perform such other acts as the other party may reasonably request to further the purposes of this Assignment and the transactions contemplated hereby.

      5. The recitals set forth in this Assignment are hereby incorporated into and made a part of this Assignment for all purposes.

      6. THIS ASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      EXECUTED AND DELIVERED to be effective as of the date first written above.

                                       ASSIGNOR:

                                       SURGICAL VENTURES, INC.

                                       By: _____________________________
                                       Name: David M. Kupfer, M.D.
                                       Title: President

                                       ASSIGNEE:

                                       POINT LOMA ACQUISITION, INC.

                                       By: ______________________________
                                       Name: David Hirschhorn
                                       Title: President and CEO

                  [Signature Page to Assignment of LP Interest]

                                    EXHIBIT G

                      FORM OF MANAGEMENT SERVICES AGREEMENT

      This Management Services Agreement (this "Agreement") is made and entered into effective as of __________ ___, 2006 (the "Effective Date"), by and between Point Loma Surgical Center, L.P., a California limited partnership doing business as Elite Surgical Centers, Point Loma (the "Partnership"), and Surgical Center Management, Inc., a Nevada corporation (the "Manager"), in connection with that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Purchase Agreement"), by and among Point Loma GenPar, Inc., a Nevada corporation and an Affiliate of the Manager ("GenPar"); Point Loma Acquisition, Inc., a Nevada corporation and an Affiliate of the Manager ("Newco" and, together with GenPar, the "Buyers"); Surgical Ventures, Inc., a California corporation and the general partner of the Partnership (the "Seller"); and David
M. Kupfer, M.D., an individual residing in the State of California and the sole stockholder of the Seller ("Kupfer").

                                    RECITALS

      A. The Partnership is the owner and operator of the Medicare certified ambulatory surgical center known as "Elite Surgical Centers, Point Loma" located at 3434 Midway Drive, Suite 1006, San Diego, California 92110 (the "Surgery Center"); and

      B. Manager is in the business of furnishing management and support services to ambulatory surgery centers; and

      C. On December ___, 2005, the Buyers entered into the Purchase Agreement with the Seller and Kupfer to acquire controlling ownership of the Partnership and the Surgery Center; and

      D. The Partnership desires to engage Manager, and Manager desires to furnish to the Partnership, the management and support services described in this Agreement for the purpose of assisting the Partnership in providing quality health care services to patients of the Surgery Center, upon the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, for and in consideration of the mutual representations, warranties, agreements, and covenants in this Agreement, and other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

                                   AGREEMENTS

      1. DEFINITIONS. As used in this Agreement, the terms defined in Section 10(o) have the meanings ascribed to them therein (unless specifically defined or the context clearly requires otherwise). Capitalized terms used in this Agreement that are not otherwise defined have the meanings ascribed to them in the Purchase Agreement. Other terms may be defined elsewhere in this Agreement and have the meanings so ascribed to them.

      2. RELATIONSHIP OF PARTIES.

         (a) APPOINTMENT AS MANAGER. Upon the terms and subject to the conditions set forth in this Agreement, the Partnership hereby grants, and Manager hereby accepts, the sole and exclusive right and obligation to furnish or perform, or arrange for the furnishing or performance of, the Management Services (as defined in Section 3(a) below) during the Term (as defined in Section 5(a) below). Subject to the authority and responsibility reserved by the Partnership under Section 3, the Partnership authorizes Manager to furnish or perform, or arrange for the furnishing or performance of, the Management Services in whatever manner Manager reasonably determines is appropriate under the circumstances. The Partnership will not interfere with or prevent, or act in any way that could reasonably be foreseen to interfere with or prevent, Manager from carrying out its responsibilities under this Agreement.

         (b) PARTNERSHIP APPROVAL. For purposes of this Agreement, when any approval, consent, waiver, notice, or other action or decision is required by or from the Partnership, the term "Partnership" means the Governing Board. If there is no duly constituted Governing Board or the Governing Board in office fails or refuses to act within a reasonable time period under the circumstances of the applicable action or decision, Manager may rely upon the action or decision of the general partner of the Partnership.

         (c) INDEPENDENT CONTRACTORS. The Partnership and Manager intend to act and perform under this Agreement as independent contractors with respect to each other. Neither of them will have or exercise any control or direction over the method by which the other party carries out its responsibilities under this Agreement. This Agreement is not intended to create any partnership, joint venture, agency, or employment relationship between the parties or any of their respective employees, agents, independent contractors, or representatives.

         (d) NO PAYMENT FOR REFERRALS. The parties agree that the benefits to Manager under this Agreement do not require, are not payment or compensation for, in cash or in kind, and are not in any way contingent upon, the admission, referral, or any other arrangement for the provision of any item or service offerred by Manager to the Partnership or any patients of the Surgery Center.

         (e) USE OF NAME, LOGOS, ETC During the Term, Manager may use all the names, trademarks, logos, and symbols of the Partnership identifying the Surgery Center, including without limitation, the right to represent to the general public and the health care industry specifically that Manager manages the Surgery Center.

         (f) MANAGER'S COMPETITIVE ACTIVITIES. The Partnership acknowledges that Manager and its Affiliates are currently in the business of developing, acquiring, owning, and operating ambulatory surgery centers and other health care facilities and providing ambulatory surgery center development and management services to the general public apart from the Management Services that Manager is furnishing the Partnership under this Agreement. Nothing in this Agreement will prohibit Manager or any of its Affiliates from developing, owning, or operating ambulatory surgery centers or other health care facilities or from providing ambulatory surgery center development and management services to other Persons.

      3. MANAGEMENT SERVICES.

         (a) GENERAL DESCRIPTION. Subject to the authority and responsibility reserved by the Partnership under this Section 3, Manager will, for the account of and in the name and on behalf of the Partnership, furnish or perform, or arrange for the furnishing or performance of, the following management and support services described in this Section 3(a) (the "Management Services"):

            (i) GENERAL OPERATIONAL. Manager will furnish the basic day-to-day management and support services relating to financial and operating matters as reasonably necessary for the Partnership to conduct its business of owning and operating the Surgery Center.

            (ii) GOVERNMENTAL AUTHORIZATIONS. Manager will assist the Partnership in obtaining and maintaining, in the name of and on behalf of the Partnership, all necessary Governmental Authorizations required for the Surgery Center to be in compliance with Applicable Laws.

            (iii) CERTIFICATIONS AND ACCREDITATIONS. Manager will assist the Partnership in obtaining and maintaining all appropriate certifications and accreditations reasonably available to the Surgery Center.

            (iv) CONDITION OF SURGERY CENTER. Manager will maintain the equipment and facilities of the Surgery Center in accordance with applicable industry and accreditation standards.

            (v) OPERATING PLAN. For each full or partial fiscal year of the Partnership, Manager will prepare and deliver to the Partnership a proposed annual operating plan for the Surgery Center reflecting in reasonable detail the anticipated revenues and expenses, capital expenditures, and sources and uses of capital, together with any operational goals and objectives, for the Surgery Center (the "Operating Plan"). Manager must prepare and deliver the Operating Plan for the fiscal year of the Partnership ending December 31, 2006, within 30 days following the Effective Date. The Partnership and Manager will each use commercially reasonable efforts to finalize the Operating Plan for the 2006 fiscal year prior to March 31, 2006. During the remainder of the Term, Manager will prepare and deliver the proposed Operating Plan for each of the following fiscal years of the Partnership at least 60 days prior to the expiration of the current fiscal year. Manager and the Partnership will each use commercially reasonable efforts to finalize the Operating Plan with the Partnership's approval for each of the subsequent fiscal years prior to January 1 of the applicable fiscal year. If the Partnership and Manager are unable to agree within the time period provided on a proposed Operating

      Plan, then with respect to the disputed items therein only, the same items in the last approved Operating Plan must be used until otherwise agreed.

            (vi) SURGERY CENTER STAFF. Manager will furnish the following staff to the Surgery Center (the "Surgery Center Staff"). All the Surgery Center Staff will be employees or independent contractors of Manager or an Affiliate, as it determines in its sole discretion. Manager will be solely responsible for selecting, hiring or otherwise engaging, supervising, promoting, discharging, terminating, and replacing the Surgery Center Staff. The Surgery Center Staff may be furnished on either a full or part-time basis as determined to be appropriate by Manager for the Surgery Center under the circumstances. No employees or independent contractors of the Partnership may be employed or engaged by the Partnership to furnish any services at the Surgery Center without Manager's prior approval.

                  (A) EXECUTIVE DIRECTOR. An executive director who will be Manager's representative with responsibility for overseeing the furnishing of Management Services to the Partnership under this Agreement and be the liaison for the relationship between Manager and the Partnership.

                  (B) OTHER PERSONNEL. A duly qualified administrator, together with a sufficient number of nurses, nurse practioners, physician assistants, medical technicians, and clerical and administrative personnel.

            (vii) MEDICAL DIRECTOR. Manager will assist the medical director appointed by the Partnership after consulting with Manager (1) with respect to the hiring, disciplining, and discharging of all physicians and other clinical personnel employed or engaged in furnishing services at the Surgery Center, (2) with the provision of clinical staff orientation and education, (3) to ensure that clinical staff are assigned duties based on their education, training, competency, and job descriptions, and (4) with the development and implementation of all clinical policies and procedures, including patient rights and patient/staff grievance.

            (viii) SYSTEMS. Manager will assist with the selection, installation, and implementation of billing, collection, accounting and auditing systems and medical records maintenance.

            (ix) INSURANCE. Manager will assist the Partnership in obtaining and maintaining professional and general liability insurance coverages with a carrier that meets all statutory requirements to do business in the State of California with limits consistent with Applicable Laws.

            (x) LEGAL ACTIONS.

               (A) Manager will, with approval from the Partnership, institute, in its own name or in the name of the Partnership as directed by the Partnership, any and all lawsuits and similar proceedings necessary or desirable for and in the best interests of the Surgery Center, including without limitation, defending any claims asserted by any third parties against the Surgery Center, Manager, the Partnership or the officers, directors, employees, or any Affiliate of Manager and the Partnership.

               (B) Manager will, with approval from the Partnership, take reasonable and necessary steps to protect, settle, or litigate to final judgment or other resolution in any appropriate court or other tribunal any such lawsuit or similar proceeding affecting the Surgery Center.

            (xi) BANK ACCOUNTS; DEPOSITS AND DISBURSEMENTS. Manager will establish and maintain one or more bank accounts in the name of the Partnership in which all receipts from the Surgery Center's business operations must be deposited (the "Bank Accounts"). Manager is authorized to withdraw funds from the Bank Accounts in connection with any cash management program followed by Manager and to pay authorized expenses of the Partnership and the Surgery Center, including without limitation, payment of any Management Service Fees and Reimbursable Expenses (as defined in Section 4(b) below) due and payable to Manager under Section 4. Manager is further authorized to withdraw funds from the Bank Accounts to comply with contractual obligations to which the Partnership is subject and, to the extent necessary, to maintain the licensure and accreditation of the Surgery Center. Manager will have no liability or obligation for performing any of its responsibilities under this Agreement which involve making payments to third parties or incurring fees, costs, expenses, or charges unless the Partnership has sufficient funds available in the Bank Accounts to pay the third party or reimburse Manager. Subject to the foregoing, at the direction of the Partnership, Manager will withdraw and disburse to the Partners any excess funds in the Bank Accounts from time to time.

            (xii) BILLING AND COLLECTION. The Partnership hereby appoints Manager as the Partnership's agent and attorney-in-fact, with full power of substitution, for the purpose of billing and collecting from patients and Third-Party Payors for the medical and related healthcare services furnished at the Surgery Center. Manager will oversee and supervise all billing and collection activities for the Surgery Center.

            (xiii) FINANCIAL AND OTHER BOOKS AND RECORDS. Manager will supervise the accounting and bookkeeping services for the Partnership in the operation of the Surgery Center, including, but not limited to, all actions necessary to (A) maintain the books of account, including all journals and ledgers, check register, and payroll records, (B) post all patient and other charges, including necessary analyses and corrections,
      (C) establish adequate receivable, credit and collection policies and procedures, (D) process vendors' invoices and other accounts payable, (E) prepare payroll checks from time sheet summaries , (F) prepare monthly bank reconciliations, and (G) establish patient direct and Third-Party Payor billing procedures. The books of account for the Surgery Center will be maintained on an accrual basis in accordance with GAAP consistently applied.

            (xiv) PERIODIC FINANCIAL STATEMENTS. Manager will prepare and make available on a regular basis to the Partnership unaudited financial statements reflecting the operations of the Surgery Center for the applicable period.

            (xv) EQUIPMENT AND SUPPLIES. Manager will purchase or lease, for the account and in the name and on behalf of the Partnership, the equipment and supplies necessary for the operation of the Surgery Center in compliance with Applicable Laws.

            (xvi) SERVICE AND OTHER CONTRACTS. Manager will negotiate and execute, for the account of and in the name and on behalf of the Partnership, contracts in the usual course of business of the Surgery Center, including without limitation, linen service contracts, radiology, laboratory and anesthesia contracts, and contracts of insurance. The Partnership's prior approval (which will not be unreasonably withheld, conditioned or delayed) shall be obtained in the event the aggregate contractual obligation over the term of the contract either exceeds $50,000.00 or was not contemplated in the applicable Operating Plan.

            (xvii) THIRD-PARTY PAYOR CONTRACTS. Manager will negotiate and execute, for the account of and in the name and on behalf of the Partnership, contracts for the provision of ambulatory surgery services at the Surgery Center.

            (xviii) COMMUNITY AWARENESS. Manager will develop and coordinate advertising and promotional materials, internal and external public relations programs, sales and staff development programs, community and Third-Party Payor awareness programs, and patient and physician satisfaction programs.

            (xix) OVERSIGHT OF CLINICAL AND QUALITY MANAGEMENT AND OPERATING STANDARDS. Manager will provide corporate management infrastructure for clinical care quality assurance and overall operation of the Surgery Center. Manager will develop and institute standards, procedures, and policies for admitting, discharging, and treating patients, for charging patients for services and for collecting the charges from patients or Third-Party Payors.

         (b) EVENTS EXCUSING PERFORMANCE. In addition to any excuse under Applicable Laws, Manager will not be liable to the Partnership for failure to perform its obligations under this Agreement arising from any event beyond its control, regardless of whether foreseeable, including, but not limited to, labor disturbance, war, fire or other casualty, accident, act of God, governmental act or regulation, inability to obtain materials, failure of supply, failure of subcontractors to perform, and any other cause or event reasonably beyond the control of Manager, regardless of whether similar to the foregoing enumerated causes and events, for so long as such events or circumstances continue and for a reasonable period of time thereafter.

         (c) USE OF MANAGER'S AFFILIATES. Manager may contract with any of its Affiliates for the provision of goods or services under this Agreement so long as (i) the contracted for terms are at least as favorable as those that would be obtained through an arms' length negotiation with a third-party provider, and (ii) Manager remains fully liable and responsible for the performance thereof.

         (d) COMPLIANCE WITH APPLICABLE LAWS. In furnishing or performing, or arranging for the furnishing or performing, of the Management Services, Manager will comply with all Applicable Laws and applicable industry and accreditation standards.

         (e) PARTNERSHIP RESERVED AUTHORITY AND RESPONSIBILITY. Manager expressly acknowledges and agrees that the Partnership exercises, and at all times during the Term, will exercise the ultimate control and direction of the operations of the Surgery Center, including without limitation, all medical and professional matters of the Surgery Center. Manager will furnish the Management Services within any reasonable parameters, policies, and procedures adopted by the Partnership of which Manager has been notified so long as the parameters, policies, and procedures do not, in Manager's reasonable judgment, jeopardize the quality of patient care furnished at the Surgery Center or require Manager or the Partnership to engage in any illegal or unethical acts.

         (f) NONSOLICITATION. The Partnership agrees that, during the Term and for a period of one year after the termination of this Agreement, it will not, directly or indirectly, employ or solicit for employment, or attempt to employ or solicit for employment, any Surgery Center Staff or any other employees of Manager, without receiving Manager's prior written consent. The Partnership acknowledges that any breach of provisions of this Section 3(f) would cause immediate and irreparable injury to Manager for which monetary damages are inadequate, difficult to compute, or both. As such, the Partnership agrees the provisions of this Section 3(f) may be enforced by specific performance, in addition to any other available legal or equitable remedy.

         (g) NO MANAGER LIABILITY. Notwithstanding any provision of this Agreement to the contrary, Manager is not, and will not become, responsible for any of the obligations, liabilities, or debts of the Partnership or the Surgery Center by virtue of entering into this Agreement or furnishing the Management Services.

      4. MANAGER COMPENSATION AND EXPENSE REIMBURSEMENT.

         (a) MANAGEMENT SERVICES FEE.

            (i) CALCULATION. As compensation for furnishing or performing, or arranging for the furnishing or performance of, the Management Services, the Partnership will pay to Manager a management services fee (the "Management Services Fee") equal to the greater of (A) $15,000.00 per month, and (B) 7% of Gross Collections for the applicable month.

      As used in this Agreement, the term "Gross Collections" means the total gross receipts of the Partnership collected from the Surgery Center's business operations from all sources without any adjustments or deductions (but excluding capital contributions from the equity holders of the Partnership or other items generally treated as capital in nature).

            (ii) PAYMENT. The Management Services Fee for any particular month is due and payable in arrears no later than the 15th day of the following month. For example, the Management Services Fee for the month of February 2006 would be due and payable no later than March 15, 2006. Any Management Services Fee due for a partial month will be pro-rated based on the number of days during the month this Agreement was in effect.

         (b) REIMBURSABLE EXPENSES.

            (i) CALCULATION. In addition to the Management Services Fee, the Partnership will reimburse Manager, at cost without any markup, for:

                  (A) The out-of-pocket fees, expenses, costs, and charges incurred by Manager, for the account of and in the name and on behalf of the Partnership, in the course of furnishing or performing, or arranging for the furnishing or performance of, the Management Services;

                  (B) The direct, out of pocket fees, expenses, costs, and charges incurred by Manager in the course of furnishing or performing, or arranging for the furnishing or performance of, the Management Services;

                  (C) The fairly allocated portion of the fees, expenses, costs, and charges, including indirect and overhead expenses and centralized resources that are utilized on a shared basis among the Surgery Center and other ambulatory surgery centers managed by Manager, incurred by Manager or any of its Affiliates in furnishing or performing, or arranging for the furnishing or performance of, the Management Services (collectively, the "Reimbursable Expenses"). But, the Partnership will not be obligated to reimburse Manager for any portion of the fees, expenses, costs, or charges of Manager that were not incurred specifically in connection with and for the purpose of furnishing the Management Services, including, but not limited to, Manager's salary and benefits expenses for its senior executive level management.

            (ii) PAYMENT. No less than once each month, Manager will deliver an invoice to the Partnership for the Reimbursable Expenses setting forth the amount due, together with a reasonably detailed description of the items and services included. The Partnership's payment to Manager of the invoiced Reimbursable Expenses is due and payable no later than the 15th day following the date of the invoice.

      5. TERM AND TERMINATION.

         (a) TERM.

            (i) INITIAL TERM. Unless extended under this Section 5(a) or earlier terminated under Section 5(b) of this Agreement, the initial term of this Agreement is for the period beginning at 12:01 a.m. (Pacific time) on the next day following the Effective Date and ending at 11:59 p.m. (Pacific time) on the fifth anniversary of the Effective Date.

            (ii) RENEWAL TERMS. Beginning with the fifth anniversary of the Effective Date and continuing with each successive anniversary of the Effective Date, the term of this Agreement will automatically renew and extend for additional one year terms, upon the terms and conditions then in effect, unless either party gives written notice to the other of its election not to renew at least 90 days prior to the applicable renewal date. The term of this Agreement, beginning with the Effective Date and ending with the last date of the initial or any renewal term of this Agreement, is referred to in this Agreement as the "Term."

            (iii) NO SUBSEQUENT AGREEMENTS. If this Agreement is terminated within one year following the Effective Date, the Partnership and Manager will not enter into an agreement involving the Management Services within one year from the effective time of the termination, unless the new agreement has the same terms, including the same Management Services Fee and other compensation provisions for the Management Services.

         (b) GROUNDS FOR TERMINATION. This Agreement will terminate upon the occurrence of any of the following conditions or events:

            (i) MUTUAL AGREEMENT. The Partnership and Manager may agree in writing to terminate this Agreement at any time;

            (ii) ADVANCE NOTICE BY MANAGER. Manager may terminate this Agreement by giving at least six months advance notice to the Partnership stating the effective time of termination of this Agreement;

            (iii) LOSS OF LICENSURE. Manager may terminate this Agreement, at its sole election, upon the revocation, cancellation, suspension, or other limitation of or on the Partnership's license to own and operate the Surgery Center;

            (iv) EXCLUSION FROM THIRD-PARTY PAYOR PROGRAMS. Manager may terminate this Agreement, at its sole election, if the Partnership is barred or excluded as a provider in Medicare or Medicaid or any other Third-Party Payor Programs;

            (v) TERMINATION FOR INSOLVENCY. By either party upon the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the other party or upon other action taken or suffered, voluntarily or involuntarily, under any Applicable Laws for the benefit of debtors by the other party, except for the filing of a petition in involuntary bankruptcy against the other party which is dismissed within 60 days thereafter;

            (vi) TERMINATION OF BUSINESS ASSOCIATE EXHIBIT. The Partnership may terminate this Agreement in accordance with the provisions of Article 4 of the Business Associate Exhibit attached hereto as Exhibit A;

            (vii) GOOD REASON BY PARTNERSHIP. The failure or refusal by Manager to faithfully or diligently perform its responsibilities or obligations under this Agreement, following written notice to Manager specifying the grounds for termination and the actions by Manager that would allow Manager to cure the grounds and avoid termination, and giving Manager no less than 30 days to complete the actions to the reasonable satisfaction of the Partnership; or

            (viii) GOOD REASON BY MANAGER. The failure or refusal the Partnership to faithfully or diligently perform its responsibilities or obligations under this Agreement, following written notice to the Partnership specifying the grounds for termination and the actions by the Partnership that would allow the Partnership to cure the grounds and avoid termination, and giving the Partnership no less than 30 days to complete the actions to the reasonable satisfaction of Manager.

        (c) EFFECTS OF TERMINATION. In addition to the other specified effects of termination of this Agreement:

            (i) In the event the Partnership terminates this Agreement, it may during any notice period prior to the effective time of termination, relieve Manager of its regular responsibilities under this Agreement if there is a reasonably foreseeable risk of serious bodily harm to patients from Manager continuing to furnish the Management Services during the notice period.

            (ii) After termination, neither party will have any further rights, duties, or obligations under this Agreement, except as specifically provided otherwise herein for obligations that survive termination or are to be performed following termination of this Agreement. Each party will remain liable and responsible to the other for all obligations and duties arising or accruing under this Agreement prior to the effective date of termination and for all acts and omissions of such party prior to such termination.

      6. BOOKS AND RECORDS.

         (a) OWNERSHIP OF MANAGER'S BUSINESS RECORDS AND SYSTEMS. All business records, information, software, and systems of Manager relating to the furnishing or performance of the Management Services under this Agreement will remain the property of Manager or the applicable Affiliate, as the case may be; provided, however, that the Partnership will be entitled, until such time as such are destroyed in accordance with Section 6(b), upon reasonable written request, to access such of Manager's business records and systems and make copies or extracts thereof of any such business records and information.

         (b) MAINTENANCE OF RECORDS. Except as otherwise provided in this Agreement, each party will safeguard all records maintained by it pursuant to this Agreement for the minimum period required by Applicable Laws from the date of the last activity recorded in such records and, prior to destruction of any such records, will give the other party notice of the planned destruction and, if such other party so elects and Applicable Laws so permit, will deliver the records to such other party in lieu of destroying them.

         (c) GOVERNMENT ACCESS TO BOOKS AND RECORDS. Insofar as 42 U.S.C.
Section 1395x(v)(1)(I) is applicable to this Agreement, Manager will comply with the following statutory requirements governing the maintenance of documentation to verify the cost of the Management Services furnished under this Agreement:

            (i) Until the expiration of four years after the furnishing of the Management Services under this Agreement, Manager will make available, upon written request of the Secretary of the United States Department of Health and Human Services, or upon request of the Comptroller General of the United States, or any of their duly authorized representatives, this Agreement, and books, documents, and records of Manager that are necessary to certify the nature and extent of such costs; and

            (ii) If Manager carries out any of its responsibilities under this Agreement through a subcontract, with a value or cost of $10,000.00 or more over a 12 month period, with an organization related by common ownership or control, such subcontract must contain a clause to the effect that, until the expiration of four years after the furnishing of the Management Services under the subcontract, the related organization must make available, upon written request of the Secretary of the United States Department of Health and Human Services, or upon request of the Comptroller General of the United States, or any of their duly authorized representatives, the subcontract, and books, documents, and records of such organization that are necessary to verify the nature and extent of such costs.

            (iii) Nothing in this Section 6(c) will constitute the waiver of the attorney-client or any similar privilege under Applicable Laws.

      7. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PARTNERSHIP. The Partnership represents, warrants, and covenants to and with Manager that:

         (a) ORGANIZATION. It is a limited partnership duly organized, validly existing, and in good standing under the Applicable Laws of its state of formation, with full power and authority to conduct its business as it is now being conducted.

         (b) AUTHORITY. It has the requisite right, power, authority, and capacity to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Partnership.

         (c) LICENSURE. It now possesses, and will continue to possess during the Term, a valid and unrestricted license to own and operate the Surgery Center under the laws of the state in which the Surgery Center is located.

         (d) NO MEDICARE/MEDICAID EXCLUSION. It has not been excluded, debarred, or suspended or deemed ineligible to participate in Medicare, Medicaid, or any other Payor Programs, and is not the subject of any investigation regarding its participation in Medicare,

Medicaid, or any other Payor Programs, and has not been convicted of any crime relating to any Medicare, Medicaid, or any other Payor Programs.

         (e) NO CONFLICT. Neither the making of this Agreement nor its performance by the Partnership will violate any Applicable Laws to which it is subject.

      8. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF MANAGER. Manager represents, warrants, and covenants to and with the Partnership that:

         (a) ORGANIZATION. It is a corporation duly organized, validly existing, and in good standing under the Applicable Laws of its state of formation, with full power and authority to conduct its business as it is now being conducted.

         (b) AUTHORITY. It has the requisite right, power, authority, and capacity to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Manager.

         (c) NO MEDICARE/MEDICAID EXCLUSION. It has not been excluded, debarred, or suspended or deemed ineligible to participate in Medicare, Medicaid, or any other Payor Programs, and is not the subject of any investigation regarding its participation in Medicare, Medicaid, or any other Payor Programs, and has not been convicted of any crime relating to any Medicare, Medicaid, or any other Payor Programs.

         (d) NO CONFLICT. Neither the making of this Agreement nor its performance by Manager will violate any Applicable Laws to which it is subject.

      9. INDEMNIFICATION.

         (a) INDEMNIFICATION BY MANAGER. Manager will indemnify and hold harmless the Partnership, its Affiliates, and their respective directors, officers, employees, representatives, agents, and attorneys from, against, for and in respect of any and all damages, penalties, fines, interest and monetary sanctions, losses, obligations, liabilities, claims, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any investigation, claim or Proceeding (collectively, the "Partnership's Losses") suffered, sustained, incurred, or required to be paid by any of them in connection with (i) a breach or default of this Agreement by Manager, including a breach of any representation, warranty, or covenant made by Manager in or pursuant to this Agreement, or (ii) Manager's willful misconduct, bad faith, or gross negligence in the performance of any of its obligations under this Agreement.

         (b) INDEMNIFICATION BY PARTNERSHIP. The Partnership will indemnify and hold harmless Manager and its directors, officers, employees, representatives, agents, and attorneys from, against, for and in respect of any and all damages, penalties, fines, interest and monetary sanctions, losses, obligations, liabilities, claims, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any investigation, claim or Proceeding (collectively, the "Manager's Losses") suffered, sustained, incurred, or required to be paid by any of them in connection with Manager's performance of its obligations under this Agreement other than Manager's Losses resulting from Manager's willful misconduct, bad faith or gross negligence in the performance of its obligations under this Agreement.

         (c) NOTICE OF LOSS. Except to the extent set forth in the next sentence, neither the Partnership nor Manager will have any liability under this
Section 9 with respect to a particular matter unless a notice (the "Indemnification Notice") setting forth in reasonable detail the breach which is asserted has been given to the indemnifying party. Notwithstanding the preceding sentence, failure of the indemnified party to give notice hereunder will not release the indemnifying party from its obligations under this Section 9, except to the extent the indemnifying party is actually prejudiced by the failure to give notice.

         (d) RIGHT TO DEFEND.

            (i) Upon receipt of notice of any investigation, claim, or proceeding for which indemnification might be claimed by an indemnified party, the indemnifying party is entitled to defend, contest, or otherwise protect against such investigation, claim, or proceeding at its own cost and expense, and the indemnified party must reasonably cooperate in any such defense or other action, including the assertion of any counterclaim or cross claim.

            (ii) The indemnified party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but the indemnifying party is entitled to control the defense unless the indemnified party has relieved the indemnifying party from liability with respect to the particular matter or the indemnifying party fails to assume defense of the matter. If the indemnifying party fails to defend, contest, or otherwise protect in a timely manner against any such investigation, claim, or proceeding, the indemnified party shall have the right, but not the obligation, to defend, contest, or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the indemnifying party including reasonable attorneys' fees, disbursements and all amounts paid as a result of such investigation, claim, or proceeding or the compromise or settlement thereof; provided, however, that the indemnified party must send a written notice to the indemnifying party of any such proposed settlement or compromise, which settlement or compromise the indemnifying party may reject, in its reasonable judgment, within 30 days after its receipt of the written notice.

            (iii) A failure by the indemnifying party to reject such settlement or compromise within such 30 day period will be deemed an acceptance of such settlement or compromise. The indemnified party shall have the right to effect a settlement or compromise over the objection of the indemnifying party; provided, however, that if (A) the indemnifying party is contesting such claim in good faith, or (B) the indemnifying party has assumed the defense from the indemnified party and the indemnifying party has a net worth in excess of the amount being sought, the indemnified party must first waive, in a written instrument reasonably acceptable to the indemnifying party, any right to indemnity therefore.

            (iv) If the indemnifying party undertakes the defense of such matters, the Indemnified Party will not, so long as the indemnifying party does not abandon the defense thereof, be entitled to recover from the indemnifying party any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the indemnified party with the prior written consent of the indemnifying party and other than such amounts incurred where a conflict of interest is reasonably determined to exist by the indemnified party such that more than one legal counsel is reasonably needed.

      10. MISCELLANEOUS.

            (a) NOTICES. All notices, consents, approvals, requests and other communications under this Agreement must be in writing and will be deemed given
(a) when delivered personally; (b) on the fifth Business Day after being mailed by certified mail, return receipt requested; (c) the next Business Day after delivery to a recognized overnight courier; or (d) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile, to the parties at the following addresses or facsimile numbers (or to such other address or facsimile number as such party may have specified by notice given to the other party pursuant to this provision):

      if to the Partnership:                with copies (which will not
                                                 constitute notice) to:

      c/o Surgical Ventures, Inc.           Getz & Associates
      P.O. Box 9330                         13025 Danielson St., Suite 107
      Rancho Santa Fe, California 92067     Poway, CA 92064
      Attention:  David M. Kupfer, M.D.     Attention:  Pauline H. G. Getz
      Telecopy:  (858) 847-0610             Telecopy:  (858) 486-2702

      if to the Manager:                    with copies (which will not
                                                  constitute notice) to:

      c/o Vsource, Inc.                     Hughes & Luce, L.L.P.
      7855 Ivanhoe Avenue, Suite 200        1717 Main Street, Suite 2800
      La Jolla, California 92037            Dallas, Texas 75201
      Attention:  General Counsel           Attention:  I. Bobby Majumder
      Telecopy:  (858) 456-4878             Telecopy:  (214) 939-5849

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

         (b) INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this Agreement.

         (c) ENTIRE AGREEMENT; MODIFICATION. This Agreement and the related documents contained as exhibits and schedules hereto or expressly contemplated hereby contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. The exhibits, schedules and recitals to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement is sought.

         (d) AMENDMENTS REQUIRED BY PROSPECTIVE LEGAL EVENTS. In the event any Applicable Laws are enacted or changed in any way that could reasonably be expected to have a material adverse effect on the practical realization of the benefits anticipated by one or more parties to this Agreement at the time it was entered into, the adversely affected party or parties, as the case may be, must notify the others in writing of such change and the effect thereof. The parties will promptly begin good faith negotiations to modify this Agreement to reflect such change. If an agreement on a method for modifying this Agreement is not reached within 30 days after the date the written notice was received by the last of the other parties, the matter will be resolved pursuant to the dispute resolution procedures set forth in Section 10(m). The resolution must be either to (i) structure an amendment to this Agreement which will leave the parties as nearly as possible in the same economic position in which they would have been under the original terms of this Agreement, had the change not occurred; or (ii) if it is determined that the change is so fundamental that amendment and continuation of this Agreement is not feasible, structure a termination of this Agreement that will return the parties as nearly as possible to the economic position in which they would have been had they not entered into this Agreement, without altering in a material way the economic obligations or benefits derived from this Agreement by the parties during the period it was in effect.

         (e) BINDING EFFECT; ASSIGNMENT. This Agreement is a contract for the services of Manager, and Manager may not assign this Agreement without the Partnership's approval, which may be withheld in the sole discretion of the Partnership. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         (f) LANGUAGE CONSTRUCTION. The language in all parts of this Agreement will be interpreted, in all cases, according to its fair meaning and not for or against any party hereto. Each party acknowledges that it and its legal counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

         (g) WAIVER OF PROVISIONS. Any waiver of any terms and conditions hereof must be in writing and signed by all the parties hereto. The waiver of any of the terms and conditions of this Agreement cannot be construed as a waiver of any other terms and conditions hereof.

         (h) SURVIVAL. All obligations, liabilities, limitations of liability, disclaimers and other provisions which, by their nature, are intended to survive the expiration or termination of this Agreement will survive and remain in effect beyond any expiration or termination thereof, including without limitation, the obligations, liabilities, limitations of liability, disclaimers and other provisions set out in the various provisions of Section 6 and Section 9 of this Agreement and this Section 10.

         (i) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, each of which will remain in full force and effect, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in a manner materially adverse to any party.

         (j) EXPIRATION OF TIME PERIODS. In the event that any date specified herein is, or that any period specified herein expires on, a Saturday, a Sunday, or a holiday, then such date or the expiration date of such period, as the case may be, will be extended to the next succeeding Business Day.

         (k) REMEDIES CUMULATIVE. No right or remedy described or provided in this Agreement or otherwise conferred upon or reserved to any party is intended to be exclusive or to preclude a party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity, and the same will be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as such party may deem expedient.

         (l) NO OBLIGATION TO THIRD PARTIES. Except as provided otherwise in
Section 9 with respect to indemnification obligations, this Agreement is for the sole benefit of the parties hereto, and nothing expressed or implied will give or be construed to give any other Person any legal or equitable rights, remedies, obligations or liabilities under or by reason of this Agreement.

         (m) MANDATORY MEDIATION; BINDING ARBITRATION; GOVERNING LAW; VENUE; ATTORNEY'S FEES.

            (i) THE PARTIES AGREE THAT, EXCEPT FOR INJUNCTIVE OR OTHER EQUITABLE RELIEF, ANY DISPUTE BETWEEN THEM RELATING TO THIS AGREEMENT, OR THE BREACH HEREOF, SHALL, IF NEGOTIATIONS AND OTHER DISCUSSIONS FAIL, BE FIRST SUBMITTED TO MEDIATION IN ACCORDANCE WITH THE PROVISIONS OF THE COMMERCIAL MEDIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") BEFORE RESORTING TO ARBITRATION. THE PARTIES AGREE TO CONDUCT THE MEDIATION IN GOOD FAITH AND MAKE REASONABLE EFFORTS TO RESOLVE THEIR DISPUTE BY MEDIATION. THE COMMERCIAL MEDIATION RULES OF THE AAA THEN IN EFFECT SHALL BE APPLIED. THE PARTIES

      AGREE TO CONDUCT THE MEDIATION IN SAN DIEGO, CALIFORNIA, OR ANOTHER MUTUALLY AGREED UPON LOCATION.

            (ii) THE PARTIES AGREE THAT, EXCEPT FOR INJUNCTIVE OR OTHER EQUITABLE RELIEF, ANY DISPUTE BETWEEN THEM RELATING TO THIS AGREEMENT, OR THE BREACH HEREOF, SHALL BE SUBJECT TO BINDING ARBITRATION, IF THE DISPUTE IS NOT RESOLVED BY THE MEDIATION REQUIRED UNDER THE PRECEDING SECTION 10(m)(i), IN ACCORDANCE WITH THE PROVISIONS OF THE COMMERCIAL ARBITRATION RULES OF THE AAA, AND THAT JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE ARBITRATION SHALL BE HEARD BEFORE ONE (1) ARBITRATOR SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES. THE COMMERCIAL ARBITRATION RULES OF THE AAA THEN IN EFFECT SHALL BE APPLIED. THE PARTIES AGREE TO CONDUCT THE ARBITRATION IN SAN DIEGO, CALIFORNIA, OR ANOTHER MUTUALLY AGREED UPON LOCATION.

            (iii) THIS AGREEMENT, AND ANY DISPUTE BETWEEN THE PARTIES RELATING HERETO, WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

            (iv) If either party appeals the decision of the arbitrator, the parties agree that the United States District Court for the Southern District of California, San Diego Division, and the state courts within San Diego County, California will have exclusive venue and jurisdiction of same.

            (v) The prevailing party in any mediation, arbitration, or litigation shall be entitled to recover from the other party reasonable attorney's fees, court costs, and the administrative costs, fees, and expenses of the AAA, each as applicable, incurred in the same, in addition to any other relief that may be awarded.

         (n) CONFIDENTIALITY. No party hereto will disseminate or release to any third party any information regarding any provision of this Agreement, or any financial or business information regarding the other (past, present, or future) that was obtained by the other in the course of the negotiations of this Agreement or in the course of the performance of this Agreement, including, but not limited to, any information relating to the internal operations of the Partnership with respect to the Surgery Center, without the other party's written approval; provided, however, the foregoing will not apply to information which (i) is generally available to the public other than as a result of a breach of this confidentiality provision; (ii) becomes available on a non-confidential basis from a source other than the other party or any Affiliate or agent of the other party, which source was not itself in violation of a confidentiality agreement by providing such information; (iii) which is required to be disclosed by Applicable Laws or pursuant to court order; provided, however, that Manager will provide the Partnership with prompt written notice of the required disclosure and cooperate with the Partnership in its reasonable efforts to resist or narrow the request for disclosure; or (iv) except as required in connection with reports or filings with the United States Securities and Exchange Commission or any applicable state departments of securities.

         (o) CERTAIN DEFINITIONS. As used in this Agreement, the following terms mean:

         "Applicable Laws" means all applicable provisions of constitutions, statutes, rules, regulations, ordinances, and orders of Governmental Entities and all orders and decrees of courts, tribunals, and arbitrators and includes, without limitation, all Health Care Laws.

         "Business Day" means any day other than a day on which banks in the State of California are authorized or obligated to be closed.

         "Governing Board" means the governing board of the Partnership duly elected or appointed pursuant to the terms of the Partnership Agreement and in office from time to time.

         "Medicaid" means any state program pursuant to which health care providers are paid or reimbursed for care given or goods afforded to indigent persons and administered pursuant to a plan approved by the Centers for Medicare and Medicaid Services, or any successor Governmental Entity exercising similar authority ("CMS"), under Title XIX of the Social Security Act, as amended.

         "Medicare" means any medical program established under Title XVIII of the Social Security Act, as amended, and administered by CMS.

         "Third-Party Payors" means Medicare, Medicaid, CHAMPUS, Blue Cross or Blue Shield, managed care plans, any other private healthcare insurance programs or company and any other individual or entity responsible for payment of ambulatory surgical and related services performed at the Surgery Center, as well as any future payor of any Third-Party Payor Programs.

         "Third-Party Payor Programs" means Medicare, Medicaid, CHAMPUS, insurance provided by Blue Cross or Blue Shield, managed care plans, and any other private health care insurance programs and employee assistance programs, as well as any future similar programs.

         (p) COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (.pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         (q) ACKNOWLEDGMENT. The parties to this Agreement agree and acknowledge that: (i) they have each been independently advised by counsel in respect of the provisions of this Agreement, or have had an opportunity to be so advised, and have voluntarily waived their right to have such independent advice; and (ii) the parties have negotiated the provisions hereof on an equal footing based on equal bargaining power.

      11. HIPAA COMPLIANCE. The parties agree that, in order to comply with the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 and regulations promulgated thereunder by the U.S. Department of Health and Human Services, as may be amended and in effect from time to time ("HIPPA"), each of them will satisfy its respective requirements and obligations contained in the Business Associate Exhibit attached hereto as Exhibit A. This Agreement and the Business Associate Exhibit are intended to be read and construed in harmony with each other, but in the event any provision in the Business Associate Exhibit conflicts with any provision in this Agreement, the provisions in the Business Associate Exhibit will control the matter.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

                                       PARTNERSHIP:

                                       POINT LOMA SURGICAL CENTER, L.P.
                                       By: Surgical Ventures, Inc., a
                                               California corporation
                                       Its:General Partner

                                       By: ___________________________________
                                       Name: David M. Kupfer, M.D.
                                       Title: President

                                       EIN: ___________________________________

                                       MANAGER:

                                       SURGICAL CENTER MANAGEMENT, INC.

                                       By: ___________________________________
                                       Name: David Hirschhorn
                                       Title: President and CEO

                                       EIN:___________________________________

                [Signature Page to Management Services Agreement]

                                    EXHIBIT A

                           BUSINESS ASSOCIATE EXHIBIT

      This Business Associate Exhibit (this "Exhibit") supplements and is made part of the Management Services Agreement to which it is attached as entered into between the Partnership and the Manager. The Partnership is a "Covered Entity" and Manager is a "Business Associate" as those terms are defined under HIPAA. The capitalized terms used in this Exhibit that are not otherwise specifically defined have the meanings ascribed to them in the Agreement. Other capitalized terms used in this Exhibit and not defined in the Agreement have the meanings ascribed to them under HIPAA.

                                    RECITALS

      A. The Partnership has engaged Manager under the Agreement to furnish or perform, or arrange for the furnishing or performance of, the Management Services which involve the use or disclosure of Protected Health Information (as defined by 45 C.F.R. Section 160.103) ("PHI"); and

      B. The Partnership is required to comply with HIPAA in the conduct of its business; and

      C. The parties desire to set forth the permitted and prohibited uses of PHI that is provided by, or created or received by, the Manager from or on behalf of the Partnership; and

      D. The parties desire to set forth their mutual responsibilities with respect to the handling of Designated Record Sets (as defined by 45 C.F.R.
Section 164.501); and

      E. The parties desire to set forth the requirements for accessing, creating, obtaining or maintaining Electronic Protected Health Information (as defined by 45 C.F.R. Section 160.103) ("ePHI").

      NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, The Partnership and Manager agree as follows:

                                    ARTICLE 1

                     RESPONSIBILITIES OF BUSINESS ASSOCIATE

1.1 PRIVACY OF PHI. With respect to the use or disclosure of PHI, the Manager agrees:

      (a) Not to use or further disclose any PHI other than as permitted or required by this Exhibit or as otherwise required by Applicable Laws;

      (b) Not to use or further disclose any PHI in a manner that would violate any Applicable Laws (including, but not limited, to HIPAA) if done by the

            Partnership, except that Manager may use or disclose PHI if necessary for the proper management and administration of the Partnership or to carry out the legal responsibilities of Manager, provided that the disclosure is required by Applicable Laws or the Manager obtains reasonable assurances from the Person to whom the information is disclosed that it will be held confidentially and used or further disclosed only as required by Applicable Laws or for the purpose for which it was disclosed to the Person;

      (c) To use commercially reasonable efforts to safeguard and maintain the security and privacy of the PHI and to prevent the use or disclosure of PHI other than as provided for in this Exhibit;

      (d) To report to the Partnership's designated Privacy Officer any use or disclosure of the PHI that is not permitted or required by this Exhibit of which Manager becomes aware within a commercially reasonable time after Manager's discovery of such unauthorized use or disclosure;

      (e) To establish procedures for mitigating, to the greatest extent possible, any negative or HARMFUL effects from any improper use or disclosure of PHI that Manager reports to the Partnership;

      (f) To ensure that all agents and subcontractors of Manager that receive, use or have access to PHI under this Exhibit agree to adhere to the same restrictions and conditions that apply to Manager with respect to such PHI as set forth in this Exhibit;

      (g) To make available all records, books, agreements, policies, procedures and other relevant documents in any media relating to the use or disclosure of PHI to the Partnership and to permit inspection and copying of the same in accordance with Applicable Laws (including, but not limited to, HIPAA), subject to attorney-client and other applicable privileges;

      (h) Subject to attorney-client and other applicable privileges, to make available all records, books, agreements, policies, procedures and other relevant documents in any media relating to the use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services, or designates thereof, for purposes of determining the Partnership's compliance with Applicable Laws (including, but not limited to, HIPAA); provided, however, that in all events, Manager shall immediately notify the Partnership upon receipt by Manager of any such request, and subject to attorney-client and other applicable privileges, shall provide the Partnership with a copy thereof and of all materials so disclosed;

      (i) Subject to applicable privileges or Applicable Laws, within 20 days after receiving a written request from the Partnership, to provide to the Partnership such information as requested by the Partnership to permit it to respond to a request by an individual for an accounting of disclosures of the individual's PHI in accordance with 45 C.F.R. Section 164.528;

      (j) Within 30 days after termination of the Agreement and this Exhibit, Manager shall return or destroy all PHI relating to the Partnership that the Manager maintains in any form. If such return or destruction is not feasible, then Manager shall extend the protections of this Exhibit to the PHI remaining within its control or possession, and shall, upon demand, certify in writing to the Partnership that Manager has not used or disclosed the retained PHI in any manner inconsistent with the protections provided by this Exhibit;

      (k) Subject to applicable privileges or Applicable Laws, to disclose to its subcontractors, agents or other third-parties, and request from the Partnership, only the minimum PHI necessary to perform or fulfill a specific function required or permitted under the Agreement or this Exhibit; and

      (l) To incorporate any amendments or corrections to such PHI when notified by Partnership.

1.2 SECURITY OF EPHI. With respect to the use or disclosure of ePHI, the Manager agrees:

      (a) To implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of ePHI that it creates, receives, maintains or transmits on behalf of the Partnership, as required by 45 C.F.R.
            Part 164, Subpart C;

      (b) Promptly report to the Partnership any "Security Incident" of which it becomes aware (as such term is defined by 45 C.F.R. Section 164.304). The Security Incident report shall include, but not be limited to, the following information:

            (i)   The date of the Security Incident;

            (ii)  The scope of the Security Incident;

            (iii) The Manager's response to the Security Incident;

            (iv) The identification of the party responsible for causing the Security Incident, if known; and

            (v) Any additional information the Partnership may request in connection with the Security Incident; and

      (c) Ensure that any agent, including a subcontractor, to whom it provides ePHI agrees to implement reasonable and appropriate safeguards to protect ePHI.

1.3 STATE PRIVACY LAWS. Manager agrees to comply with all relevant state privacy laws relating to protected health information; provided, however, that in the event state privacy laws are contrary to HIPAA, HIPAA shall govern Manager's responsibilities.

                                    ARTICLE 2

                       RESPONSIBILITIES OF COVERED ENTITY

2.1 RESPONSIBILITIES OF THE COVERED ENTITY. With regard to the use or disclosure of PHI by the Manager, the Partnership hereby agrees:

      (a) To inform Manager of any changes in the form of Notice of Privacy Practices (the "Privacy Notice") that the Partnership provides to individuals pursuant to 45 C.F.R. Section 164.520, and provide the Manager a copy of the Privacy Notice currently in use;

      (b) To inform Manager of any changes in, or withdrawal of, the consent or authorization provided by the Partnership by individuals pursuant to 45 C.F.R. Section 164.506 or Section 164.508;

      (c) To notify Manager, in writing and in a timely manner, of any arrangements permitted or required of the Partnership under 45 C.F.R. part 160 and 164 that may impact in any manner the use and/or disclosure of PHI by the Manager under this Exhibit, including, but not limited to, restrictions on uses and/or disclosures of an individual's PHI as provided for in 45 C.F.R. Section 164.522 and agreed to by the Partnership; and

      (d) To allow Manager may make any use and/or disclosure of PHI permitted under 45 C.F.R. Section 164.512, except uses or disclosure for research are not permitted without prior approval by the Partnership.

                                    ARTICLE 3

           RESPONSIBILITIES OF PARTIES WITH RESPECT TO HANDLING OF THE
                              DESIGNATED RECORD SET

3.1 RESPONSIBILITIES OF BUSINESS ASSOCIATE WITH RESPECT TO HANDLING OF DESIGNATED RECORD SET. In the event that the parties mutually agree in writing that the PHI constitutes a Designated Record Set, the Manager hereby agrees to do the following:

      (a) At the request of, and in the time and manner designated by the Partnership, provide access to the PHI to the Partnership or the individual to whom such PHI relates or his or her authorized representative in order to meet a request by such individual under 45 C.F.R. Section 164.524.

      (b) At the request of, and in the time and manner designated by the Partnership, make any amendment(s) to the PHI that the Partnership directs pursuant to 45 C.F.R. Section

            164.526; provided, however, that the Partnership makes the determination that the amendment(s) are necessary because the PHI that is the subject of the amendment(s) has been, or could foreseeably be, relied upon by the Manager or others to the detriment of the individual who is the subject of the PHI to be amended.

3.2 RESPONSIBILITIES OF COVERED ENTITY WITH RESPECT TO THE HANDLING OF DESIGNATED RECORD SET. In the event that the parties mutually agree in writing that the PHI constitutes a Designated Record Set, the Partnership agrees to do the following:

      (a) Notify the Manager, in writing, of any PHI that the Partnership seeks to make available to an individual pursuant to 45 C.F.R.
            Section 164.524 and the time, manner and form in which the Manager shall provide such access.

      (b) Notify the Manager, in writing, of any amendment(s) to the PHI in the possession of the Manager that the Manager shall make and inform the Manager of the time, form and manner in which such amendment(s) shall be made.

                                    ARTICLE 4

                              TERMS AND TERMINATION

4.1 TERM. This Exhibit shall continue in effect for so long as Manager provides services to the Partnership, unless terminated as provided in this Article 4. In addition, certain provisions and requirements of this Exhibit shall survive its expiration or other termination as set forth in this Article 4.

4.2 TERMINATION BY COVERED ENTITY. As provided for under 45 C.F.R. Sections 164.504(e)(2)(iii) and 164.314(a)(2)(i)(D), the Partnership may
      immediately terminate the Agreement and this Exhibit if the Partnership makes the determination that the Manager has breached a material term of this Exhibit. Alternatively, the Partnership may choose to: (i) provide the Manager with 14 days written notice of the existence of an alleged material breach; and (ii) afford the Manager an opportunity to cure said alleged material breach upon mutually agreeable terms. In the event that mutually agreeable terms cannot be achieved within said 14 days following notice, Manager must cure said breach to the satisfaction of the Partnership within thirty (30) days of notice. Failure of the Manager to cure in the manner set forth in this paragraph is grounds for the immediate termination of the Agreement and this Exhibit by the Partnership.

4.3 TERMINATION BY BUSINESS ASSOCIATE. If the Manager, in its sole discretion, makes the determination that the Partnership has breached a material term of this Exhibit, Manager may provide 30 days notice of its intention to terminate the Agreement and this Exhibit, and may thereafter terminate the Agreement and this Exhibit 30 days after such notice. Manager agrees, however, to attempt to cooperate with the Partnership to find a mutually-satisfactory resolution to the matter prior to terminating.

4.4   EFFECT OF TERMINATION. Upon an event of termination pursuant to this
      Article 4, Manager agrees to return or destroy all PHI and ePHI pursuant to 45 C.F.R. Section 164.504(e)(2)(I), if it is feasible to do so. Prior to doing so, the Manager further agrees to recover any PHI and ePHI in the possession of its subcontractors or agents. If it is not feasible for the Manager to return or destroy said PHI and ePHI, the Manager will notify the Partnership in writing. Said notification shall include: (i) a statement that the Manager has determined that it is infeasible to return or destroy the PHI and ePHI in its possession, and (ii) the specific reasons for such determination. Manager further agrees to extend any and all protections, limitations and restrictions contained in this Exhibit to the Manager's use and/or disclosure of any PHI and ePHI retained after the termination of this Exhibit, and to limit any further uses or disclosures to the purposes that make the return or destruction of the PHI and ePHI infeasible. If it is infeasible for the Manager to obtain, from a subcontractor or agent any PHI and ePHI in the possession of the subcontractor or agent, the Manager must provide a written explanation to the Partnership and require the subcontractors and agents to agree to extend any and all protections, limitations and restrictions contained in this Exhibit to the subcontractors' and/or agents' use and/or disclosure of any PHI and ePHI retained after the termination of this Exhibit, and to limit any further uses or disclosures to the purposes that make the return or destruction of the PHI and ePHI infeasible.

                                    ARTICLE 5

                                  MISCELLANEOUS

5.1 SURVIVAL. The respective rights and obligations of Manager and the Partnership, with respect to the PHI and ePHI which the Manager retains in accordance with Section 4.4 because it is not feasible to return or destroy such PHI, shall survive termination of this Exhibit indefinitely.

5.2 AMENDMENTS, WAIVER. Except as provided elsewhere in this Exhibit, this Exhibit may not be modified, nor shall any provision hereof be waived or amended, except in a writing duly signed by authorized representatives of the parties. A waiver with respect to one event shall not be construed as continuing, or as a bar to or waiver of any right or remedy as to subsequent events.

5.3 PRIVACY LAW AMENDMENTS. In the event any federal or state privacy law is amended or added during the term of this Exhibit, the parties agree to amend this Exhibit as necessary to maintain compliance with all relevant federal and state privacy laws, including, but not limited to, HIPAA.

5.4 NO THIRD PARTY BENEFICIARIES. Nothing express or implied in this Exhibit is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations, or liabilities whatsoever.

                                    EXHIBIT H

                  FORM OF TERMINATION OF MANAGEMENT AGREEMENTS

      This Termination of Management Agreements (this "Termination Agreement") is made and entered into as of __________ ___, 2006 (the "Effective Date"), by and among Point Loma Surgical Center, L.P., a California limited partnership (the "Partnership"); Elite Surgical Management, Inc., a California corporation ("Elite"); and Clinicis, Inc., a California corporation ("Clinicis").

                              W I T N E S S E T H:

      WHEREAS, the Partnership and Elite are parties to that certain Management Agreement dated as of February 1, 2002 (the "Elite Agreement");

      WHEREAS, in January 2005, the Partnership and Clinicis entered into an oral agreement pursuant to which Clinicis has been providing management services to the Partnership (the "Clinicis Agreement" and, together with the Elite Agreement, the "Prior Agreements");

      WHEREAS, the Partnership is entering into that certain Management Services Agreement dated as of the Effective Date (the "MSA"), by and between the Partnership and Surgical Center Management, Inc., a Nevada corporation ("SCMI"); and

      WHEREAS, in connection with its entering into the MSA, the Partnership desires to terminate in its entirety each of the Prior Agreements, and all rights and obligations of the parties thereunder, and Elite and Clinicis have agreed to such termination.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Termination of Elite Agreement. The Partnership and Elite agree that the Elite Agreement is terminated and canceled in its entirety, and is of no further force and effect.

      2. Termination of Clinicis Agreement. The Partnership and Clinicis agree that the Clinicis Agreement is terminated and canceled in its entirety, and is of no further force and effect.

      3. Partnership Funds or Notices. Each of Elite and Clinicis agrees that in the event that it receives, after the Effective Date, any funds attributable to the business or operations of the Partnership, or otherwise rightfully belonging to the Partnership, or any notices or other communications with respect to the Partnership, it will promptly turn over or forward, as applicable, such funds, notice or communication to the Partnership.

      4. Mutual Release. The Partnership, Elite and Clinicis, each on its own behalf and on behalf of its respective past, present and future affiliates, predecessors, successors and assigns, and any and all employees, agents, attorneys, officers, directors and holders of any class of security of any of the foregoing (each of the foregoing, as applicable, a "Releasing Party") hereby knowingly, voluntarily, irrevocably and after being counseled by its legal representatives, fully and completely releases, waives and forever discharges the other parties and their respective past, present and future affiliates, predecessors, successors and assigns, and any and all employees, agents, attorneys, officers, directors and holders of any class of security of any of the foregoing (each of the foregoing, as applicable, a "Released Party") from, any and all direct or indirect, known or unknown and suspected or unsuspected debts, obligations or liabilities of any nature, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted; claims; demands; actions; causes; contingencies; suits; damages; costs and expenses whatsoever, at law or in equity, in tort, contract or otherwise, including all court costs, litigation expenses and reasonable attorneys' fees (collectively, "Losses"), arising from, relating to or in connection with any of the Prior Agreements that such Releasing Party or any of its affiliates, predecessors, successors or assigns ever had, now have or may have against any Released Party (collectively, the "Released Claims"); provided, however, that each such Releasing Party expressly reserves, and does not release, any contractual rights it may have against a Released Party (a) under this Termination Agreement; or (b) for fees and expenses earned or accrued under the Prior Agreements as of the Effective Date and listed on Exhibit A or Exhibit B attached hereto, and the same shall not be included in the Released Claims. Each Releasing Party further covenants and agrees never to assert any Released Claim against any Released Party in any proceeding before any tribunal, public or private. Each Releasing Party represents that it (i) has agreed to this release knowingly and voluntarily and in the absence of any fraud, mistake, duress, coercion or undue influence; (ii) has been advised to obtain, and has had reasonable opportunity to obtain, counsel from its legal representatives prior to executing and delivering this release; and (iii) has not assigned any claims or rights in connection with the subject matter of this release.

      5. Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, or to defend against any of the foregoing actions, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

      6. Severability. The invalidity or unenforceability of any provision of this Termination Agreement will not affect the validity or enforceability of any other provision of this Termination Agreement, each of which will remain in full force and effect, so long as the economic or legal substance of the transactions contemplated by this Termination Agreement is not affected in a manner materially adverse to any party.

      7. Counterparts. This Termination Agreement may be executed in one or more counterparts (including by facsimile or portable document format (.pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      8. Interpretation. The section headings contained in this Termination Agreement are solely for the purpose of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this Termination Agreement.

      9. Entire Agreement. This Termination Agreement contains the entire understanding of the parties relating to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. The recitals to this Termination Agreement are hereby incorporated by reference into and made a part of this Termination Agreement for all purposes.

      10. GOVERNING LAW. THIS TERMINATION AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

      11. Drafting. The language in all parts of this Agreement will be interpreted, in all cases, according to its fair meaning and not for or against any party hereto. Each party acknowledges that it and its legal counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

      12. Usage. Whenever the plural form of a word is used in this Agreement, it will include the singular form of that word. Whenever the singular form of a word is used in this Agreement, it will include the plural form of that word. The term "or" will not be interpreted as excluding any of the items described. The term "include" or any derivative of such term does not mean that the items following such term are the only types of such items.

      13. Binding Effect. This Termination Agreement will be binding on and will inure to the benefit of the parties hereto and their respective successors and assigns.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the Effective Date.

                                             THE PARTNERSHIP:

                                             POINT LOMA SURGICAL CENTER, L.P.
                                             By: Surgical Ventures, Inc.
                                             Its: General Partner

                                                   By: _________________________
                                                   Name: David M. Kupfer, M.D.
                                                   Title: President

                                             ELITE:

                                             ELITE SURGICAL MANAGEMENT, INC.

                                             By: _____________________________
                                             Name: David M. Kupfer, M.D.
                                             Title: President

                                             CLINICIS:

                                             CLINICIS, INC.

                                             By: ____________________________
                                             Name: Donald Cook
                                             Title: President

EXHIBITS

Exhibit A: Fees and Expenses (Elite Agreement)
Exhibit B: Fees and Expenses (Clinicis Agreement)

            [Signature Page to Termination of Management Agreements]

                                    EXHIBIT A

                       FEE AND EXPENSES (ELITE AGREEMENT)

[None.]

               [Exhibit A to Termination of Management Agreements]

                                    EXHIBIT B

                      FEE AND EXPENSES (CLINICIS AGREEMENT)

[None.]

               [Exhibit B to Termination of Management Agreements]

                                    EXHIBIT I

                                 FORM OF RELEASE

      Reference is made to that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Purchase Agreement"), by and among Point Loma GenPar, Inc., a Nevada corporation ("GenPar"); Point Loma Acquisition, Inc., a Nevada corporation ("Newco" and, together with GenPar, the "Buyers"); Surgical Ventures, Inc., a California corporation (the "Seller"); and David M. Kupfer, M.D., an individual residing in the State of California ("Kupfer" and, together with the Seller, the "Releasing Parties"). Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

      Each Releasing Party, on its own behalf and on behalf of its successors, Affiliates and assigns, by the act of the undersigned authorized officer (in the case of the Seller) or individual (in the case of Kupfer), and without the necessity of any further action on the part of such Releasing Party, any Buyer or the Partnership, hereby knowingly, voluntarily, irrevocably and after being counseled by its legal representatives, fully and completely releases and forever discharges the Buyers and the Partnership, and their respective past, present and future Affiliates, predecessors, successors and assigns, and any and all employees, agents, attorneys, officers, directors and holders of any class of security of any of the Buyers or the Partnership, or any of their respective Affiliates (collectively (but specifically excluding (a) Donald Cook, an individual residing in the State of California; (b) Clinicis, Inc., a California corporation; and (c) Clinicis-Phoenix Surgery Center, LLC, an Arizona limited liability company doing business as Clinicis Pain Management & Outpatient Surgery Center, notwithstanding any relationship any of them may have had, now have or hereafter acquire with respect to the Buyers), the "Released Parties") from all direct or indirect, vested or contingent, known or unknown and suspected or unsuspected claims, demands, actions, causes, suits and damages whatsoever, at law or in equity, in tort, contract or otherwise, that such Releasing Party and any of its Affiliates, successors or assigns ever had or now have, for or by reason of any Law, negotiation, contract, transaction, document, agreement, matter, cause or thing whatsoever, including without limitation actions for breach of contract, fraud, misrepresentation, interference, duress, prima facie tort, breach of fiduciary duty, usury, partnership, joint venture or the ordinary, sole, contributory, comparative or concurrent negligence of any Released Party (collectively, the "Released Claims"); provided, however, that nothing contained in this release shall affect any rights or obligations of the parties under the Purchase Agreement or any of the related documents to be executed or delivered by any party in connection with or pursuant to the Purchase Agreement, and the same shall not be included in the Released Claims.

      Each Releasing Party further covenants and agrees never to assert any Released Claim against any Released Party in any proceeding before any tribunal, public or private.

      Each Releasing Party represents that it (a) has agreed to this release knowingly and voluntarily and in the absence of any fraud, mistake, duress, coercion or undue influence; (b) has been advised to obtain, and has had reasonable opportunity to obtain, counsel from its legal representatives prior to executing and delivering this release; and (c) has not assigned any claims or rights in connection with the subject matter of this release.

      Each Releasing Party agrees to indemnify, defend and hold harmless the Released Parties against any and all claims, demands, actions, causes of action, losses, damages and rights to recover or to be indemnified for losses, costs, expenses and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent or conditional, at law or in equity, whether arising out of contract, tort, violation of law or regulations, or otherwise incurred or suffered by any Released Party arising out of or in connection with the Released Claims.

      It is the intention of the Buyers, the Partnership and the Releasing Parties that the foregoing be construed broadly as a total and unconditional release and covenant by each Releasing Party never to assert any Released Claim.

      If any clause, sentence, section or paragraph of this release is judicially or administratively declared invalid, unenforceable or void under applicable Law, such decision shall not have the effect of invalidating or voiding the remainder of this release, and each Releasing Party agrees that the part or parts of this release so held to be invalid, unenforceable or void shall be deemed to be replaced by a valid and enforceable clause, sentence, section or paragraph as close as possible to the purpose and intent of the part held to be invalid, unenforceable or void and the remainder shall have the same force and effect as if such invalid, unenforceable or void part or parts had never been included herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the undersigned has executed this release as of __________ ___, 2006.

                                             SURGICAL VENTURES, INC.

                                             By: _______________________
                                             Name: David M. Kupfer, M.D.
                                             Title: President

                                             _____________________________
                                             David M. Kupfer, M.D.

                           [Signature Page to Release]

                                    EXHIBIT J

              FORM OF CLOSING CERTIFICATE OF THE SELLER AND KUPFER

      Reference is made to that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Purchase Agreement"), by and among Point Loma GenPar, Inc., a Nevada corporation; Point Loma Acquisition, Inc., a Nevada corporation; Surgical Ventures, Inc., a California corporation (the "Seller"); and David M. Kupfer, M.D., an individual residing in the State of California ("Kupfer"). Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

      In connection with the Closing under the Purchase Agreement, the undersigned certify as follows:

      1. All representations and warranties of the Seller and Kupfer contained in the Purchase Agreement are true and correct in all respects at and as of the date hereof, without regard to any supplemental disclosure provided pursuant to
Section 4.3 of the Purchase Agreement, with the same effect as though such representations and warranties were made at and as of the date hereof (rather than as of the Effective Date as provided in the first paragraph of Article II of the Purchase Agreement).

      2. Each of the undersigned has performed and complied in all respects with all the covenants and agreements required to be performed or complied with by such undersigned at or prior to the date hereof pursuant to the Purchase Agreement.

      3. Each of the undersigned has delivered each document required to be delivered by such undersigned pursuant to Section 1.4 of the Purchase Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the undersigned has executed this certificate as of __________ ___, 2006.

                                             SURGICAL VENTURES, INC.

                                             By: _____________________
                                             Name: David M. Kupfer, M.D.
                                             Title: President

                                             ____________________________
                                             David M. Kupfer, M.D.

        [Signature Page to Closing Certificate of the Seller and Kupfer]

                                    EXHIBIT K

                  FORM OF SECRETARY'S CERTIFICATE OF THE SELLER

      This certificate is provided to Point Loma GenPar, Inc., a Nevada corporation ("GenPar"); Point Loma Acquisition, Inc., a Nevada corporation ("Newco" and, together with GenPar, each individually a "Buyer" and collectively the "Buyers"), pursuant to Section 5.1(q) of that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Purchase Agreement"), by and among the Buyers; Surgical Ventures, Inc., a California corporation (the "Seller"); and David M. Kupfer, M.D., an individual residing in the State of California. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

      I, _______________, certify that I am the Secretary of the Seller, and further certify, on behalf of the Seller, that:

      (a) Attached hereto as Annex A is a true and complete copy of the Articles of Incorporation of the Seller, as in full force and effect at all times since prior to the adoption of the resolutions described in paragraphs (c) and (d), to and including the date hereof;

      (b) Attached hereto as Annex B is a true and complete copy of the bylaws of the Seller, as in full force and effect at all times since prior to the adoption of the resolutions described in paragraphs (c) and (d), to and including the date hereof;

      (c) Attached hereto as Annex C is a true copy of the resolutions duly adopted by the board of directors of the Seller concerning the Purchase Agreement and the transactions contemplated thereby; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the board of directors of the Seller or any committee thereof relating to the Purchase Agreement or any of the transactions contemplated thereby.

      (d) Attached hereto as Annex D is a true copy of the resolutions duly adopted by the sole shareholder of the Seller concerning the Purchase Agreement and the transactions contemplated thereby; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the sole shareholder of the Seller relating to the Purchase Agreement or any of the transactions contemplated thereby.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, I have hereunto signed my name on behalf of the Seller.

      Dated: __________ ___, 2006

                                             SURGICAL VENTURES, INC.

                                             By: _____________________
                                             Name: __________________
                                             Title: Secretary

            [Signature Page to Secretary's Certificate of the Seller]

                                     ANNEX A

                            ARTICLES OF INCORPORATION

                                     ANNEX B

                                     BYLAWS

                                     ANNEX C

                         BOARD OF DIRECTORS RESOLUTIONS

                                     ANNEX D

                          SOLE SHAREHOLDER RESOLUTIONS

                                    EXHIBIT L

               FORM OF OPINION OF COUNSEL TO THE SELLER AND KUPFER

      Counsel to the Seller and Kupfer will give the following opinions (subject to reasonable and customary qualifications and limitations):

      1. The Partnership is a limited partnership and the Seller is a corporation, each duly organized, validly existing and in good standing under the laws of the State of California, and each has full power to own its properties and to conduct its business as presently conducted. The Partnership is not qualified to do business in any jurisdiction other than California, and no such qualification is required.

      2. Each of the Seller and Kupfer has all requisite power, authority and capacity, corporate, individual or otherwise, to execute, deliver and perform under the Purchase Agreement and the other Seller Documents to which it is a party. The execution, delivery and performance by the Seller of each Seller Document to which it is a party has been duly authorized by all necessary action, corporate or otherwise, on the part of the Seller.

      3. The Purchase Agreement and each other Seller Document has been duly executed and delivered by the Seller and Kupfer (to the extent each is a party thereto). The Purchase Agreement and each of the other Seller Documents is a legal, valid and binding agreement of the Seller and Kupfer (to the extent each is a party thereto), enforceable against the Seller and Kupfer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity).

      4. To our knowledge, Schedule 2.4 to the Purchase Agreement is a complete and accurate list of all of the ownership interests in the Partnership and the capital account balances associated therewith. Based solely on our review of ______________, the ownership interests described in Schedule 2.4 to the Purchase Agreement constitute all of the issued and outstanding equity interests in the Partnership. The Purchased Interests have been duly authorized and validly issued in compliance with all applicable Laws and the provisions of the Partnership Agreement or any applicable predecessor operating agreement of the Partnership, and are fully paid and nonassessable and free of preemptive rights. The Partnership does not have any equity interests reserved for issuance. To our knowledge, there are no outstanding options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments obligating the Seller or the Partnership, directly or indirectly, to issue, sell, purchase, acquire or otherwise transfer or deliver any equity interest in the Partnership, or any agreement, document, instrument or obligation convertible or exchangeable therefor. To our knowledge, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Partnership. To our knowledge, there are no voting trusts, proxies or other agreements or understandings to which the Seller or the Partnership is a party or by which the

Seller or the Partnership is bound with respect to the voting of any equity interest in the Partnership. To our knowledge, neither the GP Interest nor the LP Interest was issued in violation of the Securities Act of 1933, as amended, or any applicable state securities Laws.

      5. The Seller owns of record and beneficially the Purchased Interests, free and clear of any Lien other than as provided in the Partnership Agreement. Upon sale of the Purchased Interests and delivery of certificates (or other transfer documents included in the Seller Documents) therefor to the Buyers at the Closing, GenPar will acquire the entire legal and beneficial interests in the GP Interest and Newco will acquire the entire legal and beneficial interests in the LP Interest, each free and clear of any Lien and subject to no legal or equitable restrictions of any kind other than as provided in the Partnership Agreement.

      6. Except as disclosed in Schedule 2.10 to the Purchase Agreement, to our knowledge, neither the execution or delivery of the Seller Documents nor the consummation of the transactions contemplated thereby, including without limitation the sale of the Purchased Interests to the Buyers, will conflict with or result in the breach of any term or provision of, require Consent or violate or constitute a default under (or an event that with notice or the lapse of time or both would constitute a breach or default), or result in the creation of any Lien on the Purchased Interests or the assets of the Partnership pursuant to, or relieve any third party of any obligation to the Partnership or give any third party the right to terminate or accelerate any obligation under, any charter provision, bylaw, provision of the Partnership Agreement, Partnership Contract, License or Law to which the Seller or the Partnership is a party or by which any assets of the Partnership or otherwise used in the Business is in any way bound or obligated.

      7. Except as set forth in Schedule 2.11, to our knowledge, no Governmental Authorization is required on the part of the Seller or the Partnership in connection with the sale and purchase of the Purchased Interests or any of the other transactions contemplated by the Purchase Agreement.

      8. To our knowledge, except as set forth in Schedule 2.16 to the Purchase Agreement, there is currently no pending or threatened Litigation by any Person against or relating to the Partnership or any equityholder, officer, employee or agent (in their capacities as such) of the Partnership or to which any of the assets of the Partnership is subject. To our knowledge, the Partnership is not subject to or bound by any currently existing judgment, order, writ, injunction, decree, ruling or charge. To our knowledge, there is no reason to believe that any such Litigation may be brought or threatened against the Partnership. To our knowledge, the Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree, ruling or charge of any court or Governmental Body prohibiting the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. To our knowledge, there are no malpractice claims or Liabilities against the Partnership or the Seller and no facts exist that might be the basis for a malpractice claim or Liability against the Partnership or the Seller.

                                    EXHIBIT M

                          FORM OF ESTOPPEL CERTIFICATE

PROPERTY:     That certain real property located in San Diego County,
              California, more particularly described in the Lease (the
              "Property")

LESSOR:       Richley Plaza Associates, a California general partnership
              ("Lessor")

LEASE DATED:  June 1, 2003 (the "Lease")

LESSEE: Point Loma Surgical Center, L.P., a California limited partnership doing business as "Elite Surgical Centers, Point Loma" ("Lessee")

PURCHASERS:   Point Loma GenPar, Inc. and Point Loma Acquisition, Inc., each a
              Nevada corporation ("Purchasers")

      Lessor has executed and entered into the Lease, which Lease is attached hereto as Exhibit A and made a part hereof for all purposes, with respect to the Property. Lessor understands that Purchasers intend to purchase and acquire an aggregate of 51% of the outstanding equity interests of Lessee. This will confirm, for the benefit of Purchasers, their respective successors and assigns and any title insurance company issuing title insurance policies relating to the Lease, the following matters concerning the Lease:

      1. Lessor is presently the lessor under the Lease.

      2. A true and correct copy of the Lease (including all modifications, supplements and amendments) is attached hereto as Exhibit A. The Lease constitutes the only contractual agreement (written or oral) between Lessor and Lessee with respect to the Property.

      3. The Lease is in full force and effect and has not been modified, supplemented, or amended in any respect except as shown on Exhibit A attached hereto. Lessee has not waived or released any rights or options set forth in the Lease to: (i) renew or extend the term of the Lease or (ii) purchase all or a portion of the Property.

      4. Lessee is current in the payment of rent under the Lease, and rentals have been paid through __________ 2006.

      5. The base rental payable by Lessee is currently $16,758.75 per month.

      6. The term of the Lease commenced on June 1, 2003, and is presently scheduled to expire on June 1, 2008, and contains an option to renew or extend the term of the Lease for one additional period of seven years.

      7. Lessee has not made, and has not been required to make, any security deposit or any other deposit under the Lease.

      8. As of the date of this Certificate, Lessee is not in default in the performance of the Lease, and there are no events or conditions existing that, with or without notice or the lapse of time, or both, could constitute a monetary or other default of Lessee under the Lease. As of the date of this Certificate, Lessor has no setoffs, claims or defenses to the enforcement of the Lease by Lessee against Lessor.

      9. Lessor agrees to give notice to Purchasers of all matters to which the lessee under the Lease is entitled to receive notice.

      10. All notices shall be in writing and shall be deemed properly given when received by Lessor or Lessee at their addresses as provided in the Lease and, in the case of Purchasers, at the following address:

                          c/o Vsource, Inc.
                          7855 Ivanhoe Avenue, Suite 200
                          La Jolla, California 92037
                          Attention: General Counsel
                          Telecopy: (858) 456-4878

      11. By its execution of this Certificate, Lessor indicates its agreement with the statements set forth above and states, represents, warrants and certifies that such statements are true and correct and may be relied upon by Purchasers, their respective successors and assigns and any title insurance company issuing title insurance policies relating to the Lease.

      12. Contemporaneous with any sale of the Property or the assignment of Lessor's interest in the Lease, Lessor shall notify such purchaser or assignee of the existence of this Certificate.

      13. This Certificate will be binding upon Lessor, Lessor's successors and assigns and all other owners of the Property or assignees of Lessor's interest in the Lease and will inure to the benefit of Purchasers and their respective successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                           LESSOR:

                                           RICHLEY PLAZA ASSOCIATES,
                                           a California general partnership

                                           By: ________________________
                                           Name: ______________________
                                           Title: _____________________

STATE OF CALIFORNIA     Section
                        Section
COUNTY OF SAN DIEGO     Section

      This instrument was acknowledged before me on the _____ day of __________, 2006, by _________________________, _________________________ of Richley Plaza
Associates, a California general partnership, on behalf of said general partnership.

                                           Notary Public, State of California

My Commission Expires:
                                           ____________________________________
                                           Printed/Typed Name of Notary

EXHIBIT:

A - Lease and all modifications

                    [Signature Page to Estoppel Certificate]

                                    EXHIBIT A

[Attach copy of Lease Agreement dated June 1, 2003 and all amendments or modifications thereto.]

                                    EXHIBIT N

                    FORM OF CLOSING CERTIFICATE OF THE BUYERS

      Reference is made to that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Purchase Agreement"), by and among Point Loma GenPar, Inc., a Nevada corporation ("GenPar"); Point Loma Acquisition, Inc., a Nevada corporation ("Newco" and, together with GenPar, the "Buyers"); Surgical Ventures, Inc., a California corporation; and David M. Kupfer, M.D., an individual residing in the State of California. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

      In connection with the Closing under the Purchase Agreement, the undersigned certify as follows:

      1. All representations and warranties of the Buyers contained in the Purchase Agreement are true and correct in all respects at and as of the date hereof with the same effect as though such representations and warranties were made at and as of the date hereof (rather than as of the Effective Date as provided in the first paragraph of Article III of the Purchase Agreement).

      2. Each of the undersigned has performed and complied in all respects with all the covenants and agreements required to be performed or complied with by such undersigned at or prior to the date hereof pursuant to the Purchase Agreement.

      3. Each of the undersigned has delivered each document required to be delivered by such undersigned pursuant to Section 1.4 of the Purchase Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the undersigned has executed this certificate as of __________ ___, 2006.

                                           POINT LOMA GENPAR, INC.

                                           By: _____________________________
                                           Name: David Hirschhorn
                                           Title: President and CEO

                                           POINT LOMA ACQUISITION, INC.

                                           By: ________________________
                                           Name: David Hirschhorn
                                           Title: President and CEO

             [Signature Page to Closing Certificate of the Buyers]

                                    EXHIBIT O

                  FORM OF SECRETARY'S CERTIFICATE OF THE BUYERS

      This certificate is provided to Surgical Ventures, Inc., a California corporation (the "Seller"), and David M. Kupfer, M.D., an individual residing in the State of California ("Kupfer"), pursuant to Section 5.2(j) of that certain Partnership Interest Purchase Agreement dated as of December ___, 2005 (the "Purchase Agreement"), by and among Point Loma GenPar, Inc., a Nevada corporation ("GenPar"); Point Loma Acquisition, Inc., a Nevada corporation ("Newco" and, together with GenPar, the "Buyers"); the Seller; and Kupfer. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

      I, David Hirschhorn, certify that I am the Secretary of each of the Buyers, and further certify, on behalf of each of the Buyers, that:

      (a) Attached hereto as Annex A is a true and complete copy of the Articles of Incorporation of GenPar, as in full force and effect at all times since prior to the adoption of the resolutions described in paragraph (c), to and including the date hereof;

      (b) Attached hereto as Annex B is a true and complete copy of the bylaws of GenPar, as in full force and effect at all times since prior to the adoption of the resolutions described in paragraph (c), to and including the date hereof;

      (c) Attached hereto as Annex C is a true copy of the resolutions duly adopted by the board of directors of GenPar concerning the Purchase Agreement and the transactions contemplated thereby; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the board of directors of GenPar or any committee thereof relating to the Purchase Agreement or any of the transactions contemplated thereby.

      (d) Attached hereto as Annex D is a true and complete copy of the Articles of Incorporation of Newco, as in full force and effect at all times since prior to the adoption of the resolutions described in paragraph (f), to and including the date hereof;

      (e) Attached hereto as Annex E is a true and complete copy of the bylaws of Newco, as in full force and effect at all times since prior to the adoption of the resolutions described in paragraph (f), to and including the date hereof;

      (f) Attached hereto as Annex F is a true copy of the resolutions duly adopted by the board of directors of Newco concerning the Purchase Agreement and the transactions contemplated thereby; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the board of directors of Newco or any committee thereof relating to the Purchase Agreement or any of the transactions contemplated thereby.

      IN WITNESS WHEREOF, I have hereunto signed my name on behalf of each of the Buyers.

Dated: ________ ___, 2006

                                           POINT LOMA GENPAR, INC.

                                           By: ___________________________
                                           Name: Todd Parker
                                           Title: Secretary

                                           POINT LOMA ACQUISITION, INC.

                                           By: ________________________
                                           Name: Todd Parker
                                           Title: Secretary

            [Signature Page to Secretary's Certificate of the Buyers]

                                     ANNEX A

                       ARTICLES OF INCORPORATION OF GENPAR

                                     ANNEX B

                                BYLAWS OF GENPAR

                                     ANNEX C

                    BOARD OF DIRECTORS RESOLUTIONS OF GENPAR

                                     ANNEX D

                       ARTICLES OF INCORPORATION OF NEWCO

                                     ANNEX E

                                 BYLAWS OF NEWCO

                                     ANNEX F

                     BOARD OF DIRECTORS RESOLUTIONS OF NEWCO

                                       F-1